                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-82716


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 10, 2003)


                                 $549,575,000

                               ASSET BACKED NOTES
                    MORGAN STANLEY AUTO LOAN TRUST 2003-HB1
                                    ISSUER

                          THE HUNTINGTON NATIONAL BANK
                            SERVICER AND ORIGINATOR

THE TRUST WILL ISSUE THE FOLLOWING SECURITIES(1):



                                                   FINAL          INITIAL
                                                 SCHEDULED         PUBLIC
                     PRINCIPAL     INTEREST    DISTRIBUTION       OFFERING     UNDERWRITING     PROCEEDS TO
                       AMOUNT        RATE          DATE           PRICE(2)       DISCOUNT     DEPOSITOR(2)(3)
                  --------------- ---------- ---------------- --------------- -------------- ----------------
CLASS A-1 NOTES    $408,175,000      1.46%     JULY 16, 2007      99.989534%     0.1250%         99.864534%
CLASS A-2 NOTES    $113,714,000      2.17%    APRIL 15, 2011      99.951399%     0.2500%         99.701399%
CLASS B NOTES      $ 17,996,000      2.22%    APRIL 15, 2011      99.962221%     0.5000%         99.462221%
CLASS C NOTES      $  9,690,000      3.48%    APRIL 15, 2011      99.949089%     0.7500%         99.199089%
                   ------------                                 -----------     -------        -----------
TOTAL              $549,575,000                                $549,465,282    $957,159       $548,508,123

--------------
(1) THE TRUST WILL ALSO ISSUE CLASS D NOTES AND A CLASS OF ASSET BACKED CERTIFICATES, NONE OF WHICH ARE BEING OFFERED BY THIS PROSPECTUS SUPPLEMENT.

(2)   PLUS ACCRUED INTEREST, IF ANY, FROM JULY 24, 2003.

(3)   BEFORE DEDUCTING OTHER EXPENSES ESTIMATED AT $756,320.

---------------------------------------------

BEFORE YOU PURCHASE ANY OF THESE
SECURITIES, BE SURE YOU READ THIS
PROSPECTUS SUPPLEMENT AND THE
ATTACHED PROSPECTUS, ESPECIALLY
THE RISK FACTORS BEGINNING ON PAGE
S-9 OF THIS PROSPECTUS SUPPLEMENT
AND ON PAGE 5 OF THE PROSPECTUS.

THESE SECURITIES ARE ISSUED BY THE
TRUST. THE SECURITIES ARE
OBLIGATIONS OF THE TRUST ONLY AND
ARE NOT THE OBLIGATION OF ANY OTHER
PERSON OR ENTITY.

NO ONE MAY USE THIS PROSPECTUS
SUPPLEMENT TO OFFER AND SELL THESE
SECURITIES UNLESS IT IS
ACCOMPANIED BY THE PROSPECTUS.

---------------------------------------------

o THE NOTES ARE SECURED BY THE ASSETS OF THE TRUST, WHICH CONSIST PRIMARILY OF RETAIL INSTALLMENT SALES CONTRACTS AND INSTALLMENT LOAN NOTES SECURED BY NEW AND USED AUTOMOBILES AND LIGHT-DUTY TRUCKS.

o THE TRUST WILL PAY INTEREST AND PRINCIPAL ON THE NOTES ON THE 15TH DAY OF EACH MONTH, OR IF THE 15TH IS NOT A BUSINESS DAY, THE NEXT BUSINESS DAY.

o THE TRUST WILL PAY PRINCIPAL ON THE NOTES IN ACCORDANCE WITH THE PAYMENT PRIORITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        With respect to the class A notes


MORGAN STANLEY                                         HUNTINGTON CAPITAL CORP.


               With respect to the class B notes and class C notes


                                 MORGAN STANLEY
July 10, 2003

                                TABLE OF CONTENTS

READING THESE DOCUMENTS............................II

SUMMARY OF TERMS OF THE SECURITIES................S-1

RISK FACTORS......................................S-9

THE TRUST........................................S-16

   Limited Purpose and Limited Assets............S-16
   Capitalization of the Trust...................S-17
   The Owner Trustee.............................S-17

THE RECEIVABLES POOL.............................S-18

   Criteria Applicable to Selection of
   Receivables...................................S-18

HOW YOU CAN COMPUTE YOUR PORTION OF THE AMOUNT
 OUTSTANDING ON THE NOTES........................S-22

   The Factors Described Above Will Decline as the
    Trust Makes Payments on the Notes............S-22

MATURITY AND PREPAYMENT CONSIDERATIONS...........S-22

   Illustration of the Effect of Prepayments on
      the Weighted Average Life of the Offered
      Notes......................................S-23

THE SERVICER.....................................S-29

HUNTINGTON'S AUTOMOBILE FINANCING PROGRAM........S-32

   General.......................................S-32
   Underwriting..................................S-32
   Dealer Agreements.............................S-33
   Servicing.....................................S-33
   Physical Damage and Liability Insurance.......S-34
   Extension Policy..............................S-34
   Prepayment Fees...............................S-35
   Delinquency and Loss Experience...............S-36
   Loan Performance Data.........................S-37

THE SELLER.......................................S-38

DESCRIPTION OF THE NOTES.........................S-38

   Payments of Interest..........................S-38
   Payments of Principal.........................S-39
   Optional Prepayment...........................S-44
   Certain Provisions of the Indenture...........S-45
   The Indenture Trustee.........................S-48

APPLICATION OF TOTAL DISTRIBUTION AMOUNTS........S-49

   Sources of Funds for Distributions............S-49
   Priority of Payments..........................S-49
   Priority of Payments Following Events of
    Default Resulting in Acceleration of the
    Notes........................................S-50
   Overcollateralization.........................S-51

DESCRIPTION OF THE SALE AND SERVICING AGREEMENT..S-52

   Sale and Assignment of the Receivables........S-52
   Advances......................................S-53
   GAP Amounts...................................S-54
   Extensions....................................S-54
   Accounts......................................S-54
   Servicing Compensation and Expenses...........S-54
   Resignation of the Servicer...................S-55
   Events of Servicing Termination; Additional
    Events of Servicing Termination..............S-55
   Rights Upon Event of Servicing Termination and
    Additional Event of Servicing Termination....S-56
   Waiver of Past Events of Servicing
    Termination..................................S-57
   Deposits to the Collection Account............S-57

CERTAIN REGULATORY MATTERS.......................S-58

MATERIAL FEDERAL INCOME TAX CONSEQUENCES.........S-60

CERTAIN STATE TAX CONSEQUENCES...................S-60

EMPLOYEE BENEFIT PLAN CONSIDERATIONS.............S-60

UNDERWRITING.....................................S-62

LEGAL OPINIONS...................................S-64

GLOSSARY OF TERMS................................S-65

ANNEX I.............................................1

                             READING THESE DOCUMENTS

         We provide information on the offered notes in two documents that offer varying levels of detail:

         1. Prospectus - provides general information, some of which may not apply to the offered notes.

         2. Prospectus Supplement - provides a summary of the specific terms of the offered notes.

      We suggest you read this prospectus supplement and the prospectus in their entirety. The prospectus supplement pages begin with "S." If the terms of the offered notes described in this prospectus supplement vary with the accompanying prospectus, you should rely on the information in this prospectus supplement.

      We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents on page i in this document and on page 3 in the prospectus to locate the referenced sections.

      The Glossary of Terms on page S-65 of this prospectus supplement and the Glossary of Terms on page 86 in the prospectus list definitions of certain terms used in this prospectus supplement or the prospectus.

      We only intend the prospectus supplement to be an offer to sell or a solicitation of an offer to buy the offered notes if:

      o used in a jurisdiction in which such offer or solicitation is authorized,

      o the person making such offer or solicitation is qualified to do so, and

      o such offer or solicitation is made to anyone to whom it is lawful to make such offer or solicitation.

      All dealers effecting transactions in the offered notes within 90 days after the date of this prospectus supplement may be required to deliver the prospectus and prospectus supplement, regardless of their participation in this distribution. This is in addition to the obligation of dealers to deliver the prospectus and prospectus supplement when acting as underwriter or when selling their unsold allotments or subscriptions.

      You should rely only on information on the offered notes provided in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

      In this prospectus supplement, the terms "we," "us" and "our" refer to Morgan Stanley ABS Capital II Inc.

                       SUMMARY OF TERMS OF THE SECURITIES

         The following summary is a short description of the main terms of the offering of the securities. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the securities, you will need to read both this prospectus supplement and the attached prospectus in their entirety.

ISSUER

Morgan Stanley Auto Loan Trust 2003-HB1, a Delaware statutory trust, will use the proceeds from the issuance and sale of the securities to purchase from the depositor a pool of retail installment sales contracts and motor vehicle installment loan notes secured by new and used automobiles and light-duty trucks, which constitute the receivables. The trust will rely upon collections on the receivables to make payments on the securities. The trust will be solely liable for the payment of the securities.

DEPOSITOR

Morgan Stanley ABS Capital II Inc., a Delaware corporation and an affiliate of the seller and Morgan Stanley & Co. Incorporated, an underwriter, will form the trust and transfer the receivables to the trust.

OFFERED SECURITIES

The following securities are being offered by this prospectus supplement:

       CLASS          PRINCIPAL AMOUNT     INTEREST RATE
----------------   ---------------------  ----------------
A-1 Notes                 $408,175,000         1.46%
A-2 Notes                 $113,714,000         2.17%
B Notes                    $17,996,000         2.22%
C Notes                     $9,690,000         3.48%

The class A-1 notes and class A-2 notes, are collectively referred to as the "CLASS A NOTES". The class A notes, class B notes and class C notes are collectively referred to as the "OFFERED NOTES".

The trust will also issue (i) $12,238,000 class D 5.50% asset backed notes and
(ii) asset backed certificates, none of which are being offered by this prospectus supplement or the prospectus.

CLOSING DATE

The trust expects to issue the securities on July 24, 2003.

CUT-OFF DATE

Close of business on May 31, 2003.

SELLER

Morgan Stanley Asset Funding, Inc., a Delaware corporation and an affiliate of the depositor and Morgan Stanley & Co. Incorporated, will sell to the depositor the receivables.

ORIGINATOR

The Huntington National Bank, a national banking association, originated the receivables and sold them to the seller. See "Huntington's Automobile Finance Program" in this prospectus supplement.

SERVICER

The Huntington National Bank.  See "The Servicer" in this prospectus supplement.

The servicing fee paid to the servicer each month will equal 1/12th of 1.00% of the aggregate principal balance of the receivables at the beginning of the previous calendar month and will be payable to it out of collections on the receivables.

In addition to the servicing fee, the servicer will be entitled to retain any late fees, prepayment charges, extension fees, pass-a-payment fees and other administrative fees or similar charges allowed by applicable law.

OWNER TRUSTEE

Wilmington Trust Company, a Delaware banking and trust corporation.

INDENTURE TRUSTEE

Wells Fargo Bank Minnesota, National Association, a national banking association.

DISTRIBUTION DATES

On the 15th day of each month (or if the 15th day is not a business day, the next business day), the trust will pay interest and principal on the securities.

FIRST DISTRIBUTION DATE

The first distribution date will be August 15, 2003.

RECORD DATES

On each distribution date, the trust will pay interest and principal, if any, to the holders of the securities as of the related record date. The record dates for the notes will be the day immediately preceding the distribution date. If definitive securities are issued for the notes, the record date will be the last day of the month immediately preceding the distribution date.

INTEREST RATES

The trust will pay interest on the offered notes at the respective fixed per annum rates specified on the cover of this prospectus supplement.

INTEREST ACCRUAL

"30/360", accrued from and including the 15th day of the previous month (or the closing date, in the case of the first distribution date) to and excluding the 15th day of the current month.

This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each note on each distribution date will be the product of:

1. the outstanding principal balance of the note before any principal payments are made on that distribution date;

2.   the interest rate of the note; and

3. 30 divided by 360 (in the case of the first distribution date, 21 divided by 360).

For a more detailed description of the payment of interest, refer to the sections of this prospectus supplement entitled "Description of the Notes --Payments of Interest."

PRIORITY OF PAYMENTS

From collections on the receivables received during the prior calendar month, the trust will pay the following amounts on each distribution date in the following order of priority:

         (1) Servicing Fee -- the servicing fee and any other amounts payable to the servicer, including reimbursement of servicing advances as described in this prospectus supplement;

         (2) Other Trust Fees -- the fees and any other amounts payable to the indenture trustee and the owner trustee (not to exceed $100,000 in any 12-month period);

         (3) Class A Note Interest-- accrued and unpaid interest due on the class A notes for payment ratably to the class A noteholders;

         (4) First Allocation of Principal -- to the principal distribution account an amount equal to the excess, if any, of (x) the aggregate principal balance of the class A notes as of the day immediately preceding such distribution date over (y) the aggregate principal balance of the receivables at the end of the related collection period;

         (5) Class B Note Interest-- accrued and unpaid interest due on the class B notes;

         (6) Second Allocation of Principal-- to the principal distribution account an amount equal to:

              o the excess, if any, of (x) the aggregate principal balance of the class A notes and the class B notes as of the day immediately preceding such distribution date over (y) the aggregate principal balance of the receivables at the end of the related collection period, minus

              o any amount deposited into the principal distribution account pursuant to the fourth item above;

         (7) Class C Note Interest-- accrued and unpaid interest due on the class C notes;

         (8) Third Allocation of Principal-- to the principal distribution account an amount equal to:

              o the excess, if any, of (x) the aggregate principal balance of the class A notes, the class B notes and the class C notes as of the day immediately preceding such distribution date over
                  (y) the aggregate principal balance of the receivables at the end of the related collection period, minus

              o any amounts deposited into the principal distribution account pursuant to the fourth and sixth items above;

         (9) Class D Note Interest-- accrued and unpaid interest due on the class D notes;

         (10) Regular Allocation of Principal-- to the principal distribution account an amount equal to:

              o the excess, if any, of (x) the aggregate principal balance of the notes as of the day immediately preceding such distribution date over (y) (A) the aggregate principal balance of the receivables at the end of the related collection period, minus (B) the target overcollateralization level with respect to such distribution date, minus

              o any amounts deposited into the principal distribution account pursuant to the fourth, sixth and eighth items above;

         (11) Remaining Trust Fees -- to pay any other expenses of the trust by paying to the applicable party, from the amounts remaining after the deposits pursuant to the first through tenth items above, any accrued and unpaid fees or expenses or any other amounts owed to such party; and

         (12) Residual-- any remaining funds to the certificateholders.

PRINCIPAL PAYMENTS

On each distribution date, principal payments on the notes will be made from the aggregate amount deposited into the principal distribution account on that distribution date. The aggregate amount of principal payments to be made on all outstanding classes of notes on each distribution date from the principal distribution account will generally be allocated among the notes, concurrently, in a manner intended generally to maintain credit support for each such class (after giving effect to such allocation) in an amount equal to the greater of:

o    the target overcollateralization level; and

o the following respective approximate percentages of the aggregate principal balance of the receivables (as of the end of the related collection period): 11.80% for the class A notes; 7.50% for the class B notes; 5.50% for the class C notes; and 2.00% for the class D notes.

As a result of this allocation, after the credit support for each class is met, the most subordinate class of outstanding notes may receive a disproportionately larger percentage of principal distributions than more senior classes of outstanding notes.

The amount of principal payments allocated to the class A notes on each distribution date will generally be applied in the following order of priority:

(1)      to the class A-1 notes, until paid in full; and

(2)      to the class A-2 notes, until paid in full.

However, the following exceptions to these general rules will apply:

o If the distribution date is a final scheduled distribution date for a class of notes, principal payments will be made to that class of notes until that class is paid in full. If the distribution date is a final scheduled distribution date for more than one class of notes, principal payments will be made first to the more senior class of notes until that class is paid in full and then, in order of seniority, to each other class whose final scheduled distribution date is then occurring, in each case until that class is paid in full.

        o If, on any distribution date, the three-month annualized average net loss ratio exceeds

        o 1.50% if that distribution date is on or before the distribution date in June 2004;

        o 2.25% if that distribution date is on or after the distribution date in July, 2004 but not after the distribution date in August 2005; and

        o 2.50% if that distribution date is on or after the distribution date in September 2005,

     then on such distribution date and each subsequent distribution date until that ratio and the six-month annualized average net loss ratio are reduced below that level, the trust will pay principal in respect of the notes, sequentially, starting with the class A-1 notes until that class is paid in full, then to the class A-2 notes, and so on in alphabetical order.

o Any shortfall in the amount of funds available for principal payments on any distribution date will reduce the principal payment on (1) the class B notes (up to the amount of the full target payment on the class B notes) before the principal payment on the class A notes is reduced; (2) the class C notes (up to the amount of the full target payment on the class C notes) before the principal payment on the class B notes is reduced; and (3) the class D notes (up to the amount of the full target payment on the class D notes) before the principal payment on the class C notes is reduced.

o    Following the occurrence of

         o an event of default relating to default in the payment of principal or interest on any note or the occurrence of an event of insolvency or dissolution that has resulted in an acceleration of the notes, prior to any liquidation of the receivables; or

         o any other event of default that has resulted in an acceleration of the notes, prior to any liquidation of the receivables; or

         o the liquidation of the receivables following any event of default that has resulted in an acceleration of the notes,

         then, in each such case, principal payments on the notes will be made in the order of priority as described under "Application of Total Distribution Amounts--Priority of Payments Following Events of Default Resulting in Acceleration of the Notes" and "Description of the Notes--Certain Provisions of the Indenture--Rights Upon Event of Default" in this prospectus supplement.

CREDIT ENHANCEMENT

The credit enhancement for the securities will be as follows:

Class A Notes         Subordination of the class B notes, the class C
                      notes, and the class D notes to the extent provided in this prospectus supplement and overcollateralization;

Class B Notes         Subordination of the class C notes and the class D
                      notes to the extent provided in this prospectus supplement and overcollateralization; and

Class C Notes         Subordination of the class D notes to the extent
                      provided in this prospectus supplement and overcollateralization.

Subordination of Principal and Interest
---------------------------------------

As long as the class B notes remain outstanding, (1) payments of interest on the class B notes are subordinated to payments of interest and, under certain circumstances, principal on the class A notes and (2) payments of principal on the class B notes are subordinated to payments of interest and principal on the class A notes and payments of interest on the class B notes.

As long as the class C notes remain outstanding, (1) payments of interest on the class C notes are subordinated to payments of interest and, under certain circumstances, principal on the class A notes and the class B notes and (2) payments of principal on the class C notes are subordinated to payments of interest and principal on the class A notes and the class B notes and payments of interest on the class C notes.

As long as the class D notes remain outstanding, (1) payments of interest on the class D notes are subordinated to payments of interest and, under certain circumstances, principal on the class A notes, the class B notes and the class C notes and (2) payments of principal on the class D notes are subordinated to payments of interest and principal on the class A notes, the class B notes and the class C notes and payments of interest on the class D notes.

As long as the notes remain outstanding, payments on the certificates are subordinated to payments of interest and principal on the notes.

For a more detailed discussion of the subordination of the securities and the priority of payments, including changes to the priority after certain events of default, you should read "Description of the Notes--Payments of Interest," "--Payments of Principal," and "--

Payments of Principal--Subordination of the Class B Notes and the Class C Notes" in this prospectus supplement.

Overcollateralization
---------------------

The overcollateralization amount is the amount, if any, by which the aggregate principal balance of the receivables exceeds the aggregate principal balance of the notes. Initially, however, there will be no overcollateralization and the notes as a whole will be "undercollateralized" because the aggregate principal balance of the class A, class B, class C and class D notes will exceed the aggregate principal balance of the receivables by an amount equal to approximately 1.46% of the aggregate principal balance of the receivables as of the cut-off date. As of the cut-off date, the aggregate principal balance of the receivables was $553,727,701.64 while the initial aggregate principal balance of the class A, class B, class C and class D notes will be approximately $561,813,000.00

Item 10 of "Priority of Payments" above is intended to result in the application of all remaining funds, including any "excess spread," first to achieve, and then to maintain, the target overcollateralization level. This application is expected to result in the payment of more principal of the notes in the earlier months of the trust than the amount of principal paid on the receivables in the related period. To the extent that the aggregate principal balance of the notes is paid down to create an overcollateralization amount equal to the target overcollateralization level, credit enhancement in the form of overcollateralization is created.

The target overcollateralization level is intended to absorb anticipated losses on the receivables, but we cannot assure you that it will be achieved or, if achieved, that it will be sufficient to absorb any or all actual losses on the receivables. The target overcollateralization level on each distribution date will be an amount equal to the greater of:

o    2.00% of the pool balance at the end of the related collection period; and

o $5,537,277.02 or 1.00% of the initial aggregate principal balance of the receivables.

OPTIONAL PREPAYMENT

The servicer (or if the servicer does not exercise the option, a certificateholder, that is not the seller, the depositor or any affiliate thereof, that holds 100% of the certificates) has the option to purchase the outstanding receivables on any distribution date on which the aggregate principal balance of the receivables has declined to 10% or less of their cut-off date principal balance at a price equal to the lesser of the fair market value of the receivables and the outstanding principal balance of the receivables plus interest accrued thereon. The servicer (or the certificateholder) may exercise its purchase option only if the purchase price is sufficient to pay the full amount of unpaid principal and accrued and unpaid interest (including interest on any past due interest, to the extent lawful) in respect of all the notes. Upon such purchase, your notes will be prepaid in full.

FINAL SCHEDULED DISTRIBUTION DATES

The trust is required to pay the entire principal amount of each class of notes, to the extent not previously paid, on the respective final scheduled distribution dates specified on the cover page of this prospectus supplement.

PROPERTY OF THE TRUST

The property of the trust will include the following:

         o the receivables and the collections on the receivables after May 31, 2003;

         o   security interests in the vehicles financed by the receivables;

         o   certain bank accounts; and

         o rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables.

COMPOSITION OF THE RECEIVABLES

The composition of the receivables as of May 31, 2003 is as follows:

o  Aggregate Principal
       Balance................            $553,727,701.64
o  Number of
       Receivables............                     34,893
o  Average Principal
       Balance ...............                 $15,869.31
       (Range)................    $1,059.02 - $137,116.67
o  Average Original
       Amount Financed .......                 $18,394.53
       (Range)................     $2,884.06 -$151,618.25
o  Weighted Average
       Contract Rate..........                     7.702%
       (Range)................           3.000% - 19.700%
o  Weighted Average
        Original Term ........                  65 months
       (Range)................      24 months - 84 months
o  Weighted Average
        Remaining Term .......                  55 months
       (Range)................      15 months - 81 months
o  Weighted Average
       Seasoning .............                  10 months
       (Range)................        1 month - 24 months
o  Percentage of Aggregate
       Principal Balance of
       Receivables for
       New/Used Vehicles .....              52.80%/47.20%

RATINGS

It is a condition to the issuance of the securities that:

         o the class A notes be rated in the highest long-term rating category by at least two nationally recognized rating agencies;

         o the class B notes be rated in at least the "A" category (or its equivalent) by at least two nationally recognized rating agencies; and

         o the class C notes be rated in at least the "BBB" category (or its equivalent) by at least two nationally recognized rating agencies.

A rating is not a recommendation to purchase, hold or sell the offered notes, inasmuch as the rating does not comment as to market price or suitability for a particular investor. The ratings of the offered notes address the likelihood of the payment of principal and interest on the offered notes according to their terms. A rating agency rating the offered notes may lower or withdraw its rating in the future, in its discretion, as to any class of the offered notes.

MINIMUM DENOMINATIONS

$1,000 and integral multiples thereof.

REGISTRATION, CLEARANCE AND SETTLEMENT

Book-entry through DTC/Clearstream/ Euroclear.

TAX STATUS

Opinions of Counsel
-------------------

Sidley Austin Brown & Wood LLP will deliver its opinion that for federal income tax purposes:

         o   the offered notes will be characterized as debt; and

         o the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

Investor Representations
------------------------

You agree by your purchase that you will treat the notes as indebtedness for federal income tax purposes.

EMPLOYEE BENEFIT PLAN CONSIDERATIONS

The offered notes will generally be eligible for purchase by employee benefit plans, subject to the considerations discussed under "Employee Benefit Plan Considerations" in this prospectus supplement and "ERISA Considerations" in the prospectus.

INVESTOR INFORMATION -- MAILING ADDRESS AND TELEPHONE NUMBER

The mailing address of the principal executive offices of Morgan Stanley ABS Capital II Inc. is 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4000.

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase any of the offered notes as well as the risk factors set forth in the prospectus.

CLASS B NOTES AND CLASS C
NOTES ARE SUBJECT TO
GREATER RISK BECAUSE THEY
ARE SUBORDINATED

                                        The class B notes bear a greater credit
                                        risk than the class A notes because
                                        payments of principal of and interest on the class B notes are subordinated as described herein to payments of principal of and interest on the class A notes.

                                        The class C notes bear a greater credit
                                        risk than the class A notes and the
                                        class B notes because payments of
                                        principal of and interest on the class C notes are subordinated as described herein to payments of principal of and interest on the class A notes and the class B notes.

                                        Also, after an event of default under
                                        the indenture or if losses on the
                                        receivables exceed the levels described
                                        in this prospectus supplement, the
                                        payment priorities change so that the
                                        class B notes and the class C notes will become more subordinated to the class A notes. You may incur losses on your notes because of the subordination described in this prospectus supplement.

PREPAYMENTS AND LOSSES ON
YOUR SECURITIES MAY RESULT
FROM AN EVENT OF DEFAULT
UNDER THE INDENTURE

                                        An event of default under the indenture
                                        may result in

                                        o     losses on your notes if the
                                              receivables are sold and the sale
                                              proceeds, together with any other
                                              assets of the trust, are
                                              insufficient to pay the amounts
                                              owed on the notes; and

                                        o     your notes being repaid earlier
                                              than scheduled, which may reduce
                                              your anticipated yield on your
                                              notes and require you to reinvest
                                              your principal at a lower rate of
                                              return.

                                        See "Description of the Notes--Certain
                                        Provisions of the Indenture" and
                                        "Application of Total Distribution
                                        Amounts--Priority of Payments Following
                                        Events of Default Resulting in
                                        Acceleration of the Notes" in this
                                        prospectus supplement and "The
                                        Indenture" in the prospectus.

YOU MAY SUFFER LOSSES
BECAUSE YOU HAVE LIMITED
CONTROL OVER ACTIONS OF THE
TRUST AND CONFLICTS BETWEEN
CLASSES OF NOTES MAY OCCUR

                                        Because the trust has pledged its
                                        property to the indenture trustee to
                                        secure payment on the notes, the
                                        indenture trustee may, and at the
                                        direction of the holders of a majority
                                        of the principal amount of the
                                        controlling class will, take one or more of the other actions specified in the indenture relating to the property of the trust, including a sale of the receivables. In exercising any rights or remedies under the indenture, the holders of a majority of the principal amount of the controlling class may be expected to act solely in their own interests. The controlling class will be the class A notes until they are paid in full; thereafter, the class B notes until they are paid in full; thereafter, the class C notes until they are paid in full; and thereafter, the class D notes.

                                        Furthermore, the holders of a majority
                                        of the principal amount of the notes, or the indenture trustee acting on behalf of the holders of a majority of the principal amount of the notes, under certain circumstances, have the right to waive Events of Servicing Termination or to terminate the servicer as the servicer of the receivables without consideration of the effect that the waiver or termination would have on the holders of more subordinate classes of notes and certificates. The principal amount of the class A notes is expected to constitute a majority of the principal amount of the notes until the class A notes are paid in full. Consequently, the holders of class B notes will have only limited rights to direct remedies under the indenture and will not have the ability to waive Events of Servicing Termination or to remove the servicer until the class A notes have been paid in full. Similarly, the holders of class C notes will have only limited rights to direct remedies under the indenture and will not have the ability to waive any such events or to remove the servicer until the class A notes and the class B notes have been paid in full. See "Description of the Notes--Certain Provisions of the Indenture," "Description of the Sale and Servicing Agreement--Rights Upon Event of Servicing Termination and Additional Event of Servicing
                                        Termination" and "--Waiver of Past
                                        Events of Servicing Termination" in this prospectus supplement.

HUNTINGTON'S OBLIGATIONS
ARE LIMITED

                                        Huntington is not obligated to make any
                                        distributions of principal or interest
                                        on the securities. Huntington's only
                                        obligation to make any payment in
                                        respect of the receivables is its
                                        obligation to repurchase, or in its
                                        capacity as servicer, to purchase, from
                                        the trust those receivables with respect to which it breached certain representations and warranties or servicing covenants. See "Description of the Sale and Servicing Agreement--Sale and Assignment of the Receivables" in this prospectus supplement. There is no guarantee, however, that Huntington will have the financial ability to repurchase, or in its capacity as servicer, to purchase, any of those receivables.

INSOLVENCY COULD CAUSE
DELAYS OR REDUCTIONS IN
PAYMENT ON THE NOTES

                                        Huntington is a wholly-owned subsidiary
                                        of Huntington Bancshares Incorporated
                                        ("Bancshares") and is chartered as a
                                        national banking association. Huntington is subject to extensive regulation and supervision by the Office of the Comptroller of the Currency (the "Comptroller"). If Huntington becomes insolvent or is deemed to be in an unsafe or unsound condition or if certain other factors occur, the Comptroller is authorized to appoint the FDIC as conservator or receiver.

                                        The transfer of the receivables from (i)
                                        Huntington to the seller, (ii) the
                                        seller to the depositor and (iii) the
                                        depositor to the trust will be treated
                                        by Huntington, the seller, the depositor and the trust as a sale of the receivables. In the event of an insolvency of Huntington, the seller or the depositor, the FDIC (in the case of Huntington) or the seller or depositor as debtor-in-possession or the trustee-in-bankruptcy of the depositor or the seller (in the case of the seller or the depositor) may attempt to recharacterize the sale of the receivables by that seller for certain non-tax purposes as a borrowing by that seller secured by a pledge of the receivables.

                                        If the FDIC or the seller as
                                        debtor-in-possession or the
                                        trustee-in-bankruptcy decided to legally challenge that transfer, delays in payments on the notes and possible reductions in the amount payable under the receivables could occur. That attempt, even if unsuccessful, could result in delays in distributions to you.

HUNTINGTON IS BEING
INVESTIGATED BY THE SEC

                                        On June 26, 2003, Bancshares announced
                                        that the SEC is conducting a formal
                                        investigation and that it is cooperating fully with the investigation. The announcement is described in this prospectus supplement under "The Servicer". The information in this prospectus supplement concerning the investigation is based on the text of the June 26 announcement, a copy of which is contained in the report on Form 8-K that was filed by Bancshares with the SEC on June 27, 2003 and is available through the SEC's EDGAR system. After the announcement, Standard & Poor's placed its ratings on Bancshares and Bancshares' subsidiaries including Huntington on "CreditWatch with negative implications" and Moody's reaffirmed its ratings on Bancshares and its subsidiaries including Huntington with continued negative outlook. Neither the depositor nor Morgan Stanley has made an independent assessment of the merits of the investigation and as a result neither can assess whether the investigation will have any material impact on Huntington or its ability to act as servicer of the receivables or otherwise perform its obligations under the purchase agreement or the sale and servicing agreement. Huntington has informed the depositor and Morgan Stanley that it believes that the investigation will not have an adverse impact on Huntington's ability to act as servicer of the receivables or otherwise perform its obligations under the purchase agreement or the sale and servicing agreement. See "The Servicer" in this prospectus supplement.

ACTIONS BY THE COMPTROLLER
OF FDIC MAY AFFECT RIGHTS
UNDER THE SALE AND
SERVICING AGREEMENT

                                        Recently the Comptroller issued a
                                        temporary cease and desist order against a national banking association in connection with a securitization of its consumer credit card receivables because the Comptroller asserted that, among other things, the servicing fee paid to the national banking association was inadequate.

                                        In the event that the Comptroller were
                                        to determine that Huntington were in
                                        economic or regulatory difficulty, it
                                        might order Huntington to amend or
                                        rescind the purchase agreement or the
                                        sale and servicing agreement or take
                                        other actions including, if servicing
                                        fees payable under the sale and
                                        servicing agreement did not fully
                                        compensate Huntington for its actual
                                        servicing costs, an order to amend or
                                        rescind or to withhold amounts equal to
                                        its actual servicing costs. If the
                                        Comptroller did reach any such
                                        conclusion and order Huntington to
                                        rescind or amend the purchase agreement
                                        or the sale and servicing agreement,
                                        payments to you could be delayed or
                                        reduced. See "The Servicer" and "Certain
                                        Regulatory Matters" in this prospectus
                                        supplement.

                                        If an Event of Servicing Termination
                                        occurs solely because or as a result of
                                        the insolvency or bankruptcy of the
                                        servicer, the FDIC or the
                                        trustee-in-bankruptcy might have the
                                        power to prevent the certificateholders
                                        from appointing a new servicer under the sale and servicing agreement. See "Certain Regulatory Matters" in this prospectus supplement.

A CHANGE IN SERVICER MAY
ADVERSELY AFFECT COLLECTIONS
ON THE RECEIVABLES

                                        The depositor believes that Huntington's credit loss and delinquency experience reflect in part Huntington's servicing staff and collection procedures. If an Event of Servicing Termination or an Additional Event of Servicing
                                        Termination occurs and Huntington is
                                        terminated as servicer, or if Huntington resigns as servicer, a replacement servicer will have to be appointed to perform the servicing obligations for the trust

                                        See "Description of the Sale and
                                        Servicing Agreement--Events of Servicing
                                        Termination; Additional Events of
                                        Servicing Termination" for a description of such events.

                                        Should an Additional Event of Servicing
                                        Termination occur and be continuing, the decision whether to terminate the servicer would be made by certificateholders holding no less than 75% of the percentage interests in the certificates, and noteholders will have no consent rights on the matter. In addition, if the servicer is terminated after either an Event of Servicing Termination or an Additional Event of Servicing Termination, the certificateholders rather than the noteholders will initially have the right to name the successor servicer. See "Description of the Sale and Servicing Agreement--Rights Upon Event of Servicing Termination and Additional Event of Servicing Termination" in this prospectus supplement.

                                        Typically, a change in servicer results
                                        in a temporary disruption of servicing
                                        and may result in delays or losses in
                                        collections, which might negatively
                                        impact the yield on the notes.

GEOGRAPHIC CONCENTRATION
MAY RESULT IN MORE RISK TO
YOU

                                        The records of the servicer indicate
                                        that the mailing addresses of the
                                        obligors of the receivables as of May
                                        31, 2003, were in the following states:

                                                                Percentage of
                                                            Aggregate Principal
                                                                   Balance
                                                            --------------------
                                        Ohio............            29.87%
                                        Michigan........            13.49%
                                        Florida.........            13.08%
                                        Indiana.........            12.21%
                                        Kentucky........             9.35%
                                        West Virginia...             7.15%
                                        Tennessee.......             5.73%

                                        No other state, by those mailing
                                        addresses, constituted more than 5% of
                                        the balance of the receivables as of May
                                        31, 2003. Economic conditions or other
                                        factors affecting these states in
                                        particular could adversely affect the
                                        delinquency, credit loss or repossession experience of the trust.

YOU MAY EXPERIENCE A
GREATER RISK OF LOSS ON
YOUR SECURITIES AS THE
RESULT OF RECENT OR
THREATENED TERRORIST
ATTACKS OR OUTBREAK OF WAR

                                        The effect of the conflict in and
                                        occupation of Iraq, risk of future
                                        terrorist attacks, and the rising
                                        tensions in other regions, such as
                                        Korea, on the performance of motor
                                        vehicle receivables is unclear, but
                                        there has been an adverse effect on
                                        general economic conditions, consumer
                                        confidence and general market liquidity.
                                        You should consider the possible effects on the delinquency, default and prepayment experience of the receivables. In particular, under the Soldiers' and Sailors' Civil Relief Act of 1940, or the Relief Act, members of the military on active duty, including reservists, who have entered into a motor vehicle loan before entering into military service or, in the case of reservists, before being placed on active duty, may be entitled to reductions in interest rates to an annual rate of 6% and a stay of foreclosure and similar actions. Because the Relief Act covers obligors who enter military service (including reservists who are called to active duty) after origination of the motor vehicle loan, no information can be provided as to the number of receivables that may be affected. If an obligor's obligation to repay a receivable is reduced, adjusted or extended, the servicer will not be required to cover such amounts. Any resulting shortfalls in interest or principal payments on the receivables will reduce the amount available to make payments on your notes.

                                    THE TRUST


LIMITED PURPOSE AND LIMITED ASSETS

         Morgan Stanley Auto Loan Trust 2003-HB1 is a statutory trust formed under the laws of the State of Delaware by a trust agreement dated as of June 1, 2003 between the depositor and Wilmington Trust Company, as owner trustee. The trust will not engage in any activity other than:

         o acquiring, holding and managing the assets of the trust, including the receivables, and the proceeds of those assets;

         o    issuing the securities;

         o    making payments on the securities; and

         o engaging in other activities that are necessary or convenient to accomplish any of the other purposes listed above or are in any way connected with those activities.

         The trust will not acquire any assets other than property described below.

         The trust will be capitalized by the issuance of the notes and the certificates. The proceeds from the issuance of the securities will be used by the trust to purchase the receivables from the depositor under a sale and servicing agreement to be dated as of June 1, 2003 among the trust, the servicer, the seller, the depositor and the indenture trustee. The servicer will service and administer the receivables under the sale and servicing agreement and will be compensated for acting as servicer. See "Description of the Sale and Servicing Agreement--Servicing Compensation and Expenses" in this prospectus supplement. Under the sale and servicing agreement, the servicer will act as custodian of the receivables for the trust. The certificates of title of the financed vehicles securing the receivables will not be amended or reissued to reflect the transfer of such security interest to the trust. In the absence of amendments to the certificates of title, the trust may not have perfected security interests in the financed vehicles securing the receivables originated in some states. See "Risk Factors--Interests of Other Persons in the Receivables Could Reduce the Funds Available to Make Payments on Your Securities" and "Material Legal Issues Relating to the Receivables" in the prospectus.

         The trust property will also include:

         o all monies received on the receivables after May 31, 2003 (the "CUT-OFF DATE");

         o    security interests in the financed vehicles;

         o the rights to proceeds, if any, from claims on theft, physical damage, credit life or credit disability insurance policies, if any, covering the financed vehicles or the obligors;

         o all GAP Amounts payable by Huntington under the purchase agreement with Huntington;

         o the documents and instruments contained in the related receivables files;

         o those amounts that from time to time may be held in the accounts maintained for the trust;

         o specific rights under the purchase agreement with Huntington, such as the right to enforce the representations and warranties regarding the receivables that were made by Huntington at the time the agreement was executed;

         o any property interests that shall have secured the receivables and that shall be acquired through foreclosure or liquidation;

         o the trust's share of net investment earnings, if any, on funds on deposit in accounts established in connection with the trust; and

         o    any proceeds of the above items.

         If the protection provided to the noteholders by subordination and intended overcollateralization is insufficient, the trust will have to look solely to the payments contractually due from the obligors on the receivables and the proceeds from the repossession and sale of the financed vehicles that secure defaulted receivables in order to make payments on the notes. In that event, various factors, such as the trust not having perfected security interests in the financed vehicles securing the receivables in all states, may affect the servicer's ability to repossess and sell the collateral securing the receivables, and thus may reduce the proceeds that the trust can distribute to the noteholders and the certificateholders.

         The obligations of the trust will not be guaranteed by, and you will have no recourse for those obligations against, the originator, the seller, the depositor, the servicer, the owner trustee, the indenture trustee, any of their respective affiliates or any other person.

CAPITALIZATION OF THE TRUST

         The following table illustrates the capitalization of the trust as of the closing date, as if the issuance and sale of the notes had taken place on that date:

          Class A-1 notes...........................................................     $            408,175,000
          Class A-2 notes...........................................................                  113,714,000
          Class B notes.............................................................                   17,996,000
          Class C notes.............................................................                    9,690,000
          Class D notes.............................................................                   12,238,000
                                                                                         ------------------------
          Total.....................................................................     $            561,813,000

THE OWNER TRUSTEE

         Wilmington Trust Company will be the owner trustee under the trust agreement. Wilmington Trust Company is a Delaware banking and trust corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The depositor and its affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates. The owner trustee will perform limited administrative functions under the trust agreement. The owner trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement.

                              THE RECEIVABLES POOL

         The trust will own a pool of receivables consisting of retail installment sales contracts and motor vehicle installment loan note contracts secured by security interests in the new and used automobiles and light-duty trucks financed by those contracts. The pool will consist of the receivables that the originator sold to the seller prior to the closing date, which the seller will in turn assign to the depositor and the depositor will simultaneously transfer to the trust on the closing date. The receivables will include payments on the receivables that are made after the cut-off date.

CRITERIA APPLICABLE TO SELECTION OF RECEIVABLES

         The receivables were selected for inclusion in the pool by several criteria, some of which are set forth in the prospectus under "The Receivables Pools." These criteria include the requirement that each receivable:

         o has not been identified on the computer files of the servicer as relating to an obligor who was in bankruptcy proceedings as of the cut-off date;

         o    was originated on or after May 18, 2001;

         o had a remaining term to maturity, as of the cut-off date, of not less than 15 months and not more than 81 months;

         o had an original term to maturity of not less than 24 months and not more than 84 months;

         o is a fully-amortizing fixed rate simple interest receivable that provides for level scheduled monthly payments over its remaining term and has an annual contract rate of at least 3.00% per annum and not more than 19.70% per annum;

         o is not a loan included in a "fleet" sale (i.e., to any single obligor of more than seven financed vehicles);

         o is secured by a financed vehicle that, as of the cut-off date, has not been repossessed; o was originated in the United States of America;

         o    has no payment more than 30 days past due as of the cut-off date;
              and

         o has a remaining principal balance, as of the cut-off date, of at least $1,059.00.

         No selection procedures believed by the depositor to be adverse to the noteholders were utilized in selecting the receivables.

The composition of the receivables as of the cut-off date is as follows:

o  Aggregate Principal
       Balance................            $553,727,701.64
o  Number of
       Receivables............                     34,893
o  Average Principal
       Balance ...............                 $15,869.31
       (Range)................    $1,059.02 - $137,116.67
o  Average Original
       Amount Financed .......                 $18,394.53
       (Range)................     $2,884.06 -$151,618.25
o  Weighted Average
       Contract Rate..........                     7.702%
       (Range)................           3.000% - 19.700%
o  Weighted Average
       Original Term .........                  65 months
       (Range)................      24 months - 84 months
o  Weighted Average
       Remaining Term ........                  55 months
       (Range)................      15 months - 81 months
o  Weighted Average
       Seasoning .............                  10 months
       (Range)................        1 month - 24 months
o  Percentage of Aggregate
       Principal Balance of
       receivables for
       New/Used Vehicles .....              52.80%/47.20%

   DISTRIBUTION BY PRINCIPAL BALANCE OF THE RECEIVABLES AS OF THE CUT-OFF DATE

                                                                                                     PERCENTAGE OF
                                                                                                       AGGREGATE
                                                         NUMBER OF              AGGREGATE              PRINCIPAL
RANGE OF PRINCIPAL BALANCE                              RECEIVABLES         PRINCIPAL BALANCE         BALANCE (1)
------------------------------------------------   --------------------   ----------------------  -----------------
$     0.00 - $4,999.99.......................                 863          $      3,552,877.62              .64%
$ 5,000.00 - $9,999.99.......................               6,433                50,953,543.26             9.20
$10,000.00 - $14,999.99......................              10,762               134,630,925.34            24.31
$15,000.00 - $19,999.99......................               8,320               144,269,701.36            26.05
$20,000.00 - $24,999.99......................               4,722               104,767,606.70            18.92
$25,000.00 - $29,999.99......................               2,294                62,343,179.59            11.26
$30,000.00 - $34,999.99......................                 929                29,850,608.27             5.39
$35,000.00 - $39,999.99......................                 353                13,075,478.13             2.36
$40,000.00 - $44,999.99......................                 117                 4,909,320.87              .89
$45,000.00 or more...........................                 100                 5,374,460.50              .97
                                                   --------------------   ----------------------  -----------------

   TOTALS                                                  34,893          $    553,727,701.64           100.00%
                                                   ====================   ======================  =================

--------------

(1) May not add to 100.00% due to rounding.


              DISTRIBUTION OF RECEIVABLES BY STATE OF OBLIGOR MAILING ADDRESS AS OF THE CUT-OFF DATE

                                                                                                     PERCENTAGE OF
                                                                                                       AGGREGATE
                                                          NUMBER OF             AGGREGATE              PRINCIPAL
STATE (1)                                                RECEIVABLES        PRINCIPAL BALANCE         BALANCE (2)
-----------------------------------------------        ---------------  ------------------------  -------------------
Ohio.........................................             11,053          $    165,420,261.79             29.87%
Michigan.....................................              5,433                74,688,392.98             13.49
Florida......................................              4,229                72,426,315.12             13.08
Indiana......................................              4,150                67,611,959.81             12.21
Kentucky.....................................              3,099                51,749,397.73              9.35
West Virginia................................              2,386                39,599,141.74              7.15
Tennessee....................................              1,737                31,755,539.84              5.73
Other........................................              2,806                50,476,692.63              9.12
                                                       ---------------  ------------------------  -------------------

   TOTALS                                                 34,893          $    553,727,701.64            100.00%
                                                       ===============  ========================  ===================
--------------

(1) Based on the mailing addresses of the obligors as of the cut-off date.
(2) May not add to 100.00% due to rounding.


                      DISTRIBUTION BY CONTRACT RATE OF THE RECEIVABLES AS OF THE CUT-OFF DATE

                                                                                                     PERCENTAGE OF
                                                                                                       AGGREGATE
                                                         NUMBER OF              AGGREGATE              PRINCIPAL
RANGE OF CONTRACT RATES                                 RECEIVABLES         PRINCIPAL BALANCE         BALANCE (1)
------------------------------------------------      ----------------     --------------------    -----------------
4.99% or less................................              2,875             $   47,696,039.93             8.61%
5.00% - 5.49%................................              1,534                 25,339,890.91             4.58
5.50% - 5.99%................................              2,973                 51,449,492.96             9.29
6.00% - 6.49%................................              2,176                 36,642,291.49             6.62
6.50% - 6.99%................................              3,402                 56,627,749.12            10.23
7.00% - 7.49%................................              2,524                 41,311,411.67             7.46
7.50% - 7.99%................................              3,854                 63,366,123.03            11.44
8.00% - 8.49%................................              2,628                 43,152,475.34             7.79
8.50% - 8.99%................................              3,385                 55,612,696.87            10.04
9.00% - 9.49%................................              2,178                 35,068,409.24             6.33
9.50% - 9.99%................................              2,415                 35,971,289.01             6.50
10.00% - 10.49%..............................              1,206                 17,490,503.28             3.16
10.50% - 10.99%..............................              1,171                 16,042,478.03             2.90
11.00% - 11.49%..............................                717                  8,573,942.13             1.55
11.50% - 11.99%..............................                613                  6,937,928.75             1.25
12.00% - 12.49%..............................                360                  3,781,637.49              .68
12.50% - 12.99%..............................                247                  2,263,241.30              .41
13.00% - 13.49%..............................                107                    937,396.13              .17
13.50% - 13.99%..............................                104                    920,444.68              .17
14.00% - 14.49%..............................                 48                    470,086.44              .08
14.50% - 14.99%..............................                 98                  1,095,147.89              .20
15.00% - 15.49%..............................                 57                    641,446.47              .12
15.50% or more...............................                221                  2,335,579.48              .42
                                                      ----------------     --------------------    -----------------
   TOTALS                                                 34,893             $  553,727,701.64           100.00%
                                                      ================     ====================    =================

------------------
(1) May not add to 100.00% due to rounding.

           DISTRIBUTION BY REMAINING STATED TERM TO SCHEDULED MATURITY
                    OF THE RECEIVABLES AS OF THE CUT-OFF DATE

                                                                                                     PERCENTAGE OF
                                                                                                       AGGREGATE
REMAINING STATED TERM TO SCHEDULED MATURITY (IN          NUMBER OF              AGGREGATE              PRINCIPAL
MONTHS)                                                 RECEIVABLES         PRINCIPAL BALANCE         BALANCE (1)
-------------------------------------------------     ---------------     ----------------------  --------------------
13 - 18 .....................................                 142          $        672,567.64              .12%
19 - 24 .....................................                 558                 4,012,370.52              .72
25 - 30 .....................................                 772                 5,836,030.32             1.05
31 - 36 .....................................               1,579                14,993,843.98             2.71
37 - 42 .....................................               3,189                34,515,276.92             6.23
43 - 48 .....................................               6,487                86,764,491.33            15.67
49 - 54 .....................................               6,102                97,036,972.01            17.52
55 - 60 .....................................               7,993               138,472,532.33            25.01
61 - 72 .....................................               7,351               151,992,013.93            27.45
73 or more...................................                 720                19,431,602.66             3.51
                                                      ---------------     ----------------------  --------------------
   TOTALS                                                  34,893          $    553,727,701.64           100.00%
                                                      ===============     ======================  ====================

--------------

(1) May not add to 100.00% due to rounding.




               DISTRIBUTION OF RECEIVABLES BY STATED ORIGINAL TERM
                  TO SCHEDULED MATURITY AS OF THE CUT-OFF DATE

                                                                                                     PERCENTAGE OF
                                                                                                       AGGREGATE
                                                         NUMBER OF              AGGREGATE          PRINCIPAL BALANCE
STATED ORIGINAL TERM (IN MONTHS)                        RECEIVABLES         PRINCIPAL BALANCE             (1)
-------------------------------------------------     ---------------    -----------------------  -------------------
19 - 24 .....................................                 111          $        830,440.31              .15%
25 - 30 .....................................                  28                   197,168.23              .04
31 - 36 .....................................               1,269                11,120,562.06             2.01
37 - 42 .....................................                 300                 2,247,861.14              .41
43 - 48 .....................................               2,518                25,942,874.98             4.69
49 - 54 .....................................               1,255                12,521,862.47             2.26
55 - 60 .....................................              13,122               191,040,648.83            34.50
61 - 72 .....................................              14,343               261,155,565.46            47.16
73 or more...................................               1,947                48,670,718.16             8.79
                                                      ---------------    -----------------------  -------------------
   TOTALS                                                  34,893          $    553,727,701.64           100.00%
                                                      ===============     ======================  ====================
--------------

(1) May not add to 100.00% due to rounding.

                 HOW YOU CAN COMPUTE YOUR PORTION OF THE AMOUNT
                            OUTSTANDING ON THE NOTES

         The indenture trustee will provide to you in each report that it will deliver to you a factor that you can use to compute your portion of the principal amount outstanding on your class of notes.

         HOW THE FACTOR FOR YOUR CLASS OF NOTES IS COMPUTED. A separate factor will be computed for each class of notes. The factor for each class of notes will be a nine-digit decimal indicating the remaining outstanding principal amount of that class of notes, as of the applicable distribution date, after giving effect to payments to be made on that distribution date, as a fraction of the initial outstanding principal amount of such class of notes.

         YOUR PORTION OF THE OUTSTANDING AMOUNT OF THE NOTES. For each note you own, your portion of the principal amount outstanding on that class of notes is the product of--

         o    the original denomination of your note; and

         o the factor relating to your class of notes computed by the indenture trustee in the manner described above.

THE FACTORS DESCRIBED ABOVE WILL DECLINE AS THE TRUST MAKES PAYMENTS ON THE
NOTES

         Each of the factors described above will initially be 1.000000000. They will then decline to reflect reductions in the outstanding principal amount of the applicable class of notes. These principal amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the receivables by the originator or the servicer and liquidations of the receivables.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         Additional information regarding certain maturity and prepayment considerations with respect to the notes is set forth under "Maturity and Prepayment Considerations" in the prospectus.

         Amounts on deposit in the principal distribution account on any distribution date will be divided among the class A notes, the class B notes, the class C notes and the class D notes according to the payment priority provisions described under "Description of the Notes--Payments of Principal" in this prospectus supplement. So long as no Event of Default has occurred, no principal payments will be made on the class A-2 notes until the class A-1 notes are paid in full. Consequently, a portion of the principal of the class B notes, class C notes and class D notes may be paid before payment in full of the class A notes. See "Description of the Notes--Payments of Principal." If an Event of Default occurs, then these payment priorities will change. See "Application of Total Distribution Amounts--Priority of Payments Following Events of Default Resulting in Acceleration of the Notes."

         Since the rate of payment of principal of each class of notes depends on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of any class of notes could occur significantly earlier than the respective final scheduled distribution date.

         WE CANNOT ASSURE YOU THAT YOUR NOTES WILL BE REPAID ON THE RELATED FINAL SCHEDULED DISTRIBUTION DATE. It is expected that final payment of each class of notes will occur on or prior to the respective final scheduled distribution dates. Failure to make final payment of any class of notes by its final scheduled distribution date would constitute an Event of Default under the indenture. See "Description of the Notes--Certain Provisions of the Indenture--Rights upon Event of Default" in this prospectus supplement. However, we cannot assure you that sufficient funds will be available to pay each class of notes in full on or prior to its final scheduled distribution date. If sufficient funds are not available, final payment of any class of notes could occur later than that date.

         THE LEVEL OF PREPAYMENTS OF THE RECEIVABLES AND REQUIRED PURCHASES BY THE ORIGINATOR AND THE SERVICER ARE UNPREDICTABLE AND MAY AFFECT PAYMENTS ON THE NOTES. The rate of prepayments of the receivables may be influenced by a variety of economic, social and other factors. In addition, under circumstances relating to breaches of representations, warranties or covenants, the originator and/or the servicer may be obligated to purchase receivables from the trust. See "The Receivables Pool" in this prospectus supplement and "Description of the Receivables Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the receivables more quickly than expected and thereby reduce the outstanding amounts of the notes and the anticipated aggregate interest payments on the notes. The noteholders will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables as set forth in the priority of payments in this prospectus supplement. Those reinvestment risks include the risk that interest rates may be lower at the time those holders received payments from the trust than interest rates would otherwise have been had those prepayments not been made or had those prepayments been made at a different time.

         RISKS OF SLOWER OR FASTER REPAYMENTS.  Noteholders should consider--

               o in the case of notes purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield; and

               o in the case of notes purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

ILLUSTRATION OF THE EFFECT OF PREPAYMENTS ON THE WEIGHTED AVERAGE LIFE OF THE OFFERED NOTES

         The following information is given solely to illustrate the effect of prepayments of the receivables on the weighted average life of the offered notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the receivables.

         Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the receivables.

         The rate of payment of principal of each class of notes will depend on the rate of payment (including prepayments) of the principal balance of the receivables. For this reason, final payment of any class of notes could occur significantly earlier than their respective final scheduled distribution dates. The noteholders will exclusively bear any reinvestment risk associated with early payment of their notes.

         The tables (collectively, the "ABS TABLES") captioned "Percent of Initial Principal Amount at Various ABS Percentages" has been prepared on the basis of the characteristics of the receivables. The ABS Tables assume that --

         o the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, delinquencies, losses or repurchases;

         o each scheduled monthly payment on the receivables is made on the 15th day of each month and each month has 30 days;

         o payments on the notes are made on each distribution date beginning on August 15, 2003 (and each distribution date is assumed to be the 15th day of the applicable month), as described under "Application of Total Distribution Amounts--Priority of Payments" in this prospectus supplement;

         o   no event of default occurs;

         o the notes are issued on July 24, 2003 and will begin to accrue interest on that date;

         o   the monthly indenture trustee fee is $1,250;

         o the monthly servicing fee is 1/12th of 1.00% of the principal balance of receivables at the beginning of the related collection period;

         o   the annual owner trustee fee is $10,000, commencing in July 2004;

         o collections for the August 2003 distribution date include collections for the period beginning on June 1, 2003 and ending on July 31, 2003; and

         o except as otherwise specified, the servicer exercises its option to purchase the receivables.

         The ABS Tables indicate the projected weighted average life of each class of offered notes and sets forth the percent of the initial principal amount of each class of offered notes that is projected to be outstanding after each of the distribution dates shown at various constant ABS percentages.

         The ABS Tables also assume that the receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, weighted average gross contract rate of interest, weighted average original term to maturity and weighted average remaining term to maturity as of the cut-off date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. The pools have an assumed cut-off date as of the close of business on May 31, 2003.

                                                                    WEIGHTED AVERAGE    WEIGHTED AVERAGE
                                                WEIGHTED AVERAGE    ORIGINAL TERM TO   REMAINING TERM TO
                           AGGREGATE             GROSS CONTRACT         MATURITY            MATURITY
     POOL              PRINCIPAL BALANCE        RATE OF INTEREST      (IN MONTHS)         (IN MONTHS)
-------------   ----------------------------- -------------------   -----------------  -------------------
       1         $         91,763,882.01               8.627%              57                  41
       2                   24,122,483.84               7.229%              58                  47
       3                    9,072,616.40               7.456%              57                  48
       4                   14,179,220.69               6.679%              56                  50
       5                   57,327,044.76               6.236%              57                  52
       6                   45,472,502.86               6.362%              57                  54
       7                    1,963,667.46               6.112%              54                  53
       8                  133,805,480.17               8.803%              72                  55
       9                   21,558,349.12               8.193%              72                  61
      10                    7,064,829.91               7.962%              70                  61
      11                   14,230,310.58               7.398%              70                  64
      12                   68,702,333.65               7.239%              70                  65
      13                   62,542,170.84               7.208%              70                  67
      14                    1,922,809.35               7.024%              68                  67
                 ------------------------------
Total.......     $        553,727,701.64
                 ==============================


         The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the weighted average original and weighted average remaining terms to maturity of the receivables are as assumed. Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of offered notes.


                          PERCENT OF INITIAL PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES

                                               CLASS A-1 NOTES                         CLASS A-2 NOTES
                                   --------------------------------------   -------------------------------------
DISTRIBUTION DATE                    0.50%     1.00%     1.50%     1.80%     0.50%     1.00%     1.50%     1.80%
---------------------------------- --------- ---------  -------  --------   -------   -------   -------   -------
Closing Date......................      100      100       100       100      100       100       100       100
August 15, 2003...................       93       91        90        89      100       100       100       100
September 15, 2003................       90       87        85        83      100       100       100       100
October 15, 2003..................       86       83        80        78      100       100       100       100
November 15, 2003.................       83       79        75        72      100       100       100       100
December 15, 2003.................       80       75        71        67      100       100       100       100
January 15, 2004..................       76       72        66        62      100       100       100       100
February 15, 2004.................       73       68        62        58      100       100       100       100
March 15, 2004....................       71       65        58        54      100       100       100       100
April 15, 2004....................       68       61        55        50      100       100       100       100
May 15, 2004......................       65       58        51        46      100       100       100       100
June 15, 2004.....................       63       56        48        43      100       100       100       100
July 15, 2004.....................       60       53        45        39      100       100       100       100
August 15, 2004...................       58       50        41        36      100       100       100       100
September 15, 2004................       55       47        38        32      100       100       100       100
October 15, 2004..................       53       44        35        29      100       100       100       100
November 15, 2004.................       50       42        32        26      100       100       100       100
December 15, 2004.................       48       39        29        22      100       100       100       100
January 15, 2005..................       46       37        26        19      100       100       100       100
February 15, 2005.................       43       34        23        16      100       100       100       100
March 15, 2005....................       41       32        21        14      100       100       100       100
April 15, 2005....................       39       29        18        11      100       100       100       100
May 15, 2005......................       36       27        15         8      100       100       100       100
June 15, 2005.....................       34       24        13         5      100       100       100       100
July 15, 2005.....................       32       22        10         3      100       100       100       100
August 15, 2005...................       30       19         8         0      100       100       100       100
September 15, 2005................       27       17         6         0      100       100       100        93
October 15, 2005..................       25       15         4         0      100       100       100        85
November 15, 2005.................       23       13         1         0      100       100       100        78
December 15, 2005.................       21       11         0         0      100       100        97        70
January 15, 2006..................       18        8         0         0      100       100        90        63
February 15, 2006.................       16        6         0         0      100       100        83        57
March 15, 2006....................       14        4         0         0      100       100        76        50
April 15, 2006....................       12        2         0         0      100       100        70        44
May 15, 2006......................       10        0         0         0      100       100        64         0
June 15, 2006.....................        8        0         0         0      100        94        58         0
July 15, 2006.....................        5        0         0         0      100        88        52         0
August 15, 2006...................        3        0         0         0      100        81        47         0
September 15, 2006................        1        0         0         0      100        75         0         0
October 15, 2006..................        0        0         0         0       97        69         0         0
November 15, 2006.................        0        0         0         0       89        63         0         0
December 15, 2006.................        0        0         0         0       83        58         0         0
January 15, 2007..................        0        0         0         0       77        53         0         0
February 15, 2007.................        0        0         0         0       72        48         0         0
March 15, 2007....................        0        0         0         0       66        44         0         0
April 15, 2007....................        0        0         0         0       60         0         0         0
May 15, 2007......................        0        0         0         0       54         0         0         0
June 15, 2007.....................        0        0         0         0       49         0         0         0
July 15, 2007.....................        0        0         0         0       44         0         0         0
August 15, 2007...................        0        0         0         0        0         0         0         0
September 15, 2007................        0        0         0         0        0         0         0         0
Weighted Average Life (1).........    1.44     1.20      0.98      0.86      3.97      3.64      3.13      2.76
Weighted Average Life
   to Call (1)(2).................    1.44     1.20      0.98      0.86      3.80      3.45      2.92      2.59

----------
(1) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related distribution date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.
(2) This calculation assumes that the servicer purchases the outstanding receivables on the earliest distribution date on which it is permitted to do so.

         PERCENT OF INITIAL PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES

                                                 CLASS B NOTES                          CLASS C NOTES
                                      -------------------------------------  -------------------------------------
DISTRIBUTION DATE                       0.50%     1.00%     1.50%     1.80%    0.50%     1.00%     1.50%    1.80%
-----------------------------------   --------   -------   -------  -------  --------  -------  --------  --------
Closing Date......................       100      100       100       100       100      100       100       100
August 15, 2003...................       100      100       100       100       100      100       100       100
September 15, 2003................       100      100       100       100       100      100       100       100
October 15, 2003..................       100      100       100       100       100      100       100       100
November 15, 2003.................       100      100       100       100       100      100       100       100
December 15, 2003.................       100      100       100       100       100      100       100       100
January 15, 2004..................       100      100       100       100       100      100       100       100
February 15, 2004.................       100      100       100        95       100      100       100        99
March 15, 2004....................       100      100        95        90       100      100        99        89
April 15, 2004....................       100      100        91        86       100      100        90        78
May 15, 2004......................       100       95        87        82       100      100        81        71
June 15, 2004.....................       100       92        84        78       100       93        73        67
July 15, 2004.....................        99       89        80        74       100       85        69        64
August 15, 2004...................        94       86        77        70        98       78        66        61
September 15, 2004................        92       83        73        66        92       72        63        57
October 15, 2004..................        89       80        70        63        85       69        60        54
November 15, 2004.................        87       77        66        59        79       67        57        51
December 15, 2004.................        84       74        63        56        73       64        54        48
January 15, 2005..................        81       71        60        52        70       62        52        45
February 15, 2005.................        79       68        57        49        68       59        49        42
March 15, 2005....................        76       66        54        46        66       57        46        40
April 15, 2005....................        74       63        51        43        64       54        44        37
May 15, 2005......................        71       60        48        40        61       52        41        34
June 15, 2005.....................        69       58        45        37        59       50        39        32
July 15, 2005.....................        66       55        42        34        57       47        37        29
August 15, 2005...................        64       52        40        31        55       45        34        27
September 15, 2005................        61       50        37        29        53       43        32        25
October 15, 2005..................        59       47        35        26        51       41        30        23
November 15, 2005.................        56       45        32        24        48       39        28        20
December 15, 2005.................        54       43        30        22        46       37        26        13
January 15, 2006..................        51       40        28        19        44       35        24         6
February 15, 2006.................        49       38        26        17        42       33        22         0
March 15, 2006....................        46       36        24        12        40       31        19         0
April 15, 2006....................        44       33        22         7        38       29        13         0
May 15, 2006......................        42       31        20         0        36       27         7         0
June 15, 2006.....................        39       29        18         0        34       25         1         0
July 15, 2006.....................        37       27        13         0        32       23         0         0
August 15, 2006...................        34       25         9         0        30       22         0         0
September 15, 2006................        32       23         0         0        28       18         0         0
October 15, 2006..................        30       21         0         0        26       11         0         0
November 15, 2006.................        27       19         0         0        24        5         0         0
December 15, 2006.................        26       18         0         0        22        0         0         0
January 15, 2007..................        24       14         0         0        20        0         0         0
February 15, 2007.................        22       10         0         0        14        0         0         0
March 15, 2007....................        20        6         0         0         9        0         0         0
April 15, 2007....................        19        0         0         0         3        0         0         0
May 15, 2007......................        15        0         0         0         0        0         0         0
June 15, 2007.....................        11        0         0         0         0        0         0         0
July 15, 2007.....................         6        0         0         0         0        0         0         0
August 15, 2007...................         0        0         0         0         0        0         0         0
September 15, 2007................         0        0         0         0         0        0         0         0
Weighted Average Life (1).........      2.58     2.25      1.88      1.65      2.36     2.03      1.69      1.49
Weighted Average Life
    to Call (1)(2)................      2.58     2.25      1.87      1.65      2.36     2.03      1.69      1.49

     ----------
     (1) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related distribution date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.
     (2) This calculation assumes that the servicer purchases the outstanding receivables on the earliest distribution date on which it is permitted to do so.

         PERCENT OF INITIAL PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES

                                                                CLASS D NOTES
                                                     ------------------------------------
                DISTRIBUTION DATE                     0.50%     1.00%     1.50%    1.80%
                -----------------------------------  ------    -------   ------   --------
                Closing Date......................     100       100       100       100
                August 15, 2003...................     100       100       100       100
                September 15, 2003................     100       100       100       100
                October 15, 2003..................     100       100       100       100
                November 15, 2003.................     100       100       100       100
                December 15, 2003.................     100       100       100       100
                January 15, 2004..................     100       100       100       100
                February 15, 2004.................     100       100       100       100
                March 15, 2004....................     100       100       100       100
                April 15, 2004....................     100       100       100       100
                May 15, 2004......................     100       100       100        98
                June 15, 2004.....................     100       100       100        93
                July 15, 2004.....................     100       100        96        89
                August 15, 2004...................     100       100        92        84
                September 15, 2004................     100        99        87        80
                October 15, 2004..................     100        96        83        73
                November 15, 2004.................     100        92        79        66
                December 15, 2004.................     100        89        73        59
                January 15, 2005..................      97        85        67        53
                February 15, 2005.................      94        82        62        47
                March 15, 2005....................      91        78        56        41
                April 15, 2005....................      88        73        50        35
                May 15, 2005......................      85        68        45        29
                June 15, 2005.....................      82        63        40        24
                July 15, 2005.....................      79        58        34        19
                August 15, 2005...................      74        53        30        14
                September 15, 2005................      70        48        25         9
                October 15, 2005..................      65        44        20         4
                November 15, 2005.................      60        39        16         0
                December 15, 2005.................      56        35        11         0
                January 15, 2006..................      51        30         7         0
                February 15, 2006.................      46        26         3         0
                March 15, 2006....................      42        22         0         0
                April 15, 2006....................      37        18         0         0
                May 15, 2006......................      33        13         0         0
                June 15, 2006.....................      28         9         0         0
                July 15, 2006.....................      24         6         0         0
                August 15, 2006...................      20         2         0         0
                September 15, 2006................      15         0         0         0
                October 15, 2006..................      11         0         0         0
                November 15, 2006.................       6         0         0         0
                December 15, 2006.................       3         0         0         0
                January 15, 2007..................       0         0         0         0

                Weighted Average Life (1).........    2.52      2.17      1.79      1.57
                Weighted Average Life
                    to Call (1)(2)................    2.52      2.17      1.79      1.57

                ----------
                (1) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related distribution date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.
                (2) This calculation assumes that the servicer purchases the outstanding receivables on the earliest distribution date on which it is permitted to do so.

         THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES, WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                                  THE SERVICER

         The Huntington National Bank ("HUNTINGTON" or the "SERVICER") will service the receivables held by the trust. Huntington is a national banking association organized under the laws of the United States of America, with principal executive offices at Huntington Center, 41 South High Street, Columbus, Ohio 43287, telephone number (614) 480-8300. Huntington's business is subject to examination and regulation by federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency.

         Huntington is a wholly-owned subsidiary of Huntington Bancshares Incorporated ("BANCSHARES"), a Maryland corporation. Bancshares is a multi-state financial holding company headquartered in Columbus, Ohio, having total assets of $28.0 billion as of March 31, 2003. As a registered financial holding company, Bancshares is subject to the supervision of the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE BOARD"). Bancshares is required to file with the Federal Reserve Board reports and other information regarding its business operations and the business operations of its subsidiaries.

         Along with its affiliated companies, Huntington has more than 137 years of serving the financial needs of its customers, and provides retail and commercial financial products and services through more than 300 regional banking offices in Indiana, Kentucky, Michigan, Ohio and West Virginia. Huntington, along with its affiliated companies, also offers retail and commercial financial services online at www.huntington.com; through its 24-hour telephone bank; and through its network of nearly 850 automated teller machines. Selected financial service activities are also conducted in other states including: dealer automotive financing services in Florida, Georgia, Tennessee, Pennsylvania and Arizona; private financial group offices in Florida; and mortgage banking offices in Florida, Maryland and New Jersey. International banking services are made available through the headquarters office in Columbus and in the Cayman Islands office and Hong Kong office. Huntington has been in the business of motor vehicle financing for more than 50 years. Huntington currently provides vehicle and dealer financing to approximately half a million retail customers and more than 3,000 automotive dealers.

         Huntington provides financial services to and through automotive dealers in its primary operating states of Ohio, Michigan, Indiana, Kentucky and West Virginia, as well as in the states of Pennsylvania, Florida, Tennessee, Georgia and Arizona. The primary financial services in Huntington's automobile financing program are:

         o Retail financing--the origination of dealer assisted loans, vehicle leases and retail installment contracts at automotive dealerships to finance the acquisition of motor vehicles by dealership customers.

         o Wholesale financing--making loans to automotive dealers to finance the purchase of vehicle inventory, also known as floorplan financing.

         o Other financing--making loans to dealers for working capital, improvements to dealership facilities and acquisitions of real estate.

         Huntington also services the motor vehicle finance receivables it originates and purchases, both for its own account and for the account of others. Huntington currently services approximately 350,000 retail automobile and light-duty truck loan and installment sale contracts and approximately 150,000 vehicle leases in its automobile financing program.

         On April 16, 2003, Bancshares announced, as part of its first quarter earnings release, a reclassification of $3.2 billion of auto leases held by Huntington from direct finance leases to operating leases and a related restatement of financial results for 2002. On May 16, 2002, Bancshares filed a form 12b-25 to extend the filing deadline for its Form 10-Q for the period ended March 31, 2003 until May 20, 2003 related to an announcement by the SEC staff at the May 15, 2003 Emerging Issues Task Force (EITF) meeting regarding an interpretation of Statement of Financial Accounting Standards (FAS) No. 13, Accounting for Leases, and the accounting of a portion of Huntington's automobile leases as direct finance leases rather than operating leases. On May 20, 2003, Bancshares filed its amended Form 10-K for the period ended December 31, 2002, as well as its Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, both of which reflect the reclassification of approximately two-thirds of Huntington's automobile lease portfolio as operating leases.

         The change to operating lease accounting had no impact on Bancshares' 2003 first quarter earnings and reduced previously reported 2002 full year and fourth quarter earnings by $30.12 million ($0.13 per share) and $10.7 million ($0.04 per share), respectively. The cumulative effect of the restatement on Bancshares' total equity as of December 31, 2002, was a reduction of $13.3 million.

         On June 26, 2003, Bancshares announced that the SEC staff is conducting a formal investigation, that Bancshares is cooperating fully with the investigation, that Bancshares has been told that the investigation is a fact-finding inquiry, and that the SEC has not asserted that Bancshares has done anything improper.

         According to the June 26 announcement, the SEC investigation began following Bancshares' announcement on April 16, 2003 that it intended to restate its financial statements in order to reclassify its accounting for automobile leases from the direct financing lease method to the operating lease method. The financial statements included in Bancshares' amended 2002 Annual Report on Form 10-K/A, as well as its Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, both of which were filed on May 20, 2003, reflect the reclassification of approximately two-thirds of Bancshares' automobile lease portfolio as operating leases. The June 26 announcement indicated that the remaining one-third of the portfolio is properly reflected as direct financing leases as a result of an endorsement added to Bancshares' insurance policy covering those leases as well as all future leases.

         Bancshares indicated in the June 26 announcement that the SEC investigation is also reviewing allegations by a former Bancshares employee regarding certain aspects of Bancshares' accounting and financial reporting practices, including the recognition of automobile loan and lease origination fees and costs, as well as certain year-end reserves. The June 26 announcement also indicated the following:

         o These allegations are being reviewed with the Audit/Risk Committee, a Board committee composed entirely of independent directors.

         o The Audit/Risk Committee retained independent legal counsel who, in turn, retained independent accountants to assist it in its investigation of the allegations.

         o While the investigation is ongoing, progress reports have been shared with the Audit/Risk Committee and the SEC.

         o The allegations raised by the former employee were also reviewed by Ernst & Young LLP, Huntington's independent auditors, prior to issuing their unqualified opinion on Huntington's amended 2002 Annual Report on Form 10-K/A, as well as its Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

         On July 17, 2003, Bancshares announced a series of voluntary actions related to the SEC investigation including a decision to restate its earnings to correct for certain timing errors related to origination fees paid to automobile dealers, deferral of commissions paid to originate deposits, certain mortgage origination fee income, the recognition of pension settlements, and liabilities related to the sale of an automobile debt cancellation product. The July 17 announcement indicated that the cumulative impact of the restatement represents 1.3% of equity as of March 31, 2003.

         Bancshares indicated in the July 17 announcement that an issue still under review by Bancshares relates to the application of SFAS 91 (Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Cost of Leases). Generally, SFAS 91 deals with the timing of recognition of loan and lease origination fees and certain expenses. The statement requires that such fees and costs, if material, be deferred and amortized over the estimated life of the asset.

         Bancshares also indicated in the July 17 announcement that:

         o Generally, Bancshares has not deferred these origination fees and certain expenses, but has recognized the net amount in the period of origination as has been disclosed in its audited financial statements.

         o Bancshares is reviewing the impact of this practice on its historical results.

         o Any retroactive decision to defer these origination fees and expenses would only impact the timing, not the total amount of net revenue recognized over the life of the asset.

         o Bancshares has decided to defer these origination fees and expenses prospectively for all loans and leases originated after June 30, 2003.

         o As a result of the restatement and these reporting changes announced on July 17, 2003, Bancshares will file an amended 2002 Annual Report on Form 10-K/A, as well as an amended Quarterly Report on Form 10-Q/A for the first quarter of 2003.

         Huntington believes that none of the reclassification, the restatements, reporting changes or the investigation will have any adverse impact on Huntington's ability to act as servicer of the receivables or otherwise perform its obligations under the purchase agreement or the sale and servicing agreement. Huntington believes that the restatements will have no material impact on capital, and both Bancshares and Huntington remain "well capitalized" under regulatory capital requirements.

                    HUNTINGTON'S AUTOMOBILE FINANCING PROGRAM

GENERAL

         Huntington purchases motor vehicle retail installment sale contracts from and originates motor vehicle installment loan notes through motor vehicle dealers. Such motor vehicle retail installment contracts and motor vehicle installment loan notes are referred to as contracts. Each contract is secured by the financed vehicle that is the subject of the contract. Dealers generally originate contracts for Huntington and/or sell contracts to Huntington pursuant to dealer agreements between such dealers and Huntington.

         Huntington enters into dealer agreements primarily with dealers that are franchised to sell new motor vehicles and also with certain dealers that sell used motor vehicles, in each case based upon a financial review of the dealer and the dealer's reputation in the market. In addition to financing contracts from dealers, Huntington also extends loans and lines of credit to certain dealers for, among other things, inventory financing and other commercial purposes. Huntington only extends loans or lines of credit to such dealers based upon a financial review, and such dealers are evaluated through periodic financial reviews and formalized credit review procedures.

UNDERWRITING

         Each application is generated by a dealer and underwritten by Huntington in accordance with Huntington's established underwriting policies described below. These underwriting policies are intended to assess the applicant's ability and willingness to repay the amounts due on the contract and to establish the adequacy of the financed vehicle as collateral.

         Huntington requires each applicant to complete an application form providing various items of general demographic information, financial information and employment history. In addition, specific information with respect to the motor vehicle to be financed is required as part of the application process. Huntington utilizes an automated decision algorithm for each application submitted. The results of the algorithm fall into three categories: Automated-Approval, Automated-Decline, or Investigate. The decisioning algorithm is based on the content of the applicable credit bureau report, an internal scorecard where applicable, applicant stated information, and vehicle characteristics. The decisioning algorithm also notes any structural exceptions including loan-to-value and debt-to-income exceptions. Huntington's underwriters judgmentally decision all Investigate applications, and may include a verification of application information, an additional credit bureau report or other factors in making the final underwriting decision. With respect to those applications that are approved, the amount and terms of the financing to be offered are determined in part, based on certain parameters. The amount that

Huntington will advance against the motor vehicle ranges up to 120% of the asset value plus dealer additions based on the applicable FICO score. The available term for a contract is a function of the age of the motor vehicle and the applicable FICO score. Acceptable terms generally range from 24 to 84 months in length.

         Huntington's underwriting policies are intended to provide a consistent basis for lending decisions, but do not completely supersede all judgmental aspects of the credit granting process. Accordingly, certain contracts may not comply with all of these policies. Exceptions to Huntington's underwriting policies are made at the discretion of the credit underwriters with appropriate approval authority. Higher levels of authority are required for certain exceptions to established policies.

         Huntington is committed to underwriting consistency and improved performance through the use of technology and improved management oversight within the underwriting group. The development of the automated decision capabilities and the hiring of an underwriting manager in 2001 are the most visible evidence of this commitment. Since 2000 Huntington has refocused its origination efforts on higher-quality loans resulting in an average FICO score which has increased to the mid-730's, and the percentage of originations with FICO scores less than 640 is now consistently under 1%. Huntington also initiated tiered pricing based on loan-to-value ratios as well as FICO score, creating a substantially lower loan-to-value ratio for originations in late 2001 and 2002.

DEALER AGREEMENTS

         Each dealer that originates contracts for Huntington has made representations and warranties with respect to the contracts and the security interests in the motor vehicles relating thereto either in a separate dealer agreement or as part of an assignment of a contract from the dealer to Huntington. These representations and warranties do not relate to the creditworthiness of the obligors or the collectability of the contracts. Upon breach of any representation or warranty made by a dealer with respect to a contract, Huntington has a right of recourse against such dealer to require it to purchase such contract. Generally, the dealer agreements and assignments do not provide for recourse against the dealer in the event of a default by the obligor.

SERVICING

         Huntington, as the servicer, will be responsible for managing, administering, servicing and making collections on the receivables. Collection activities generally begin with an automated system-generated late notice issued to the customer at the end of the grace period. Attempts to make telephone contacts begin as early as 5 days past due, and are augmented with collector system-generated letters.

         With respect to contracts that are between 45 and 120 days delinquent, late stage collection personnel initiate contact with the delinquent obligor by telephone and/or letters tailored to specific variables based on the term of the delinquency and the history of the account. If attempts to contact the delinquent obligor have failed, the collection officer may attempt to contact the obligor's references. Repossession procedures begin when all other collection efforts are exhausted, generally in the 60-70 days past due range.

         Repossessions are carried out pursuant to applicable state law. Huntington follows specific procedures with respect to repossessions and uses unaffiliated independent contractors to perform repossessions. Once a motor vehicle is repossessed, a notice of repossession is sent to the obligor, detailing the requirements that must be met for the obligor to redeem the financed vehicle. Motor vehicles that remain unredeemed beyond a specified period are remarketed through auction sales.

         The policy of Huntington is to charge-off the contract prior to the end of the month in which the contract becomes 120 days past due, or if the financed vehicle securing the delinquent contract is repossessed, to charge-off the contract no later than 60 days after repossession. Any deficiencies remaining after full charge-off of the contract or after repossession and sale of the related motor vehicle are pursued by Huntington when and to the extent practical and legally permitted. Collection personnel continue to contact the obligors to establish repayment schedules or to repossess the related financed vehicle until a final resolution is achieved, except as such contacts are limited by bankruptcy or other applicable law.

PHYSICAL DAMAGE AND LIABILITY INSURANCE

         Each contract requires the obligor to keep the financed vehicle fully insured against loss or damage in an amount sufficient to pay the lesser of either the full insurable interest in the motor vehicle or the entire unpaid balance of the principal amount and any unpaid interest and other charges. The dealer agreements include a requirement that the dealers establish that such required insurance coverage is in effect at the time the related contract is originated and financed by Huntington.

         Nevertheless, there can be no assurance that each financed vehicle will continue to be covered by physical damage insurance provided by the obligor during the entire term during which the related contract is outstanding.

EXTENSION POLICY

         Huntington has a program referred to as Pass-A-Payment ("PAP") under which extensions may be granted to certain obligors who are making timely payments. Under PAP, the coupon book sent to obligors contains PAP request coupons that may be submitted in lieu of a scheduled monthly payment. Participation in the program is subject to the following eligibility rules:

         o the first PAP request coupon may only be submitted by an obligor after he or she has made twelve consecutive, timely and full loan payments;

         o additional PAP request coupons become available after each additional twelve consecutive, timely and full loan payments, but not more than four PAP request coupons can be used during the term of the contract;

         o to be valid, a PAP request coupon must be received by Huntington on or before the due date of the scheduled payment to be passed and the obligor cannot be 30 days or more past due under the related contract; and

         o all PAP request coupons are subject to Huntington's acceptance and approval and no PAP request coupon will be accepted if it is not submitted in compliance with the above rules.

         From time to time as deemed necessary by Huntington's collection staff, one-month payment extensions are granted to address short-term delinquency issues. Huntington's policy is to limit these types of extensions to specifically identified causes of delinquency that can be appropriately managed by such an extension, and not to grant such delinquency extensions more than three times over the life of any contract.

PREPAYMENT FEES

         Certain of the contracts provide for prepayment fees of up to $175 in the event of full prepayments. There are no prepayment fees imposed in the event of partial prepayments.

DELINQUENCY AND LOSS EXPERIENCE

         The following tables set forth information relating to the delinquency and loss experience of Huntington's managed indirect automobile and light-duty trucks portfolio for the periods indicated. The data presented in the delinquency and loss tables below are for illustrative purposes only. There is no assurance that the delinquency and credit loss experience with respect to Huntington's automobile and light-duty truck loan portfolio, or that of the trust with respect to the receivables will be similar to that set forth below. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for automobiles and light-duty trucks and other similar vehicles. The delinquency and loss percentages may be affected by the increase in size of, and the relative lack of seasoning of, a substantial portion of the portfolio.


                                                                      HISTORICAL DELINQUENCY EXPERIENCE
                                                                       (DOLLAR AMOUNTS IN THOUSANDS)
                                ---------------------------------------------------------------------------------------------------
                                           As of March 31,                                As of December 31,
                                --------------------------------------  -----------------------------------------------------------
                                       2003                 2002               2002              2001                  2000
                                -----------------   ------------------  -----------------  -----------------  ---------------------
                                Number    Dollars   Number     Dollars  Number   Dollars   Number   Dollars   Number      Dollars
                                ------    -------   ------     -------  ------ ----------  ------ ----------  ------    -----------

Number of Loans / Principal
Amount Outstanding (1)........  341,131 $4,240,161  310,500 $3,547,152 329,735 $4,021,149 334,652 $3,867,420  333,506   $3,518,704

Delinquencies (2)
30-59 Days....................    4,785    $46,271    4,723 $   46,810   6,577 $   63,344   8,595 $   83,429    7,687   $   69,772
60-89 Days....................    1,190     10,953    1,257     11,789   1,880     17,109   2,728     26,070    2,520       22,703
90+ Days......................    1,225     13,759    1,133     12,599   1,455     14,987   1,868     20,509    2,137       20,289
Total.........................    7,200    $70,983    7,113 $   71,198   9,912 $   95,440  13,191 $  130,009   12,344   $  112,765

Delinquencies (3)
30-59 Days....................     1.40%      1.09%    1.52%     1.32%    1.99%      1.58%   2.57%      2.16%    2.30%        1.98%
60-89 Days....................      .35        .26      .40       .33      .57        .43     .82        .67      .76          .65
90+ Days......................      .36        .32      .36       .36      .44        .37     .56        .53      .64          .58
Total.........................     2.11%      1.67%    2.29%     2.01%    3.01%      2.37%   3.94%      3.36%    3.70%        3.20%

Repossession as a % of average
number of contracts
outstanding                        2.37%               2.40%              2.20%              2.03%               1.32%

----------------
(1) Represents the aggregate principal balance of all contracts purchased and serviced by Huntington.
(2) Represents the aggregate principal balance of all accounts which are past due for the specified periods, including accounts in repossession.
(3) As a percent of the number of loans or principal amount outstanding, as applicable.

                                                                   HISTORICAL LOSS EXPERIENCE
                                                                  (DOLLAR AMOUNTS IN THOUSANDS)
                                        -----------------------------------------------------------------------------------
                                            Three Months Ended March 31,                  Year Ended December 31,
                                        ----------------------------------- -----------------------------------------------
                                             2003              2002             2002              2001             2000
                                        ---------------  ------------------ ------------- -----------------  --------------
Average Principal Amount
Outstanding (1).....................     $4,192,252       $3,652,949        $3,745,412       $3,700,780        $3,384,560

Average Number of Receivables
Outstanding (1).....................        338,810          318,583           318,525          334,315           330,489

Gross Charge-Offs (2)...............        $18,611          $22,585           $73,706          $75,589           $39,251

Recoveries (3)......................         $4,178           $5,383           $19,423          $16,780           $11,921

Net Losses..........................        $14,433          $17,202           $54,284          $58,809           $27,330

Net Losses as % of Average
Principal Amount Outstanding........           1.38%            1.88%             1.45%            1.59%              .81%

-------------
(1) Averages are calculated based on the principal amount or number of receivables at the end of the calendar months divided by the number of months in the period.
(2) Gross Charge-Offs are defined as the remaining principal balance of the charged-off contract plus outstanding fees less the net proceeds of the liquidation of the related vehicle.
(3) Recoveries include post-liquidation amounts received on previously charged-off contracts, including deficiency payments, rebates on related extended service contracts and insurance policies.

LOAN PERFORMANCE DATA

         The following table sets forth information relating to the loan performance of Huntington's managed indirect automobile loan portfolio for the periods indicated. Indirect automobile and light-duty truck loan and installment sale contracts origination vintages in 2002 and 2001 exhibited improved credit quality performance compared with the 1999 fourth quarter to 2000 fourth quarter vintage, a period when Huntington targeted a broader credit quality spectrum of borrowers. This improvement represents a specific change in credit quality focus, part of Huntington's broader commitment to improve automobile loan underwriting standards and credit quality performance. The table below reflects vintage performance for Huntington's managed indirect automobile loan portfolios through December 31, 2002. The information in the table below is not intended to indicate or predict the expected loan performance with respect to the receivables.

             MANAGED INDIRECT AUTOMOBILE LOAN PORTFOLIO PERFORMANCE
                           BY VINTAGE (REPORTED BASIS)

                                                                        LOAN ORIGINATION PERIOD
                                                   ----------------------------------------------------------------
                                                    4Q '99 to 4Q '00       1Q '01 to 4Q '01       1Q '02 to 4Q '02
                                                   -----------------      ------------------    -------------------
% of portfolio at December 31, 2001.........                34%                    48%                    --%
% of portfolio at December 31, 2002.........                17%                    27%                    50%
Cumulative loss ratios after 2 quarters.....              0.07%                  0.04%                  0.03%
Cumulative loss ratios after 4 quarters.....              0.79%                  0.52%                  0.39%
Cumulative loss ratios after 6 quarters.....              1.72%                  1.08%                    N/A

         The impact of improved underwriting is shown in the six-quarter cumulative loss ratios. For the 1999 fourth quarter to 2000 fourth quarter vintage, the six-month cumulative loss ratio for automobile loans was 1.72%. In contrast, the comparable six-quarter cumulative loss ratio for the 2001 automobile loan vintages was lower at 1.08%.

         The lower quality 1999 fourth quarter to 2000 fourth quarter vintage represented 17% of the automobile loans outstanding at the end of 2002. This relative percentage declined from 34% at the end of 2001. Although the relative portion of the poorer quality vintage is diminishing, these loans nevertheless contributed to higher loss levels in 2002 compared with 2001, as did a weakened used car market.

                                   THE SELLER

         Morgan Stanley Asset Funding, Inc. is a corporation formed under the laws of the State of Delaware. The seller is an affiliate of the depositor and Morgan Stanley & Co. Incorporated, an underwriter. Morgan Stanley Asset Funding, Inc. will transfer the receivables it acquired from Huntington pursuant to the purchase agreement to the depositor without any representation or warranty other than its representation and warranty that it has not created any lien or security interest on those receivables, other than a security interest in favor of the depositor.

                            DESCRIPTION OF THE NOTES

         The trust will issue the notes under an indenture to be dated as of June 1, 2003 between the trust and Wells Fargo Bank Minnesota, National Association, as indenture trustee. We will file a copy of the indenture in its execution form with the SEC after the trust issues the notes. We summarize below some of the most important terms of the notes. This summary is not a complete description of all the provisions of the notes and the indenture. The following summary supplements, and in some instances changes, the description of the general terms and provisions of the notes of any trust and the related indenture set forth under the headings "Certain Information Regarding the Securities" and "The Indenture" in the prospectus. We refer you to those sections.

PAYMENTS OF INTEREST

         Interest on the principal amounts of the notes will accrue at the respective per annum interest rates for the various classes of notes and will be payable to the noteholders on each distribution date. The trust will make payments to the noteholders as of each record date.

         CALCULATION OF INTEREST. Interest will accrue and will be calculated on the notes as follows:

               o 30/360. Interest on the class A-1 notes, class A-2 notes, class B notes, the class C notes and class D notes will accrue from and including the 15th day of the previous month (or the closing date, in the case of the first distribution date) to but excluding the 15th day of the current month and be calculated on the basis of a 360-day year of twelve 30-day months.

               o Interest on Unpaid Interest. Interest accrued as of any distribution date but not paid on that distribution date will be due on the next distribution date, together with interest on that amount at the applicable interest rate (to the extent lawful).

         PRIORITY OF INTEREST PAYMENTS. The trust will pay interest on the notes of each class on each distribution date with the total distribution amount in accordance with the priority set forth under "Application of Total Distribution Amounts--Priority of Payments" in this prospectus supplement. On each distribution date, interest payments to holders of the class B notes will be made only after the interest accrued on each class of class A notes has been paid in full and certain credit support requirements have been met. Interest payments to holders of the class C notes will be made only after the interest accrued on the class B notes has been paid in full and certain credit support requirements have been met. Interest payments to the holders of the class D notes will be made only after the interest accrued on the class C notes has been paid in full and certain credit support requirements have been met.

         THE TRUST WILL PAY INTEREST PRO RATA TO CLASS A NOTEHOLDERS IF IT DOES NOT HAVE ENOUGH FUNDS AVAILABLE TO PAY ALL INTEREST DUE ON THE CLASS A NOTES. The amount available for interest payments on the class A notes could be less than the amount of interest payable on all classes of class A notes on any distribution date. In that event, the holders of each class of class A notes will receive their ratable share of the aggregate amount available to be distributed in respect of interest on their class A notes. Each such class' ratable share of the amount available to pay interest will be based on the amount of interest due on that class.

         EVENT OF DEFAULT. An Event of Default will occur if the full amount of interest due on the controlling class is not paid within 35 days of the related distribution date. While any of the class A notes remain outstanding, the failure to pay interest on the class B notes, the class C notes or the class D notes will not be an Event of Default. While any of the class B notes remain outstanding, the failure to pay interest on the class C notes or the class D notes will not be an Event of Default. While any class C notes remain outstanding, the failure to pay interest on the class D notes will not be an Event of Default. Payments on the notes may be accelerated upon an Event of Default. The priority of payments on the notes will change following the acceleration of the notes upon an Event of Default and will further change upon the liquidation of the receivables following any such acceleration of the notes. See "--Certain Provisions of the Indenture--Events of Default" and "--Rights upon Event of Default" and "Application of Total Distribution Amounts--Priority of Payments Following Events of Default Resulting in Acceleration of the Notes" in this prospectus supplement.

PAYMENTS OF PRINCIPAL

         PRIORITY AND AMOUNT OF PAYMENTS TO THE PRINCIPAL DISTRIBUTION ACCOUNT; PAYMENTS OF PRINCIPAL ON THE Notes. The trust will generally make payments to the principal distribution account on each distribution date in the amount and in the priority set forth under "Application of Total Distribution Amounts--Priority of Payments" in this prospectus supplement.

         Principal payments will be made to the noteholders in an amount generally equal to the regular principal allocation for each distribution date to the extent funds are available under the priorities specified in this prospectus supplement. On each distribution date, the applicable portion of the total distribution amount will be deposited into the principal distribution account in accordance with the priorities set forth under "Application of Total Distribution Amounts--Priority of Payments" in this prospectus supplement. Principal payments from amounts on deposit in the principal distribution account on each distribution date will be allocated among the various classes of notes in the following order of priority:

         (1) to the class A notes, the class A principal distributable amount;

         (2) to the class B notes, the class B principal distributable amount;

         (3) to the class C notes, the class C principal distributable amount; and

         (4) to the class D notes, the class D principal distributable amount.

         In general, the application of these payment rules will result in an allocation of amounts on deposit in the principal distribution account, concurrently, in a manner intended generally to maintain credit support for each such class (after giving effect to such allocation) in an amount equal to the greater of:

            o     the target overcollateralization level; and

            o the following respective approximate percentages of the aggregate principal balance of the receivables (as of the end of the related collection period): 11.80% for the class A notes; 7.50% for the class B notes; 5.50% for the class C notes; and 2.00% for the class D notes.

         As a result of this allocation, after the credit support for each class is met, the most subordinate class of outstanding notes may receive a disproportionately larger percentage of principal distributions than the more senior classes of outstanding notes.

         In turn, amounts applied to the class A notes in respect of principal will be allocated to the holders of the subclasses of class A notes in the following order of priority:

         (1) to the principal amount of the class A-1 notes until such principal amount is paid in full; and

         (2) to the principal amount of the class A-2 notes until such principal amount is paid in full.

         These general rules are subject, however, to the following exceptions:

         (1) If the distribution date is a final scheduled distribution date for a class of notes, principal payments will be made to that class of notes until that class is paid in full. If the distribution date is a final scheduled distribution date for more than one class of notes, principal payments will be made first to the more senior class of notes until that class is paid in full and then, in order of seniority, to the each other class whose final scheduled distribution date is then occurring, in each case until that class is paid in full.

         (2) In the event of any shortfall in the amount of funds available for principal payments on the notes on any distribution date, no principal payments will be made on the class B notes on any distribution date until all amounts payable with respect to the class A notes on that distribution date have been paid in full, no principal payments will be made on the class C notes on any distribution date until all amounts payable with respect to the class B notes on that distribution date have been paid in full, and no principal payments will be made on the class D notes on any distribution date until all amounts payable with respect to the class C notes on that distribution date have been paid in full.

         (3) If, on any distribution date, the three-month annualized net loss ratio exceeds the sequential principal payment trigger for the related distribution date, then on such distribution date and each subsequent distribution date until the three-month annualized net loss ratio and the six-month annualized net loss ratio is reduced below that level, the trust will pay the principal of the notes of each class sequentially starting with the class A-1 notes until that class is paid in full, then to the class A-2 notes until that class is paid in full, then to the class B notes until that class is paid in full, and so on in alphabetical order.

         (4) Following the occurrence and during the continuation of an Event of Default that has resulted in an acceleration of the notes (but prior to any liquidation of the receivables), principal payments on the notes will be made in the order of priority that applies in the case of such Event of Default, as described under "Application of Total Distribution Amounts--Priority of Payments Following Events of Default Resulting in Acceleration of the Notes" in this prospectus supplement. If the receivables are liquidated following an acceleration of the notes as a result of an Event of Default, principal payments on the notes will be made in the manner described in the first paragraph under "--Certain Provisions of the Indenture--Rights upon Event of Default" herein.

         The principal balance of a class of notes, to the extent not previously paid, will be due on its final scheduled distribution date (each, a "FINAL SCHEDULED DISTRIBUTION DATE") set forth on the cover of this prospectus supplement.

         The following terms used above have the following meanings:

         "CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any distribution date, an amount equal to (a) the outstanding principal amount of the class A notes immediately prior to such distribution date minus (b) the lesser of (i) 88.2% of the aggregate principal balance of the receivables at the end of the collection period for such distribution date and (ii) an amount equal to (A) the aggregate principal balance of the receivables at the end of the collection period for such distribution date minus (B) the target overcollateralization level for such distribution date; provided, however, that, unless the class A notes have been paid in full, for (I) any distribution date as of which the three-month annualized net loss ratio is greater than or equal to the sequential principal payment trigger percentage in effect on that distribution date and (II) each subsequent distribution date as of which the six-month annualized net loss ratio for such distribution date is greater than or equal to the sequential principal payment trigger percentage in effect on that distribution date, the class A principal distributable amount will be 100% of the regular principal allocation for such distribution date; provided, further, that on the final scheduled distribution date of any class of class A notes, the class A principal distributable amount will not be less than the amount that is necessary to pay that class of class A notes in full; and provided further that the class A principal distributable amount on any distribution date will not exceed the outstanding principal amount of the class A notes on that distribution date.

         "CLASS B PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any distribution date, an amount equal to (a) the sum of (i) the outstanding principal amount of the class A notes (after taking into account the payment of the class A principal distributable amount on such distribution date) and (ii) the outstanding principal amount of the class B notes immediately prior to such distribution date minus (b) the lesser of (i) 92.5% of the aggregate principal balance of the receivables at the end of the collection period for such distribution date and (ii) an amount equal to (A) the aggregate principal balance of the receivables at the end of the collection period for such distribution date minus (B) the target overcollateralization level for such distribution date; provided, however, that, for (I) any distribution date as of which the three-month annualized net loss ratio is greater than or equal to the sequential principal payment trigger percentage in effect on that distribution date and (II) each subsequent distribution date as of which the six-month annualized net loss ratio for such distribution date is greater than or equal to the sequential principal payment trigger percentage in effect on that distribution date, the class B principal distributable amount will be an amount equal to (x) 100% of the regular principal allocation for such distribution date minus (y) the class A principal distributable amount for such distribution date; provided, further, that on the final scheduled distribution date for the class B notes, the class B principal distributable amount will not be less than the amount that is necessary to pay the class B notes in full; and provided further that the class B principal distributable amount on any distribution date will not exceed the outstanding principal amount of the class B notes on that distribution date.

         "CLASS C PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any distribution date, an amount equal to (a) the sum of (i) the outstanding principal amount of the class A notes (after taking into account the payment of the class A principal distributable amount on such distribution date), (ii) the outstanding amount of the class B notes (after taking into account the payment of the class B principal distributable amount on such distribution date) and
(iii) the outstanding principal amount of the class C notes immediately prior to such distribution date minus (b) the lesser of (i) 94.5% of the aggregate principal balance of the receivables at the end of the collection period for such distribution date and (ii) an amount equal to (A) the aggregate principal balance of the receivables at the end of the collection period for such distribution date minus (B) the target overcollateralization level for such distribution date; provided, however, that for (I) any distribution date as of which the three-month annualized net loss ratio is greater than or equal to the sequential principal payment trigger percentage in effect on that distribution date and (II) each subsequent distribution date as of which the six-month annualized net loss ratio for such distribution date is greater than or equal to the sequential principal payment trigger percentage in effect on that distribution date, the class C principal distributable amount will be an amount equal to (x) 100% of the regular principal allocation for such distribution date minus (y) an amount equal to the sum of (1) the class A principal distributable amount for such distribution date plus (2) the class B principal distributable amount for such distribution date; provided, further, that on the final scheduled distribution date for the class C notes, the class C principal distributable amount will not be less than the amount that is necessary to pay the class C notes in full; and provided further that the class C principal distributable amount on any distribution date will not exceed the outstanding principal amount of the class C notes on that distribution date.

         "CLASS D PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any distribution date, an amount (which will not be less than zero) equal to (a) 100% of the regular principal allocation for such distribution date minus (b) an amount equal to the sum of (i) the class A principal distributable amount for such distribution date, (ii) the class B principal distributable amount for such distribution date and (iii) the class C principal distributable amount for such distribution date; provided, however, that, on the class D final scheduled distribution date, the class D principal distributable amount will not be less than the amount that is necessary to pay the class D notes in full; and provided further that the class D principal distributable amount on any distribution date will not exceed the outstanding principal amount of the class D notes on that distribution date.

         "REGULAR PRINCIPAL ALLOCATION" means, with respect to any distribution date, the excess, if any, of the aggregate outstanding principal amount of the notes as of the day immediately preceding such distribution date over (a) the aggregate principal balance of the receivables at the end of the related collection period minus (b) the target overcollateralization level with respect to such distribution date; provided, however, that the regular principal allocation shall not exceed the aggregate outstanding principal balance of the notes; and provided, further, that the regular principal allocation on or after the final scheduled distribution date of any class of notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of that class of notes to zero.

         "NET LIQUIDATION LOSSES" means, with respect to any collection period, the amount, if any, by which (a) the aggregate principal balance of all receivables that became defaulted receivables during that collection period exceeds (b) the liquidation proceeds, insurance proceeds and any deficiency balance recoveries received during that collection period.

         "SEQUENTIAL PRINCIPAL PAYMENT TRIGGER PERCENTAGE" means, with respect to each determination date occurring in the time periods set forth below, the percentage corresponding thereto:

                                           DETERMINATION DATE                                   PERCENTAGE
                                           ------------------                                   -----------
                   August 2003 through and including June 2004...................                  1.50%
                   July 2004 through and including August 2005...................                  2.25%
                   September 2005 and thereafter.................................                  2.50%

         "SIX-MONTH ANNUALIZED NET LOSS RATIO" means, with respect to any determination date, the average for the six preceding collection periods (or if prior to six months from the cut-off date, the number of whole collection periods since the cut-off date), of the product of 12 times a fraction (expressed as a percentage), the numerator of which is equal to the net liquidation losses during the collection period plus the cram down losses that occurred during the collection period, and the denominator of which is equal to the aggregate principal balance of the receivables as of the first day of the collection period; provided, that, the first collection period shall be treated as two such periods each having one-half of the numerator calculated for the entire period.

         "THREE-MONTH ANNUALIZED NET LOSS RATIO" means, with respect to any determination date, the average for the three preceding collection periods (or if prior to three-months from the cut-off date, the number of whole collection periods since the cut-off date), of the product of 12 times a fraction (expressed as a percentage), the numerator of which is equal to the net liquidation losses during the collection period plus the cram down losses that occurred during the collection period, and the denominator of which is equal to the aggregate principal balance of the receivables as of the first day of the collection period; provided, that, the first collection period shall be treated as two such periods each having one-half of the numerator calculated for the entire period.

         SUBORDINATION OF THE CLASS B NOTES AND THE CLASS C NOTES. The rights of the class B noteholders to receive payments of principal are subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the class A notes to receive payments of principal so long as the class A notes are outstanding. The rights of the class C noteholders to receive payments of principal are subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the class A notes and the class B notes so long as any of those notes are outstanding.

         EVENT OF DEFAULT. An Event of Default will occur under the indenture if the outstanding principal amount of any note has not been paid in full on its final scheduled distribution date. The failure to pay principal of a note is not an Event of Default until its final scheduled distribution date. Payments on the notes may be accelerated upon an Event of Default. The priority of payments on the notes will change following the acceleration of the notes upon an Event of Default and will further change upon the liquidation of the receivables after such an acceleration. See "--Certain Provisions of the Indenture--Rights upon Event of Default" below and "Application of Total Distribution Amounts--Priority of Payments Following Events of Default Resulting in Acceleration of the Notes" in this prospectus supplement.

         NOTES MIGHT NOT BE REPAID ON THEIR FINAL SCHEDULED DISTRIBUTION DATES. The principal balance of any class of notes to the extent not previously paid will be due on the final scheduled distribution date of that class. The actual date on which the aggregate outstanding principal amount of any class of notes is paid may be earlier or later than the final scheduled distribution date for that class of notes based on a variety of factors, including those described under "Maturity and Prepayment Considerations" in this prospectus supplement and "Maturity and Prepayment Considerations" in the prospectus.

OPTIONAL PREPAYMENT

         The servicer (or if the servicer does not exercise the option, a holder, that is not the seller, the depositor or any affiliate thereof, that holds 100% of the certificates) will have the right to purchase the receivables when the aggregate principal amount of the outstanding receivables is equal to or less than 10% of the sum of the aggregate principal amount of the receivables as of the cut-off date. The redemption price for the receivables will be equal to the lesser of fair market value of the receivables and the aggregate outstanding principal balance of the receivables plus accrued and unpaid interest on the receivables, provided that the redemption price is sufficient to pay all outstanding principal and accrued and unpaid interest on the notes, as well as any fees payable to the owner trustee and the indenture trustee. If the servicer exercises its option to purchase the receivables, any certificateholder (other than the seller, the depositor or any affiliate thereof) may purchase the receivables from the servicer at a price equal to the price that the servicer paid for such receivables.

         Upon such purchase by the servicer or a certificateholder, you will receive--

         o the unpaid principal amount of your notes plus accrued and unpaid interest on your notes; plus

         o interest on any past due interest at the rate of interest on your notes (to the extent lawful).

You will receive notice of the exercise of that option at least 10 days, but not more than 30 days, prior to the distribution date on which such purchase will occur. The holder of the note is required to surrender the note to the indenture trustee on such distribution date.

CERTAIN PROVISIONS OF THE INDENTURE

         EVENTS OF DEFAULT. The occurrence of any one of the following events will be an event of default under the Indenture ("EVENT OF DEFAULT"):

         (1) a default for 35 days or more in the payment of any interest on any note of the controlling class when the same becomes due and payable; or

         (2) a default in the payment of principal of any note when the same becomes due and payable upon its final scheduled distribution date; or

         (3) a default in the observance or performance of any other material covenant or agreement of the trust made in the indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of 25% of the aggregate outstanding principal amount of the controlling class; or

         (4) any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made if such breach is not cured within 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of 25% of the aggregate outstanding principal amount of the controlling class; or

         (5) certain events of bankruptcy, insolvency, receivership, conservatorship or liquidation with respect to the trust.

         The amount of principal required to be paid to noteholders under the indenture on any distribution date will generally be limited to amounts available to be deposited in the principal distribution account; therefore, the failure to pay principal on a class of notes will generally not result in the occurrence of an Event of Default under the indenture until the applicable final scheduled distribution date for that class of notes.

         The "CONTROLLING CLASS" will be the class A notes until they are paid in full; thereafter, the class B notes until they are paid in full; thereafter, the class C notes until they are paid in full; and thereafter, the class D notes.

         As provided in clause (1) above, until the class A notes have been paid in full, the failure to pay interest due on the class B notes will not be an Event of Default; until the class B notes have been paid in full, the failure to pay interest due on the class C notes will not be an Event of Default; and until the class C notes have been paid in full, the failure to pay interest due on the class D notes will not be an Event of Default.

         RIGHTS UPON EVENT OF DEFAULT. If an Event of Default occurs, the indenture trustee may, and at the written direction of the holders of not less than a majority of the outstanding principal amount of the controlling class, shall declare the notes to be immediately due and payable. Such declaration may be rescinded at the written direction of the holders of not less than a majority of the outstanding principal amount of the controlling class at any time before the indenture trustee obtains a judgment or a decree for the payment of money by the trust, if both of the following occur:

        o the issuer has paid or deposited with the indenture trustee enough money to pay:

              - all payments of principal of and interest on all notes and all other amounts that would then be due if the Event of Default causing the acceleration of maturity had not occurred;

              - all sums paid by the indenture trustee and the reasonable compensation, expenses and disbursements of the indenture trustee and its agents and counsel, and the reasonable compensation, expenses and disbursements of the owner trustee and its agents and counsel; and

         o all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived.

         If an Event of Default has occurred, the indenture trustee may institute proceedings to realize upon the receivables, may exercise any other remedies of a secured party, including selling the receivables, or may elect to maintain possession of the receivables and continue to apply collections on the receivables. However, the indenture trustee will be prohibited from selling the receivables following an Event of Default other than an Event of Default listed in clause (1) or (2) under "--Events of Default" above, unless:

         (i) with respect to any Event of Default listed in clause (5) above,

                 (a) the holders of 100% of the outstanding principal amount of the controlling class consent to such sale;

                 (b) the proceeds of such sale are sufficient to pay in full the principal of and accrued interest on the outstanding notes at the date of such sale; or

                 (c) the indenture trustee determines, based solely on an analysis provided by an independent accounting firm (which shall not be at the expense of the indenture trustee), that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable and the indenture trustee obtains the consent of the holders of notes representing at least two-thirds of the aggregate outstanding principal amount of the controlling class, or

                 (ii)     with respect to any Event of Default listed in clause
                          (3) or (4) above,

                          (a) the holders of all the outstanding notes consent thereto; or

                          (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest on all the outstanding notes.

         Any proceeds received in connection with a sale of the receivables described in this paragraph, net of certain fees and expenses, shall be applied in the following order of priority:

                          (i) ratably to the class A notes to the extent of interest due thereon and then principal, until paid in full;

                          (ii) interest and then principal of the class B notes until paid in full;

                          (iii) interest and then principal of the class C notes until paid in full;

                          (iv) interest and then principal of the class D notes until paid in full; and

                          (v) to the extent that any amounts payable under "Application of Total Distribution Amounts--Priority of Payments" have not been paid, to payment of such additional amounts.

         Pursuant to the Trust Indenture Act of 1939, as amended, the indenture trustee may be deemed to have a conflict of interest and be required to resign as trustee for the class A notes, the class B notes, the class C notes or the class D notes if a default occurs under the indenture. In these circumstances, the indenture will provide for a successor trustee to be appointed for one or each of the class A notes, the class B notes, the class C notes and the class D notes, in order that there be separate trustees for each of the class A notes, the class B notes, the class C notes and the class D notes. So long as any amounts remain unpaid with respect to the class A notes, only the trustee for the class A noteholders will have the right to exercise remedies under the indenture (but the class B, class C and class D noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the class B, class C and class D notes to the class A notes as described in this prospectus supplement), and only the class A noteholders will have the right to direct or consent to any action to be taken, including sale of the receivables, until the class A notes are paid in full. Upon repayment of the class A notes in full, all rights to exercise remedies under the indenture will transfer to the trustee for the class B notes, and for so long as any amounts remain unpaid with respect to the class B notes, only the trustee for the class B noteholders will have the right to exercise remedies under the indenture (but the class C and class D noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the class C and class D notes to the class B notes as described in this prospectus supplement), and only the class B noteholders will have the right to direct or consent to any action to be taken, including sale of the receivables, until the class B notes are paid in full. Upon payment of the class A notes and class B notes in full, all rights to exercise remedies under the indenture will transfer to the trustee for the class C notes, and for so long as any amounts remain unpaid with respect to the class C notes, only the trustee for the class C noteholders will have the right to exercise remedies under the indenture (but the class D noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the class D notes to the C notes as described in this prospectus supplement), and only the class C noteholders will have the right to direct or consent to any action to be taken, including sale of the receivables, until the class C notes are paid in full. Upon payment of the class A notes, the class B notes and the class C notes in full, all rights to exercise remedies under the indenture will transfer to the trustee for the class D notes. Any resignation of the original indenture trustee as described above with respect to any class of notes will become effective only upon the appointment of a successor trustee for such class of notes and such successor's acceptance of such appointment.

         None of the indenture trustee or the owner trustee in their individual capacities, any certificateholder, or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors, or assigns will be personally liable for the payment of principal of or interest on the notes or for the agreements of the trust contained in the indenture.

         Each noteholder, by accepting a note, and the indenture trustee will covenant that they will not at any time institute against the trust or the depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

THE INDENTURE TRUSTEE

         Wells Fargo Bank Minnesota, National Association, will be the indenture trustee under the indenture. Wells Fargo Bank Minnesota, National Association is a national banking association and its principal corporate trust offices are located as Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. The depositor and its affiliates may maintain normal banking relations with Wells Fargo Bank Minnesota, National Association and its affiliates. The indenture trustee may resign at any time, in which event the trust will be obligated to appoint a successor indenture trustee. The trust will be obligated to remove the indenture trustee and appoint a successor if the indenture trustee ceases to be eligible to continue as such under the indenture, breaches any of its representations, warranties or covenants under the transaction documents or becomes insolvent. No resignation or removal of the indenture trustee and appointment of a successor indenture trustee will become effective until acceptance of the appointment by such successor indenture trustee. Unless a successor indenture trustee shall have been so appointed and shall have accepted appointment within 90 days after giving of notice of resignation, the indenture trustee may petition a court of competent jurisdiction for the appointment of a successor trustee.

                    APPLICATION OF TOTAL DISTRIBUTION AMOUNTS

SOURCES OF FUNDS FOR DISTRIBUTIONS

         The funds available to the trust to make payments on the securities on each distribution date will generally come from the following sources:

         o collections received on the receivables during the prior calendar month;

         o deficiency balance recoveries received during the prior calendar month on receivables that were charged off as losses in prior months, liquidation proceeds and insurance proceeds;

         o proceeds of repurchases of receivables by the originator or purchases of receivables by a servicer because of certain breaches of representations or covenants;

         o the trust's share of net investment earnings, if any, on funds on deposit in accounts established in connection with the trust;

         o    monthly advances by the servicer; and

         o    any GAP Amounts.

         The precise calculation of the funds available to make payments on the securities is in the definition of total distribution amount in the section "Glossary of Terms." We refer you to that definition. Among other things, the total distribution amount is calculated net of payments of any late fees, prepayment charges extension fees, pass-a-payment fees and other administrative fees or similar charges allowed by applicable law, collected or retained by or paid to the servicer during each month. See "Description of the Receivables Transfer and Servicing Agreements--Servicing Compensation and Expenses" in the prospectus.

PRIORITY OF PAYMENTS

         On each distribution date the trust will apply the total distribution amount for that distribution date in the following amounts and order of priority:

         (1) Servicing Fee -- the servicing fee and any other amounts payable to the servicer, including reimbursement of servicing advances as described in this prospectus supplement;

         (2) Other Trust Fees -- the fees and any other amounts payable to the indenture trustee and the owner trustee (not to exceed $100,000 in any 12-month period);

         (3) Class A Note Interest -- accrued and unpaid interest due on the class A notes for payment ratably to the class A noteholders;

         (4) First Allocation of Principal -- to deposit into the principal distribution account an amount equal to the excess, if any, of
                  (x) the aggregate principal balance of the class A notes as of the day immediately preceding such distribution date over (y) the aggregate principal balance of the receivables at the end of the related collection period;

          (5) Class B Note Interest-- accrued and unpaid interest due on the class B notes;

          (6) Second Allocation of Principal -- to deposit into the principal distribution account an amount equal to (1) the excess, if any, of (x) the aggregate principal balance of the class A notes and the class B notes as of the day immediately preceding such distribution date over (y) the aggregate principal balance of the receivables at the end of the related collection period, minus (2) any amount deposited into the principal distribution account pursuant to the fourth item above;

          (7) Class C Note Interest-- accrued and unpaid interest due on the class C notes;

          (8) Third Allocation of Principal -- to deposit into the principal distribution account an amount equal to (1) the excess, if any, of (x) the aggregate principal balance of the class A notes, the class B notes and the class C notes as of the day immediately preceding such distribution date over (y) the aggregate principal balance of the receivables at the end of the related collection period, minus (2) any amounts deposited into the principal distribution account pursuant to the fourth and sixth items above;

          (9) Class D Note Interest -- accrued and unpaid interest due on the class D notes;

          (10) Regular Allocation of Principal -- to deposit into the principal distribution account and amount equal to (1) the excess, if any, of (x) the aggregate principal balance of the class A notes, class B notes, class C notes and class D notes as of the day immediately preceding such distribution date over (y) (A) the aggregate principal balance of the receivables at the end of the related collection period, minus
                  (B) the target overcollateralization level with respect to such distribution date, minus (2) any amounts deposited into the principal distribution account pursuant to the fourth, sixth and eighth items above;

          (11) Remaining Trust Fees -- to pay any other expenses of the trust by paying to the applicable party, from the amounts remaining after the deposits pursuant to the first through tenth items above, any accrued and unpaid fees or expenses or any other amounts owed to such party; and

          (12)    Residual-- any remaining funds to the certificateholders.

PRIORITY OF PAYMENTS FOLLOWING EVENTS OF DEFAULT RESULTING IN ACCELERATION OF THE NOTES

         Notwithstanding the foregoing, on each distribution date following the occurrence and during the continuation of an Event of Default relating to default in the payment of principal or interest on any note or the occurrence of an event of insolvency or dissolution which Event of Default has resulted in an acceleration of the notes (but prior to any liquidation of the receivables and other trust property), (1) if the class A notes are outstanding, the funds on deposit in the collection account remaining after the payment of the servicing fee and the fees payable to the owner trustee and the indenture trustee (to the extent provided in the second under "--Priority of Payments"), and interest on the class A notes for such distribution date, will be deposited in the principal distribution account to the extent necessary to reduce the principal amount of the class A notes to zero, (2) if the class A notes have been paid in full, the funds on deposit in the collection account remaining after the payment specified in clause (1) and interest on the class B notes for such distribution date will be deposited in the principal distribution account to the extent necessary to reduce the principal amount of the class B notes to zero, (3) if the class A notes and class B notes have been paid in full, the funds on deposit in the collection account remaining after the payments specified in clauses (1) and (2) and interest on the class C notes for such distribution date will be deposited in the principal distribution account to the extent necessary to reduce the principal amount of the class C notes to zero, and (4) if the class A notes, class B notes and class C notes have been paid in full, the funds on deposit in the collection account remaining after the payments specified in clauses (1),
(2) and (3) and interest on the class D notes for such distribution date will be deposited in the principal distribution account to the extent necessary to reduce the principal amount of the class D notes to zero. In such case, no payments of principal or interest on the class B notes will be made until payment in full of principal and interest on the class A notes, no payments of principal or interest on the class C notes will be made until payment in full of principal and interest on the class A notes and the class B notes, and no payments of principal or interest on the class D notes will be made until payment in full of principal and interest on the class A notes, the class B notes and the class C notes. Payments of principal will be made to the holders of the class A notes ratably according to the amounts due and payable on the class A notes for principal.

         Following the occurrence and during the continuation of any Event of Default other than those described at the start of the preceding paragraph and which has resulted in an acceleration of the notes (but prior to any liquidation of the receivables and other trust property), the funds, if any, on deposit in the collection account remaining after the applications described in items (1) through (10) under "--Priority of Payments" will be distributed as principal of the notes in the order and priority set forth for the distribution of principal under "Description of the Notes--Payments of Principal" to the extent necessary to reduce the principal amount of all the notes to zero.

         Following an Event of Default, the indenture trustee may elect or be directed to liquidate the receivables and the other property of the Trust, subject to the requirements described in this prospectus supplement under "Description of the Notes--Certain Provisions of the Indenture--Rights upon Event of Default." Irrespective of the type of Event of Default, upon such a liquidation of receivables and other trust property, the proceeds of such a liquidation will be distributed in the order of priority described under that subheading.

OVERCOLLATERALIZATION

         The amounts in respect of principal that are distributable to noteholders on each distribution date are intended, among other things, to result in a creation of "overcollateralization." The overcollateralization amount is the amount, if any, by which the aggregate principal balance of the receivables exceeds the aggregate principal balance of the notes. Initially, however, the aggregate principal balance of the notes will exceed the aggregate principal balance of the receivables by an amount equal to approximately 1.46% of the aggregate principal balance of the receivables as of the cut-off date. As of the cut-off date, the aggregate principal balance of the receivables was $553,727,701.64, which is less than the initial aggregate principal balance of the notes.

         Item 10 under "Application of Total Distribution Amounts--Priority of Payments" is intended to apply all remaining funds, including any "excess spread," to achieve and then maintain the target overcollateralization level. This application is intended to result in the payment of more principal of notes in the earlier months of the trust than the amount of principal payments collected on the receivables in the related collection period. As the principal balance of the notes is paid down in this manner to create an overcollateralization amount equal to the target overcollateralization level, credit support in the form of overcollateralization is created.

         The target overcollateralization level is intended to absorb anticipated losses on the receivables, but we cannot assure you that target overcollateralization will be achieved, or if achieved, that it will be sufficient to absorb any or all actual losses on the receivables. The target overcollateralization level on each distribution date will be an amount equal to the greater of (x) 2.00% of the pool balance at the end of the related collection period and (y) $5,537,277.02 or 1.00% of the initial aggregate principal balance of the receivables.

                             DESCRIPTION OF THE SALE
                             AND SERVICING AGREEMENT

         The depositor will transfer the receivables to the trust and the servicer will service the receivables under the sale and servicing agreement among the depositor, the servicer, the seller, the trust and the indenture trustee. We will file a copy of the sale and servicing agreement in its execution form with the SEC after the trust issues the notes. We have summarized below and in the prospectus some of the important terms of the sale and servicing agreement. This summary is not a complete description of all of the provisions of the sale and servicing agreement. The following summary supplements, and in some instances changes, the description of the general terms and provisions of the notes of any trust and the related sale and servicing agreement set forth under the headings "Certain Information Regarding the Securities" and "Description of Transfer and Servicing Agreements" in the prospectus. We refer you to those sections.

SALE AND ASSIGNMENT OF THE RECEIVABLES

         The seller will transfer and assign to the depositor the receivables. The seller will assign to the depositor the representations and warranties made by Huntington to the seller when Huntington sold the receivables to the seller on June 30, 2003. The depositor will transfer the receivables to the trust on the closing date and will also assign those representations and warranties to the trust. In addition, Huntington, as servicer, will make certain representations and warranties with respect to the receivables to the trust as of the closing date pursuant to the sale and servicing agreement.

         The depositor will not make any representations and warranties in respect of the receivables except that it is transferring the receivables to the trust free of any lien or security interest created by or under the depositor.

         Pursuant to the purchase agreement and the sale and servicing agreement, Huntington will be obligated to repurchase a receivable from the trust, upon a breach of any representation or warranty made by Huntington with respect to the receivable if the breach has not been cured within sixty days following discovery by or notice to Huntington of the breach. If such breach of a representation or warranty is curable and Huntington has timely commenced such cure or remedy but notwithstanding its due and diligent efforts, the remedy or cure is not capable of cure within such sixty-day period, Huntington will, upon receipt of written consent by the trust, the indenture trustee or the owner trustee, have up to two additional thirty-day periods to effectuate the cure (up to an aggregate total of 120 days) so long as it is acting in good faith to effectuate such cure.

         Pursuant to the sale and servicing agreement, the servicer will be obligated to purchase a receivable from the trust in connection with a breach of some of its servicing obligations under the sale and servicing agreement, as well as the representations and warranties it makes regarding the receivables on the closing date, if the breach has not been cured within 60 days following the discovery by or notice to the servicer of the breach or such longer period as may be granted in accordance with the terms of the sale and servicing agreement; provided that, the servicer is acting in good faith to effectuate such cure.

         Each receivable will be purchased from the trust at a price equal to the repurchase amount. The "REPURCHASE AMOUNT" is further described in the definition of that term in the Glossary of Terms in this prospectus supplement. The repurchase obligation will constitute the sole remedy available for any uncured breaches for representations and warranties made under the purchase agreement and the sale and servicing agreement.

ADVANCES

         Monthly Advances. The servicer will advance the interest portion of each monthly payment that is delinquent for any receivable at the close of business on the last day of a collection period, either as a result of non-payment by an obligor or because payment in the collection period had been deferred by the servicer pursuant to the terms of the sale and servicing agreement, referred to as a "monthly advance." Monthly advances will be made from amounts held for future distribution by the servicer subject to the conditions set forth in the sale and servicing agreement. The servicer has no obligation to make monthly advances for amounts that it determines, in its sole reasonable opinion, are non-recoverable from liquidation proceeds or otherwise from amounts allocable to interest with respect to the receivables. Monthly advances are reimbursable as described below under "--Servicing Compensation and Expenses."

         Servicing Advances. The servicer may also make advances for customary, reasonable and necessary out-of-pocket costs and expenses (other than monthly advances) that the servicer may incur in connection with its servicing of the receivables, including, but not limited to, the cost of repossessing a financed vehicle and restoring and reconditioning such financed vehicle in preparation for auction, any enforcement or judicial proceedings or the sale or other disposition of repossessed financed vehicles. Servicing advances are reimbursable as described below under "--Servicing Compensation and Expenses."

GAP AMOUNTS

         Some of the receivables are covered by HNB GAP. If all or a portion of the principal balance of a receivable is required to be cancelled pursuant to HNB GAP, Huntington will notify the servicer, the servicer will reduce the principal balance of such receivable by the GAP Amount and Huntington will remit to the servicer the GAP Amount. The trust will have no right to collect the GAP Amount from any obligor.

EXTENSIONS

         The servicer may, in its discretion, arrange with the obligor on a receivable to extend or modify the payment schedule; provided, that the servicer may not grant more than one extension on such receivable in any calendar year and not more than three extensions on any such receivable. If the servicer extends the date for the final payment by any obligor of any receivable beyond October 15, 2010, the servicer must purchase the receivable at the repurchase amount.

ACCOUNTS

         In addition to the collection account, the following accounts will be established--

         o the indenture trustee will establish with an eligible institution a principal distribution account and a note interest distribution account for the benefit of the noteholders; and

         o indenture trustee as paying agent for the trust, will establish with itself a distribution account for the benefit of the certificateholders.

The trust will not have a reserve account.

SERVICING COMPENSATION AND EXPENSES

         The servicer will be entitled to receive on each distribution date the servicing fee in an amount equal to the product of 1/12 of 1.00% of the aggregate principal balance of the receivables as of the first day of the related collection period, or in the case of the first collection period, July 1, 2003. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior distribution dates, will be payable on each distribution date. The servicing fee will be paid only to the extent of the funds deposited in the collection account with respect to the collection period preceding such distribution date. The servicer will also be entitled to retain any late fees, prepayment charges, extension fees, pass-a-payment fees and other administrative fees or similar charges allowed by applicable law on the receivables, collected during the related collection period. See "Description of the Receivables Transfer and Servicing Agreements--Servicing Compensation and Expenses" in the prospectus. The servicer will also be reimbursed for monthly advances, unreimbursed servicing advances and certain reasonable out-of-pocket expenses to the extent permitted under the sale and servicing agreement.

RESIGNATION OF THE SERVICER

         The servicer may not resign from its obligations and duties as servicer except upon determination that, by reason of a change in legal requirements, the servicer's performance of these duties would be in violation of particular legal requirements or if the indenture trustee, the owner trustee and the servicer mutually agree. No resignation will become effective until a successor servicer has assumed the servicer's servicing obligations and duties under the sale and servicing agreement.

EVENTS OF SERVICING TERMINATION; ADDITIONAL EVENTS OF SERVICING TERMINATION

         An "EVENT OF SERVICING TERMINATION" includes:

         o the servicer's failure to remit any payments required to be made under the sale and servicing agreement, which failure continues unremedied for a period of one business day, in the case of payments required on the remittance date for each collection period, and otherwise for a period of three business days;

         o the servicer's failure or failures to satisfy any other covenant or agreement set forth in the sale and servicing agreement, which failure or failures, remains unremedied for a period of 30 days after discovery thereof by a responsible officer of the servicer or it receives written notice of such failure from the noteholders evidencing not less than 25% of the aggregate outstanding principal amount of the controlling class;

         o failure by the servicer to maintain its license to do business in any jurisdiction where the servicer is required to be licensed in connection with the servicing of the receivables or the performance of its other obligations under the sale and servicing agreement;

         o any assignment or delegation by the servicer of its duties or rights under the sale and servicing agreement except as specifically permitted thereunder, or any attempt to make such assignment or delegation;

         o the indictment of the servicer, any director or employee thereof, any affiliate or any director or employee thereof for criminal activity related to the origination or servicing activities of the servicer, in each case, where such indictment materially and adversely affects the ability of the servicer, as applicable, to perform its obligations under the sale and servicing agreement subject to the condition that such indictment is not dismissed within ninety days; or

         o particular events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the servicer indicating its insolvency.

         An "ADDITIONAL EVENT OF SERVICING TERMINATION" means the occurrence and continuation of any of the following events:

         o    the occurrence of a termination trigger event;

         o any change in the business, assets, operations, prospects or condition, financial or otherwise, of the servicer that has a material adverse effect on the ability of the servicer to perform any of its obligations under the sale and servicing agreement;

         o the long-term unsecured debt rating of the servicer is withdrawn or reduced to "Baa2" or below by Moody's, "BBB" or below by S&P or "BBB" or below by Fitch, Inc.; or

         o a default by the servicer in the payment of indebtedness for borrowed money in excess of $10,000,000.

         "TERMINATION TRIGGER EVENT" means, with respect to any determination date, any of the following: (a) the pool delinquency percentage as of the last day of the related collection period is greater than 2.625%, (b) the six-month annualized net loss ratio as of such determination date exceeds the percentages set forth for the period in which the determination date occurs in the definition of "sequential principal payment trigger percentage" and (c) the cumulative net loss ratio exceeds the percentage set forth opposite such determination date on schedule C to the sale and servicing agreement.

RIGHTS UPON EVENT OF SERVICING TERMINATION AND ADDITIONAL EVENT OF SERVICING TERMINATION

         If an Event of Servicing Termination occurs, the indenture trustee or holders of not less than a majority of the principal amount of the controlling class of the notes (or, if no notes are outstanding, 25% of the percentage interests in the certificates) may remove the servicer without the consent of any of the other securityholders. If an Additional Event of Servicing Termination occurs, the indenture trustee or holders of not less than 75% of the percentage interests in the certificates may remove the servicer without the consent of the noteholders.

         As promptly as possible after a notice of termination has been received by the servicer, holders of not less than a majority of the percentage interests in the certificates will appoint an eligible servicer who satisfies the rating agency condition as successor servicer, and such successor servicer will accept its appointment by a written assumption in a form acceptable to the indenture trustee. If a successor servicer has not been appointed by the certificateholders or has not accepted its appointment when the servicer ceases to act as servicer, the indenture trustee will automatically be appointed the successor servicer. However, if (x) a successor servicer has not been selected by the certificateholders or has not accepted its appointment when the servicer ceases to act as servicer and (y) the indenture trustee shall be legally unable to act as servicer, the indenture trustee, the owner trustee or holders of not less than 25% of the principal amount of the controlling class of the notes (or, if no notes are outstanding, 25% of the percentage interests in the certificates) may petition a court of competent jurisdiction to appoint an eligible servicer as the successor to the servicer. In such case, the outgoing servicer will be required to act as servicer until a successor has been appointed and accepted such appointment. Upon such termination, the indenture trustee or a successor servicer appointed by the certificateholders will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements; provided however, the indenture trustee will not assume the obligation of the servicer to make monthly advances, as described under "--Advances--Monthly Advances," or to repurchase receivables as a result of a breach of a representation or warranty as described under "--Sale and Assignment of Receivables."

WAIVER OF PAST EVENTS OF SERVICING TERMINATION

         If an Event of Servicing Termination occurs, holders of not less than a majority of the principal amount of the controlling class of the notes (or, if no notes are outstanding, a majority of the percentage interests in the certificates) may waive any Event of Servicing Termination or default by the servicer in the performance of its obligations under the sale and servicing agreement (other than an Event of Servicing Termination relating to an insolvency event or to the failure to make deposits or payments under the sale and servicing agreement or a default that would with the passage of time become an Additional Event of Servicing Termination), without the consent of the other securityholders.

         If an Additional Event of Servicing Termination occurs, holders of not less than 100% of the percentage interests in the certificates may waive any default by the servicer in the performance of its obligations under the sale and servicing agreement and its consequences that is, or with the giving of notice or lapse of time or both would become an Additional Event of Servicing Termination, without the consent of the noteholders.

DEPOSITS TO THE COLLECTION ACCOUNT

         The servicer will establish the collection account as described under "Description of the Receivables Transfer and Servicing Agreements--Accounts" in the prospectus. In general, the servicer will be permitted to retain collections on the receivables until the remittance date related to each distribution date. However, the servicer will be required to remit collections received with respect to the receivables not later than the second business day after receipt to the collection account if (1) there is an Event of Servicing Termination, (2) Huntington is no longer the servicer or (3) Huntington no longer has the required minimum rating set forth in the sale and servicing agreement.

         On or before each remittance date, the servicer will cause all collections on receivables and other amounts constituting the total distribution amount for the related distribution date to be deposited into the collection account. See "Description of Receivables Transfer and Servicing
Agreements--Collections" in the prospectus. These amounts include the servicing advances and GAP Amounts as described above under "--Advances" and "--GAP Amounts."

         SERVICER WILL PROVIDE INFORMATION TO INDENTURE TRUSTEE. On each determination date related to a distribution date, the servicer will provide the indenture trustee with the information required pursuant to the sale and servicing agreement with respect to the collection period preceding such distribution date, including:

         o        the amount of collections on the receivables;

         o        the amount of receivables designated as defaulted receivables;
                  and

         o the amount of receivables to be repurchased by the originator or the servicer and the aggregate repurchase amount therefor.

                           CERTAIN REGULATORY MATTERS

         Huntington is chartered as a national banking association and is subject to extensive regulation and supervision by the Office of the Comptroller of the Currency (the "COMPTROLLER"). If Huntington becomes insolvent, is deemed to be in an unsafe or unsound condition, engages in certain violations of laws or regulations, or if certain other factors occur, the Comptroller is authorized to appoint the FDIC as conservator or receiver. The Comptroller has broad enforcement powers over Huntington, which may adversely affect the operation of the trust and your rights under the sale and servicing agreement and the indenture prior to the appointment of a conservator or receiver.

         The Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), sets forth certain powers that the FDIC may exercise if it were appointed as conservator or receiver of Huntington. Among other things, the FDIA grants such a conservator or receiver the power to repudiate contracts of, and to request a stay of up to 90 days of any judicial action or proceeding involving, Huntington.

         To the extent that (i) Huntington granted a security interest in the receivables to the seller and that security interest was assigned to the indenture trustee, (ii) the interest of the seller is a first priority security interest and was validly perfected before Huntington's insolvency, (iii) the interests of the seller and the indenture trustee were not taken or granted in contemplation of Huntington's insolvency or with the intent to hinder, delay or defraud Huntington or its creditors, (iv) each of the purchase agreement and the sale and servicing agreement is continuously a record of Huntington, (v) each of the purchase agreement and the sale and servicing agreement represents a bona fide and arm's-length transaction undertaken for adequate consideration in the ordinary course of business, and (vi) each of the seller and the indenture trustee is not an insider or affiliate of Huntington, such valid perfected security interest of the seller would be enforceable (to the extent of the seller's "actual direct compensatory damages") notwithstanding the insolvency of, or the appointment of a receiver or conservator for, Huntington and payments to the seller (or its assigns) with respect to the receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by the FDIC as conservator or receiver of Huntington. If, however, the FDIC were to assert that the security interest was unperfected or unenforceable or were to require the seller (or its assigns) to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA or the FDIC as conservator or receiver were to request a stay of proceedings with respect to Huntington as provided under FIRREA, delays in payments on the securities and possible reductions in the amount of those payments could occur. The FDIA does not define the term "actual direct compensatory damages," but the FDIC has stated that a claim for "actual direct compensatory damages" is limited to such damages determined as of the date of appointment of the FDIC as conservator or receiver, and investors may not have a claim for interest accrued during any period after such appointment. In addition, in one case involving the repudiation by the Resolution Trust Corporation, formerly a sister agency of the FDIC, of certain secured zero-coupon bonds issued by a savings association, a United States Federal district court held that "actual direct compensatory damages" in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If the court's view were applied to determine the trust's "actual direct compensatory damages" in the event the FDIC repudiated Huntington's obligations under the sale and servicing agreement, the amount paid to securityholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the notes and the interest accrued thereon to the date of payment.

         In addition, while Huntington is the servicer, cash collections held by the servicer may, subject to certain conditions, be commingled and used for the benefit of the servicer prior to the date on which such collections are required to be deposited in the collection account. In the event of the conservatorship or receivership of the servicer or, in certain circumstances, the lapse of certain time periods, the trust may not have a perfected interest in such collections and, in such event, the trust may suffer a loss of all or part of such collections which may result in a loss to securityholders.

         A conservator or receiver may also have the power to cause the early sale of the receivables and the early retirement of the notes and to repudiate any servicing obligations of Huntington. In addition, in the event of an Event of Servicing Termination relating to the insolvency of the servicer, if no Event of Servicing Termination other than such conservatorship or receivership or insolvency exists, the conservator or receiver for the servicer may have the power to prevent the appointment of a successor servicer.

         Recently the Comptroller issued a temporary cease and desist order against a national banking association in connection with a securitization of its consumer credit card receivables that directed that bank to, among other things:

         o immediately withhold funds from collections, notwithstanding the trusts' perfected security interest in such funds, in an amount sufficient to compensate the bank for its actual costs and expenses of servicing the receivables;

         o rescind all relevant securitization agreements and immediately cease to act as servicer if those agreements are not amended to increase the amount and priority of the servicing fee within 30 days; and

         o in any case, continue to act as servicer for no longer than 120 days.

         The Comptroller also issued a notice of charges for a permanent cease and desist order asserting that the 2% per annum servicing fee that the bank was entitled to receive under the securitization documents was inadequate compensation, and therefore contrary to safe and sound banking practices, because (i) the bank's actual cost of servicing exceeded 2% per annum and (ii) as a result of the subordination of the servicing fee the bank was receiving reduced or no payments for certain services. In addition, the Comptroller separately ordered the bank to cease extending new credit on its credit cards, effectively shutting down the bank's credit card business and depriving the securitization trust of additional receivables.

         In the event that Huntington were in economic or regulatory difficulty and servicing fees payable under the sale and servicing agreement did not fully compensate Huntington for its actual servicing costs, an appropriate banking agency might order Huntington to amend or rescind or to withhold amounts equal to its actual servicing costs. While the depositor has no reason to believe that any banking agency would currently consider provisions relating to Huntington acting as servicer or the payment of a servicing fee to Huntington, or any other obligation of Huntington under the purchase agreement or the sale and servicing agreement to be unsafe or unsound or violative of any laws, rule or regulation applicable to Huntington, there can be no assurance that an appropriate banking agency in the future would not conclude otherwise. If an appropriate banking agency did reach such a conclusion, and orders Huntington to rescind or amend the purchase agreement or the sale and servicing agreement, payments to you could be delayed or reduced.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Sidley Austin Brown & Wood LLP, Federal Tax Counsel for the trust, for federal income tax purposes, the offered notes will be characterized as debt, and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. See "Material Federal Income Tax Consequences" in the prospectus.

                         CERTAIN STATE TAX CONSEQUENCES

         Because of the variation in each state's and locality's tax laws, it is impossible to predict the tax classification of the trust or the tax consequences to the trust or to the holders of offered notes in all of the state and local taxing jurisdictions in which they may be subject to taxation. Vorys, Sater, Seymour and Pease llp, special Ohio tax counsel, will deliver its opinion to the effect that (1) to the extent that the offered notes are characterized as indebtedness for federal income tax purposes, they will be characterized as indebtedness for purposes of the Ohio franchise tax as measured by net income and (2) to the extent that the offered notes, when issued, will not represent interests in an association or publicly traded partnership taxable as a corporation for federal income tax purposes, the offered notes should not represent interests in a person or entity (a) taxable as a corporation for purposes of the Ohio corporation franchise tax measured by net income, or (b) subject to direct tax on an Ohio "qualifying pass-through entity," or (c) subject to the Ohio income tax levied on individuals and estates, (d) subject to Ohio withholding tax levied on a "qualifying pass-through entity" or a "qualifying trust," or (e) subject to any other direct Ohio income tax on trusts. The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon a noteholder's particular tax situation. We suggest that prospective investors should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the offered notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                      EMPLOYEE BENEFIT PLAN CONSIDERATIONS

         The offered notes may, in general, be purchased by or on behalf of Plans. Although we cannot assure you in this regard, the offered notes should be treated as "debt" and not as "equity interests" for purposes of the Plan Assets Regulation because the offered notes --

         o are expected to be treated as indebtedness under local law and will, in the opinion of Federal Tax Counsel for the trust, be treated as debt, rather than equity, for federal income tax purposes (see "Material Federal Income Tax Consequences" in the prospectus); and

         o    should not be deemed to have any "substantial equity features."

         See "ERISA Considerations" in the prospectus.

         However, the acquisition and holding of offered notes of any class by or on behalf of a Plan could be considered to give rise to a prohibited transaction under ERISA and Section 4975 of the Code or Similar Law if the trust, the owner trustee, the indenture trustee, the servicer, any holder of 50% or more of the certificates or any of their respective affiliates is or becomes a "party in interest" or a "disqualified person" (as defined in ERISA and the Code, respectively) with respect to any Plan whose assets are used to acquire notes. In that case, certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding by a Plan depending on the type and circumstances of the fiduciary making the decision to acquire an offered note on behalf of the Plan--for example:

         o Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected by an "in-house asset manager";

         o PTCE 95-60, which exempts certain transactions involving insurance company general accounts;

         o PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

         o PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; and

         o PTCE 84-14, which exempts certain transactions effected by a "qualified professional asset manager."

There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the offered notes, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment.

         Each person that acquires an offered note and that is or is acquiring the offered note on behalf of or with plan assets of a Plan will be deemed to have represented that its acquisition and holding of the offered note satisfy the requirements for relief under one of the foregoing exemptions or, in the case of a Plan subject to Similar Law, do not result in a violation of Similar Law.

         Because the trust, the indenture trustee, the owner trustee, the servicer and the underwriters may receive benefits in connection with a sale of the offered notes, the purchase of offered notes with assets of a plan over which any of these parties or their affiliates has investment authority may be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, the offered notes may not be purchased with the assets of a Plan if the depositor, the servicer, an underwriter, the indenture trustee, the owner trustee or any of their affiliates:

         o has investment or administrative discretion with respect to the assets of the Plan used to effect the purchase,

         o has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and will be based on the particular investment needs of the Plan, or

         o unless PTCE 95-60, PTCE 91-38 or PTCE 90-1 applies, is an employer maintaining or contributing to the Plan.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to cause the trust to sell to Morgan Stanley & Co. Incorporated and Huntington Capital Corp. (together the "UNDERWRITERS"), and each underwriter has agreed severally to purchase, the principal amount of offered notes set forth opposite its name below.

                                                  PRINCIPAL       PRINCIPAL       PRINCIPAL       PRINCIPAL
                                                  AMOUNT OF       AMOUNT OF       AMOUNT OF       AMOUNT OF
                                                  CLASS A-1       CLASS A-2        CLASS B          CLASS C
   UNDERWRITER                                      NOTES           NOTES           NOTES            NOTES
-----------------                               ------------     ------------   -------------    ------------
Morgan Stanley & Co. Incorporated.........      $398,175,000     $113,714,000     $17,996,000      $9,690,000
Huntington Capital Corp...................        10,000,000               --              --              --
                                                ------------     ------------   -------------    ------------

     Totals...............................      $408,175,000     $113,714,000     $17,996,000      $9,690,000
                                                ============     ============   =============    ============

         In the underwriting agreement, the underwriters have severally agreed, subject to the terms and conditions set forth therein, to purchase all of the offered notes if any offered notes are purchased. In the event of a default by an underwriter, the underwriting agreement provides that, in certain circumstances, the underwriting agreement may be terminated.

         The depositor has been advised by the underwriters that they propose initially to offer the offered notes to the public at the applicable prices set forth on the cover page of this prospectus supplement. After the initial public offering of the offered notes, the public offering prices of the offered notes may change.

         The selling concessions that each underwriter may allow to certain dealers, and the discounts that those dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each class of offered notes will be as follows:

                                                             SELLING
                                                           CONCESSIONS                     REALLOWANCE
                                                          NOT TO EXCEED                   NOT TO EXCEED
                                                      --------------------------     -------------------------
Class A-1 notes...........................                 0.075%                           0.0375%
Class A-2 notes...........................                 0.150%                           0.0750%
Class B notes.............................                 0.300%                           0.1500%
Class C notes.............................                 0.450%                           0.2250%

         Until the distribution of the offered notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the offered notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the offered notes. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the offered notes.

         If an underwriter creates a short position in the offered notes in connection with this offering (i.e., it sells more offered notes than are set forth on the cover page of this prospectus supplement), that underwriter may reduce that short position by purchasing offered notes in the open market.

         In general, purchases of an offered note for the purpose of stabilization or to reduce a short position could cause the price of the offered note to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of an offered note to the extent that it were to discourage resales of the offered note.

         None of the seller, the depositor or the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the offered notes. In addition, none of the seller, the depositor or the underwriters make any representation that any underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The offered notes are new issues of securities and there currently is no secondary market for the offered notes. Morgan Stanley & Co. Incorporated expects to make a market in such securities but will not be obligated to do so. We cannot assure you that a secondary market for the offered notes will develop. If a secondary market for the offered notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes.

         The indenture trustee may, from time to time, invest the funds in the collection account in investments acquired from or issued by an underwriter.

         In the ordinary course of business, the underwriters and their respective affiliates have engaged and may engage in investment banking and commercial banking transactions with the originator and the servicer and their respective affiliates.

         Each of the depositor and the originator has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that any underwriter may be required to make in respect thereof.

         The closings of the sale of each class of offered notes are conditioned on the closing of the sale of each other class of notes and the certificates.

         Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by that investor's representative within the period during which there is an obligation to deliver a prospectus, the depositor or such underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the prospectus.

         The depositor and the seller are affiliates of Morgan Stanley & Co. Incorporated. The servicer is an affiliate of Huntington Capital Corp.

                                 LEGAL OPINIONS

         Certain legal matters and federal income tax matters relating to the offered notes will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, New York, New York. Certain legal matters relating to the offered notes will be passed upon for the underwriters by Sidley Austin Brown & Wood LLP. Certain Ohio tax matters will be passed upon for the depositor by Vorys, Sater, Seymour and Pease LLP, Columbus, Ohio.

                                GLOSSARY OF TERMS

         Additional defined terms used in this prospectus supplement are defined under "Glossary of Terms" in the prospectus.

         "ABS" means the Absolute Prepayment Model, which we use to measure prepayments on receivables and we describe under "Maturity and Prepayment Considerations."

         "AMOUNT FINANCED" means, with respect to a receivable, the aggregate amount advanced under the receivable toward the purchase price of the financed vehicle and related costs, including, but not limited to, service warranties.

         "ABS TABLES" means the tables captioned "Percent of Initial Principal Amount at Various ABS Percentages" beginning on page S-26 of this prospectus supplement.

         "BUSINESS DAY" means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in the States of New York and Delaware, the jurisdiction of the principal place of business of the servicer or the cities in which the trust offices of the indenture trustee are located, are authorized or required by law or executive order to be closed. With respect to payments to the holders, business day shall mean any day other than (i) a Saturday or Sunday or
(ii) a day on which banking institutions in the State of New York or the cities in which the trust offices of the indenture trustee are located are authorized or required by law or executive order to be closed.

         "CLASS A NOTES" means the class A-1 notes and class A-2 notes, collectively.

         "CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT" is described under "Description of the Notes--Payments of Principal."

         "CLASS B PRINCIPAL DISTRIBUTABLE AMOUNT" is described under "Description of the Notes--Payments of Principal."

         "CLASS C PRINCIPAL DISTRIBUTABLE AMOUNT" is described under "Description of the Notes--Payments of Principal."

         "CLASS D PRINCIPAL DISTRIBUTABLE AMOUNT" is described under "Description of the Notes--Payments of Principal."

         "CLEARSTREAM" means Clearstream Banking, societe anonyme, a professional depository organized under the laws of Luxembourg.

         "CLOSING DATE" means July 24, 2003.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COLLECTION ACCOUNT" means an account established pursuant to the sale and servicing agreement, held in the name of the indenture trustee, into which the servicer is required to cause to be deposited collections on the receivables and other amounts.

         "COLLECTION PERIOD" means, with respect to the first distribution date, the period beginning on June 1, 2003 through July 31, 2003, and with respect to each subsequent distribution date, the calendar month preceding the calendar month in which that distribution date occurs.

         "CONTRACT RATE" means the annual rate of interest applicable to such receivable stated in the applicable loan or installment sale contract.

         "CONTROLLING CLASS" is described under "Description of the Notes--Certain Provisions of the Indenture--Events of Default."

         "CRAM DOWN LOSS" means, with respect to a receivable, any loss resulting from an order issued by a court of appropriate jurisdiction in an insolvency proceeding that reduces the amount owed on a receivable or otherwise modifies or restructures the scheduled payments to be made thereon. The amount of any such cram down loss will equal the excess of (i) the principal balance of the receivable immediately prior to such order over (ii) the principal balance of such receivable as so reduced, modified or restructured. A cram down loss will be deemed to have occurred at the end of the collection period in which the servicer enters the cram down loss into its computer system (and the servicer shall make such entry within two business days after receipt of notice of such order).

         "CUMULATIVE NET LOSS RATIO" means, for any determination date, a fraction (expressed as a percentage), the numerator of which is equal to (x) the sum of the net liquidation losses for all collection periods from the cut-off date through and including the collection period immediately preceding such determination date plus (y) the cram down losses that occurred during such period, and the denominator of which is equal to the aggregate principal balance of the receivables as of the cut-off date.

         "CUT-OFF DATE" means the close of business on May 31, 2003.

         "DEFAULTED RECEIVABLE" means, with respect to any collection period, a receivable (a) which, at the end of such collection period, is deemed uncollectible by the servicer in accordance with the standards set forth in the sale and servicing agreement, (b) in respect of which the related financed vehicle has been repossessed and liquidated, (c) in respect of which the servicer has repossessed and held the related financed vehicle in its repossession inventory for 60 days or more, (d) which by the end of the month becomes 120 days past due and is not in repossession inventory or (e) which by the end of the month becomes 180 days past due.

         "DEFICIENCY BALANCE" means the outstanding principal balance of a defaulted receivable remaining unpaid after the application, to reduce the principal balance of such receivable, of all liquidation proceeds and insurance proceeds received for such defaulted receivable and after all proceeds have been received from the disposition of the related financed vehicle.

         "DETERMINATION DATE" means the second business day preceding the remittance date.

         "DISTRIBUTION DATE" means the date on which the trust will pay interest and principal on the notes and the certificates, which will be the 15th day of each month or, if any such day is not a business day, on the next business day, commencing on August 15, 2003.

         "DTC" means The Depository Trust Company and any successor depository selected by the trustee.

         "ELIGIBLE SERVICER" means (a) Huntington or (b) any other person that at the time of its appointment as servicer is either (i) a person that (A) is servicing a portfolio of retail automobile and light truck loan and installment sale contracts, (B) is legally qualified and has the capacity to service the receivables, (C) has demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sale contracts or motor vehicle installment loans similar to the receivables with reasonable skill and care and (D) has a minimum net worth of $50,000,000 or (ii) otherwise acceptable to each rating agency.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EUROCLEAR" means a professional depository operated by Euroclear Bank S.A./N.V.

         "EVENT OF DEFAULT" is described under "Description of the Notes--Certain Provisions of the Indenture--Events of Default."

         "FEDERAL TAX COUNSEL" means Sidley Austin Brown & Wood LLP.

         "FINAL SCHEDULED DISTRIBUTION DATE" for each class of notes means the respective dates set forth on the cover page of this prospectus supplement or, if such date is not a business day, the next succeeding business day.

         "GAP AMOUNT" means the amount of the outstanding principal balance of a receivable which the servicer determines is required to be cancelled pursuant to HNB GAP (as described in the related contract or other documents), if the obligor on such receivable has purchased HNB GAP.

         "HNB GAP" means Huntington's debt cancellation plan pursuant to which some or all of the outstanding principal balance of a receivable is required to be cancelled as provided under the terms of the debt cancellation plan as set forth in the contract or related documents for the related receivable.

         "HUNTINGTON" means The Huntington National Bank.

         "INDENTURE TRUSTEE" means Wells Fargo Bank Minnesota, National Association, a national banking association, as indenture trustee under the indenture, and any successor indenture trustee.

         "INSURANCE PROCEEDS" means, proceeds of any insurance policy or service warranty related to a receivable or the related collateral, to the extent such proceeds are to be used to reduce the principal balance of such receivable and are not to be applied to the restoration of the related financed vehicle or released to the obligor in accordance with applicable law or the procedures that the servicer would follow in servicing retail automobile and light duty truck loan and installment sale contracts or repossessed collateral held for its own account.

         "LIQUIDATION PROCEEDS" means cash (other than insurance proceeds) in excess of the costs of liquidation received in connection with the liquidation of a defaulted receivable, whether through the sale or assignment of such receivable, trustee's sale or otherwise, including the sale or other disposition of the related financed vehicle.

         "MONTHLY ADVANCE" is described under "Description of the Sale and Servicing Agreement--Advances--Monthly Advances."

         "NET LIQUIDATION LOSSES" is described under "Description of the Notes--Payments of Principal."

         "NOTE INTEREST DISTRIBUTION ACCOUNT" means the account maintained by and in the name of the indenture trustee, the funds in which are applied to pay interest of the notes.

         "OFFERED NOTES" means the class A notes, the class B notes and the class C notes.

         "ORIGINATOR" means Huntington.

         "OWNER TRUSTEE" means Wilmington Trust Company, a Delaware banking and trust company, not in its individual capacity but solely as owner trustee under the trust agreement under which the trust is formed.

         "PLAN" means an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to ERISA,
Section 4975 of the Code or a Similar Law.

         "POOL BALANCE" means with respect to any distribution date, an amount equal to the aggregate principal balance of the receivables at the end of the related collection period, after giving effect to all payments of principal received from obligors and repurchase amounts to be remitted by the servicer for the related collection period, and after adjustment for cram down losses and reduction to zero of the aggregate outstanding principal balance of all receivables that became defaulted receivables during such collection period.

         "POOL DELINQUENCY PERCENTAGE" means for any determination date, the average for the three preceding collection periods (or if prior to three-months from the cut-off date, the number of whole collection periods since the cut-off date) of a fraction (expressed as a percentage), the numerator of which is the aggregate principal balance of all receivables that as of the end of the immediately preceding collection period are thirty or more days delinquent (excluding defaulted receivables from such numerator), and the denominator of which is the aggregate principal balance of the receivables as of the end of the immediately preceding collection period.

         "PRINCIPAL BALANCE" means with respect to any receivable, as of the related date of determination, the amount financed minus an amount equal to the sum, as of the close of business on the last day of the related collection period, of (i) that portion of all amounts received by the servicer (which amounts shall include any amounts received by (x) Huntington or (y) the servicer under the purchase agreement prior to the closing date), from or on behalf of the related obligor on or prior to such date and allocable to principal using the simple interest method plus (ii) cram down losses in respect of such receivable.

         "PRINCIPAL DISTRIBUTION ACCOUNT" means the account maintained by and in the name of the indenture trustee, the funds in which are applied to pay principal of the notes.

         "RATING AGENCY" means each of Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc.

         "RATING AGENCY CONDITION" means, with respect to any specified action or determination, that each rating agency shall have been given 10 days' (or such shorter period as shall be acceptable to each rating agency) prior notice thereof and that each rating agency shall have notified the trust or the indenture trustee in writing that such action will not result in a reduction, withdrawal or downgrade of the then-current rating of any class of notes.

         "RECORD DATE" with respect to any distribution date means the day immediately preceding the distribution date or, if the securities are issued as definitive securities, the last day of the preceding month.

         "REMITTANCE DATE" means, with respect to each collection period, the 11th day of the following month, or if such day is not a business day, the first business day immediately preceding such date.

         "REGULAR PRINCIPAL ALLOCATION" is described under "Description of the Notes--Payments of Principal."

         "REPURCHASE AMOUNT" means, for each repurchased receivable, an amount equal to (a) the remaining principal balance of the receivable as of the last day of the collection period related to the distribution date on which the purchase or repurchase occurs, plus (b) accrued interest on such outstanding principal balance at the contract rate from the date the obligor on such receivable last made a payment of interest through the last day of the collection period related to the distribution date on which the purchase or repurchase occurs, less (c) monthly advances in respect of such receivable which have not been reimbursed in accordance with the sale and servicing agreement.

         "REPURCHASED RECEIVABLE" means a receivable purchased by or on behalf of the servicer or the seller pursuant to the sale and servicing agreement.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES" means the notes and certificates.

         "SELLER" means Morgan Stanley Asset Funding, Inc.

         "SEQUENTIAL PRINCIPAL PAYMENT TRIGGER PERCENTAGE" is described under "Description of the Notes--Payments of Principal."

         "SERVICER" means Huntington and any successor servicer under the sale and servicing agreement.

         "SERVICING FEE" means a fee payable to the servicer on each distribution date for servicing the receivables, which is equal to the product of 1/12th of 1.00% and the aggregate principal balance of the receivables as of the first day of the related collection period.

         "SIMILAR LAW" means a federal, state or local law that imposes requirements similar to Title I of ERISA or Section 4975 of the Code.

         "SIMPLE INTEREST METHOD" means the method of allocating a fixed level payment between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the contract rate multiplied by the unpaid principal balance multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the month and a 365-day year or, in the event of a leap year, a 366-day year) elapsed since the preceding payment was made and the remainder of such payment is allocable to principal.

         "SIX-MONTH ANNUALIZED NET LOSS RATIO" is described under "Description of the Notes--Payments of Principal."

         "TARGET OVERCOLLATERALIZATION LEVEL" means on each distribution date an amount equal to the greater of (x) 2.00% of the pool balance at the end of the related collection period and (y) $5,537,277.02 or 1.00% of the initial aggregate principal balance of the receivables.

         "TERMINATION TRIGGER EVENT" is described under "Description of the Sale and Servicing Agreement--Events of Servicing Termination; Additional Events of Servicing Termination."

         "THREE-MONTH ANNUALIZED NET LOSS RATIO" is described under "Description of the Notes--Payments of Principal."

         "TOTAL DISTRIBUTION AMOUNT" means, with respect to any distribution date, the sum of the following amounts, without duplication, with respect to the related collection period:

         o all collections on the receivables during such collection period allocable to interest in accordance with the simple interest method and all collections on the receivables during such collection period allocable to principal in accordance with the simple interest method;

         o    liquidation proceeds for such collection period;

         o    insurance proceeds for such collection period;

         o    GAP Amounts for such collection period;

         o    monthly advances for such collection period;

         o the repurchase amount of each receivable that became a repurchased receivable during or in respect of such collection period;

         o    deficiency balance recoveries for such collection period;

         o any rebate of an unearned insurance premium, service warranty or other amount received by the servicer with respect to such collection period which was financed in the contract for a financed vehicle;

         o investment earnings on funds on deposit in the accounts established in connection with the trust, to the extent allocated to the trust; and

         o any other amounts received by the servicer in respect of a receivable;


         provided, however, that the total distribution amount will not include:
         (A) all payments and proceeds (including liquidation proceeds and insurance proceeds) of any repurchased receivables the repurchase amount of which has been included in the total distribution amount in a prior collection period, (B) any late fees, prepayment charges, extension fees, pass-a-payment fees and other administrative fees or similar charges allowed by applicable law, collected or retained by or paid to the servicer during the related collection period and (C) costs and expenses incurred by the servicer for or on behalf of an obligor (such as retitling costs) that the obligor repays to the servicer.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         The globally-offered securities to be issued from time to time will initially be available only in book-entry form. Investors in the globally-offered securities may hold those securities through any of DTC, Clearstream or Euroclear. The globally-offered securities will be tradable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding globally-offered securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

         Secondary market trading between investors holding globally-offered securities through DTC will be conducted in accordance with the rules and procedures applicable to United States corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and organizations participating in DTC that hold offered securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in such capacity, and as DTC participants.

         See "Certain Information Regarding the Securities--Book-Entry Registration" in the prospectus for further information.

         Exemption For Non-United States Persons.

         Non-United States Persons that are beneficial owners of the globally-offered securities can obtain a complete exemption from the withholding tax by filing Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

         Exemption For Non-United States Persons With Effectively Connected Income.

         Non-United States Persons, including non-United States corporations or banks with a United States branch, that are beneficial owners of the globally-offered securities and for which the related interest income is effectively connected with the conduct of a trade or business in the United States can obtain a complete exemption from the withholding tax by filing Form W-8 ECI (Certificate of Foreign Person's Claim for Exemption from Withholdings on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or Reduced Rate For Non-United States Persons Resident in Treaty Countries.

         Non-United States Persons that are beneficial owners of the globally-offered securities and reside in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

         Exemption For United States Persons.

         United States Persons that are beneficial owners of the globally-offered securities can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         United States Federal Income Tax Reporting Procedure.

         The beneficial owner of a globally-offered security files by submitting the appropriate form to the person through whom he holds, which person would be the clearing agency in the case of persons holding directly on the books of the clearing agency. Form W-8 ECI and Form W-8 BEN are effective from the date the form is signed through the end of the third succeeding calendar year.

         This summary does not deal with all aspects of United States federal income tax withholding that may be relevant to foreign holders of the globally-offered securities. We suggest that you read "Material Federal Income Tax Consequences" in the prospectus for further information and consult your own tax advisors with respect to the tax consequences of holding or disposing of the globally-offered securities. The information contained in this Annex I is an integral part of the prospectus supplement to which it is attached.

                       MORGAN STANLEY ABS CAPITAL II INC.


                             Asset Backed Securities
                              (Issuable in Series)

                                -----------------


----------------------------

CONSIDER CAREFULLY THE
RISK FACTORS BEGINNING ON
PAGE 5 OF THIS
PROSPECTUS.

The securities represent
obligations of the trust
only and do not represent
an interest in or obligation
of Morgan Stanley ABS
Capital II Inc., the master
servicer or any of their
affiliates.

This prospectus may be
used to offer and sell the
securities only if
accompanied by a
prospectus supplement.

No market will exist for
the securities of any series
before the securities are
issued. In addition, even
after the securities of a
series have been issued
and sold, there can be no
assurance that a resale
market will develop.

----------------------------


                                    THE SECURITIES MAY BE IN THE FORM OF
                                    ASSET-BACKED CERTIFICATES OR ASSET-BACKED
                                    NOTES. EACH ISSUE OF SECURITIES WILL HAVE
                                    ITS OWN SERIES DESIGNATION.

                                    EACH SERIES OF SECURITIES WILL:

                                    o   be backed by a pool of loans made to
                                        finance the retail purchase of new or
                                        used motor vehicles, including
                                        automobiles, minivans, sport utility
                                        vehicles, light duty trucks, motorcycles and recreational vehicles.

                                    o   consist of one or more classes of
                                        securities.

                                    EACH CLASS OF SECURITIES:

                                    o   will be entitled to all, some or none
                                        of the interest payments and principal
                                        payments on the assets of the trust

                                    o   may be senior or subordinate in right
                                        of payment to other classes

                                    o   may receive payments from an insurance
                                        policy, cash account or other form of
                                        credit enhancement to cover losses on
                                        the trust assets.



NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------

July 10, 2003

                 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN
                      THIS PROSPECTUS AND THE ACCOMPANYING
                              PROSPECTUS SUPPLEMENT

         We provide information on your securities in two separate documents that progressively provide more detail:

         o this prospectus provides general information, some of which may not apply to a particular series of securities, including your securities, and

         o the accompanying prospectus supplement will provide a summary of the specific terms of your securities.

         We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections. There is also a Glossary on page 86 where you will find definitions of the capitalized terms used in the prospectus.

         You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information.

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
Important Notice About Information Presented in This Prospectus and the Accompanying Prospectus Supplement........2
Risk Factors......................................................................................................5
The Trusts.......................................................................................................13
         The Receivables.........................................................................................13
         The Seller and the Servicer.............................................................................14
         The Trustees............................................................................................15
The Receivables Pools............................................................................................15
         The Receivables.........................................................................................15
Maturity and Prepayment Considerations...........................................................................18
Pool Factors and Trading Information.............................................................................19
         Notes  20
         Certificates............................................................................................20
         The Factors Described Above Will Decline as the Trust Makes Payments on the Securities..................20
         Additional Information..................................................................................21
Use of Proceeds..................................................................................................21
The Depositor....................................................................................................21
Principal Documents..............................................................................................22
Certain Information Regarding the Securities.....................................................................24
         General.................................................................................................24
         Fixed Rate Securities...................................................................................25
         Floating Rate Securities................................................................................25
         Book-Entry Registration.................................................................................26
         Definitive Securities...................................................................................31
         Reports to Securityholders..............................................................................32
         Securities Owned by the Trust, the Seller, the Servicer or their Affiliates.............................34
         Certain Matters Regarding the Insurer...................................................................34
         Limitation on Right to Institute Bankruptcy Proceedings.................................................34
The Indenture....................................................................................................34
         The Indenture Trustee...................................................................................41
Description of the Receivables Transfer and Servicing Agreements.................................................42
         Sale and Assignment of Receivables......................................................................43
         Accounts................................................................................................45
         Servicing Procedures....................................................................................46
         Collections.............................................................................................46
         Advances................................................................................................47
         Servicing Compensation and Expenses.....................................................................48
         Distributions...........................................................................................49
         Credit and Cash Flow Enhancement........................................................................49
         Statements to Trustees and Trusts.......................................................................50
         Evidence as to Compliance...............................................................................50


                                       3

         Certain Matters Regarding the Servicer..................................................................51
         Events of Servicing Termination.........................................................................52
         Rights Upon Event of Servicing Termination..............................................................52
         Waiver of Past Events of Servicing Termination..........................................................53
         Amendment...............................................................................................53
         Payment of Notes........................................................................................53
         Termination.............................................................................................54
         List of Certificateholders..............................................................................54
         Administration Agreement................................................................................55
Material Legal Issues Relating to the Receivables................................................................55
         General.................................................................................................55
         Security Interests in the Financed Vehicles.............................................................55
         Enforcement of Security Interests in Financed Vehicles..................................................57
         Certain Bankruptcy Considerations.......................................................................58
         Consumer Protection Laws................................................................................59
         Other Matters...........................................................................................60
Material Federal Income Tax Consequences.........................................................................60
         Trusts for Which a Partnership Election is Made.........................................................62
         Trusts in Which all Certificates are Retained by the Seller or an Affiliate of the Seller...............70
         Trusts Treated as Grantor Trusts........................................................................71
Certain State Tax Consequences...................................................................................76
ERISA Considerations.............................................................................................76
         Underwriter Exemption...................................................................................79
         Special Considerations Applicable to Insurance Company General Accounts.................................83
Method of Distribution...........................................................................................83
Legal Opinions...................................................................................................85
Where You Can Find Additional Information........................................................................85
Incorporation Of Certain Documents By Reference..................................................................85
Glossary of Terms................................................................................................86

                                  RISK FACTORS

         You should consider the following risk factors in deciding whether to purchase any of the securities.


THE LIMITED RESALE MARKET FOR THE         No market will exist for the
SECURITIES COULD ADVERSELY AFFECT YOUR    securities of any series before
ABILITY TO LIQUIDATE YOUR INVESTMENT      they are issued. We cannot give you
                                          any assurances that a resale market
                                          will develop following the issuance
                                          and sale of any series of
                                          securities. There have been times
                                          in the past when the absence of a
                                          liquid resale market for similar
                                          asset backed securities has
                                          rendered investors unable to sell
                                          their securities at all or at other
                                          than a significant loss.
                                          Consequently, at a time when you
                                          desire to sell your securities, you
                                          may not be able to do so.
                                          Alternatively, you may be able to
                                          do so only at a price significantly
                                          below that which would be
                                          obtainable were there a liquid
                                          resale market for your securities.

THE SECURITIES ARE NOT SUITABLE           The securities are not a suitable
INVESTMENTS FOR ALL INVESTORS             investment for any investor that
                                          requires a regular or predictable
                                          schedule of payments or payment on
                                          specific dates. The securities are
                                          complex investments that should be
                                          considered only by sophisticated
                                          investors. We suggest that only
                                          investors who, either alone or with
                                          their financial, tax and legal
                                          advisors, have the expertise to
                                          analyze the prepayment,
                                          reinvestment and default risks, the
                                          tax consequences of an investment
                                          and the interaction of these
                                          factors should consider investing
                                          in the securities.

PROTECTION AGAINST LOSSES IS LIMITED      The securities of each series will
SINCE THE SECURITIES WILL RECEIVE         be payable solely from the assets
PAYMENTS ONLY FROM SPECIFIED SOURCES      of the related trust, including any
                                          applicable credit enhancement. In
                                          addition, at the times specified in
                                          the related prospectus supplement,
                                          some assets of the trust may be
                                          released to the seller, the
                                          depositor, the master servicer or
                                          servicer, a credit enhancement
                                          provider or other person. Once
                                          released, those assets will no
                                          longer be available to make
                                          payments to securityholders.

                                          The securities will not represent an
                                          interest in the seller, the depositor,
                                          the master servicer or servicer, or
                                          any of their respective affiliates,
                                          nor will the securities represent an
                                          obligation of any of them. The seller
                                          of receivables to the depositor for
                                          inclusion in a trust will make
                                          particular representations and
                                          warranties as to those assets. Those
                                          representations and warranties will be
                                          described in the related prospectus
                                          supplement. The only obligation of the
                                          seller with respect to a trust will be
                                          to repurchase a trust
                                          asset if the seller or originator
                                          breaches a representation and warranty
                                          concerning the related trust asset.
                                          There will be no recourse against the
                                          seller, the depositor or the master
                                          servicer or servicer if any required
                                          distribution on the securities is not
                                          made. Consequently, you will be
                                          reliant entirely on the trust assets
                                          and any available credit enhancement
                                          for payments on the securities. If
                                          payments on the trust assets are
                                          insufficient to make all payments
                                          required on the securities you may
                                          incur a loss of your investment.

                                          Credit enhancement is intended to
                                          reduce the effect of delinquent
                                          payments or loan losses on those
                                          classes of securities that have the
                                          benefit of the credit enhancement.
                                          However, the amount of any credit
                                          enhancement may decline or be depleted
                                          before the securities are paid in
                                          full. Third party providers of credit
                                          enhancement like insurance policies
                                          could default. In addition, credit
                                          enhancement may not cover all
                                          potential sources of loss, including,
                                          for instance, a loss resulting from
                                          fraud or negligence by a loan
                                          originator or other party. Credit
                                          enhancement may therefore be limited
                                          in coverage and in amount. It may also
                                          include the credit risk of a third
                                          party like an insurer. The terms of
                                          any credit enhancement and the
                                          limitations will be described in the
                                          related prospectus supplement.

                                          You must carefully assess the specific
                                          assets of the trust issuing your
                                          securities and any credit enhancement
                                          because they will be your only
                                          protection against losses on your
                                          investment.

INTERESTS OF OTHER PERSONS IN THE         For each series of securities,
RECEIVABLES COULD REDUCE THE FUNDS        financing statements under the Uniform
AVAILABLE TO MAKE PAYMENTS ON YOUR        Commercial Code will be filed
SECURITIES                                reflecting the sale of the receivables
                                          by the seller to the depositor and by
                                          the depositor to the trust. The seller
                                          will mark its computer systems, and
                                          each of the seller and the depositor
                                          will mark its accounting records, to
                                          reflect its sale of the receivables.
                                          However, unless otherwise provided in
                                          the related prospectus supplement, the
                                          servicer will maintain possession of
                                          the receivables and will not segregate
                                          or mark the receivables as belonging
                                          to the trust. Additionally, another
                                          person could acquire an interest in a
                                          receivable that is superior to the
                                          trust's interest by obtaining physical
                                          possession of that receivable without
                                          knowledge of the assignment of the
                                          receivable to the trust. If another
                                          person acquires an interest in a
                                          receivable that is
                                          superior to the trust's interest, some
                                          or all of the collections on that
                                          receivable may not be available to
                                          make payment on your securities.

                                          Additionally, if another person
                                          acquires an interest in a vehicle,
                                          financed by a receivable that is
                                          superior to the trust's security
                                          interest in the asset, some or all of
                                          the proceeds from the sale of the
                                          asset may not be available to make
                                          payments on the securities.

                                          The trust's security interest in the
                                          financed vehicles could be impaired
                                          for one or more of the following
                                          reasons:

                                          o the seller or the depositor might
                                            fail to perfect its security
                                            interest in a financed vehicle;

                                          o another person may acquire an
                                            interest in a financed vehicle
                                            that is superior to the trust's
                                            security interest through fraud,
                                            forgery, negligence or error
                                            because the servicer will not
                                            amend the certificate of title or
                                            ownership to identify the trust
                                            as the new secured party;

                                          o the trust may not have a security
                                            interest in the financed vehicles
                                            in some states because the
                                            certificates of title to the
                                            financed vehicles will not be
                                            amended to reflect assignment of
                                            the security interest to the
                                            trust;

                                          o holders of some types of liens,
                                            such as tax liens or mechanics'
                                            liens, may have priority over the
                                            trust's security interest; and

                                          o the trust may lose its security
                                            interest in vehicles confiscated
                                            by the government.

                                          The seller will be obligated to
                                          repurchase from the trust any
                                          receivable sold to the trust as to
                                          which a perfected security interest
                                          in the name of the related seller
                                          in the vehicle securing the
                                          receivable did not exist as of the
                                          date such receivable was
                                          transferred to the trust. However,
                                          the seller will not be required to
                                          repurchase a receivable if a
                                          perfected security interest in the
                                          name of the seller in the vehicle
                                          securing a receivable has not been
                                          perfected in the trust or if the
                                          security interest in a financial
                                          asset or the receivable becomes
                                          impaired after the receivable is
                                          sold to the trust. If a trust does
                                          not have a perfected security
                                          interest in a financial asset, its
                                          ability to realize on the financial
                                          asset following an event of a default
                                          under the related receivable may be
                                          adversely affected and some or all of
                                          the collections on that financial
                                          asset may not be available to make
                                          payment on your securities.

CONSUMER PROTECTION LAWS MAY REDUCE       Federal and state consumer protection
PAYMENTS ON YOUR SECURITIES               laws impose requirements upon
                                          creditors in connection with
                                          extensions of credit and collections
                                          on retail installment loans and
                                          installment sale contracts. Some of
                                          these laws make an assignee of the
                                          loan or contract, such as a trust,
                                          liable to the obligor for any
                                          violation by the lender. Any
                                          liabilities of the trust under these
                                          laws could reduce the funds that the
                                          trust would otherwise have to make
                                          payments on your securities.

ONLY THE ASSETS OF THE TRUST ARE          The securities represent interests
AVAILABLE TO PAY YOUR SECURITIES          solely in a trust or indebtedness
                                          of a trust and will not be insured
                                          or guaranteed by the depositor, the
                                          seller, any of their respective
                                          affiliates or, unless otherwise
                                          specified in the prospectus
                                          supplement, any other person or
                                          entity other than the trust. The
                                          only source of payment on your
                                          securities will be payments
                                          received on the receivables and, if
                                          and to the extent available, any
                                          credit or cash flow enhancement for
                                          the trust. Therefore, you must rely
                                          solely on the assets of the trust
                                          for repayment of your securities.
                                          If these assets are insufficient,
                                          you may suffer losses on your
                                          securities.

AMOUNTS ON DEPOSIT IN ANY RESERVE FUND    The amount required to be on deposit
WILL BE LIMITED AND SUBJECT TO DEPLETION  in any reserve fund will be limited.
                                          If the amounts in the reserve fund are
                                          depleted as amounts are paid out to
                                          cover shortfalls in distributions of
                                          principal and interest on the
                                          securities, the trust will depend
                                          solely on collections on the
                                          receivables, including amounts
                                          recovered in connection with the
                                          repossession and sale of financed
                                          vehicles that secure defaulted
                                          receivables, and any other credit or
                                          cash flow enhancement to make payments
                                          on your securities. In addition, the
                                          minimum required balance in the
                                          reserve fund may decrease as the
                                          outstanding principal balance of the
                                          receivables decreases.

ANY CREDIT SUPPORT PROVIDED BY FINANCIAL  Credit support for the securities
INSTRUMENTS MAY BE INSUFFICIENT TO        may be provided through the use of
PROTECT YOU AGAINST LOSSES                financial instruments like swaps,
                                          interest rate caps, other interest
                                          rate protection agreements, letters
                                          of credit, credit or liquidity
                                          facilities, surety bonds, insurance
                                          policies regarding payment of the
                                          securities, guaranteed investment
                                          contracts, repurchase agreements,
                                          yield supplement agreements or other
                                          agreements with respect to third party
                                          payments. Credit support in this form
                                          is limited by the credit of the
                                          provider of the financial instrument
                                          and by its ability to make payments as
                                          and when required by the terms of the
                                          financial instrument. Any failure of
                                          the credit support provider to meet
                                          its obligations under the financial
                                          instrument could result in losses on
                                          the related securities. The terms of
                                          any financial instrument providing
                                          credit support for the securities may
                                          also impose limitations or conditions
                                          on when or in what circumstances it
                                          may be drawn on. Any form of credit
                                          support may apply only to specified
                                          classes of securities, may be limited
                                          in dollar amount, may be accessible
                                          only under some circumstances, and may
                                          not provide protection against all
                                          risks of loss. The related prospectus
                                          supplement will describe the provider
                                          of any financial instrument supporting
                                          the securities and any conditions,
                                          limitations or risks material to the
                                          securityholders.

YOU MAY SUFFER LOSSES UPON A LIQUIDATION  Under the circumstances described in
OF THE RECEIVABLES IF THE PROCEEDS OF     this prospectus and in the related
THE LIQUIDATION ARE LESS THAN THE         prospectus supplement, the receivables
AMOUNTS DUE ON THE OUTSTANDING            of a trust may be sold after the
SECURITIES                                occurrence of an event of default
                                          under the related indenture. The
                                          related securityholders will suffer
                                          losses if the trust sells the
                                          receivables for less than the total
                                          amount due on its securities. We
                                          cannot assure you that sufficient
                                          funds would be available to repay
                                          those securityholders in full.

SUBORDINATION OF CERTAIN SECURITIES MAY   To the extent specified in the
REDUCE PAYMENTS TO THOSE SECURITIES       related prospectus supplement, the
                                          rights of the holders of any class
                                          of securities to receive payments
                                          of interest and principal may be
                                          subordinated to one or more other
                                          classes of securities.
                                          Subordination may take one or more
                                          of the following forms:

                                          o interest payments on any
                                            distribution date on which
                                            interest is due may first be
                                            allocated to the more senior
                                            classes;

                                          o principal payments on the
                                            subordinated classes might not
                                            begin until principal of the more
                                            senior classes is repaid in full;

                                          o principal payments on the more
                                            senior classes may be made on a
                                            distribution date before interest
                                            payments on the subordinated
                                            classes are made; and

                                          o if the trustee sells the
                                            receivables, the net proceeds of
                                            that sale may be allocated first
                                            to pay principal and interest on
                                            the more senior classes.

                                          The timing and priority of payment,
                                          seniority, allocations of losses and
                                          method of determining payments on the
                                          respective classes of securities of
                                          any trust will be described in the
                                          related prospectus supplement.

PREPAYMENTS ON THE RECEIVABLES MAY        You may not be able to reinvest the
ADVERSELY AFFECT THE AVERAGE LIFE OF AND  principal repaid to you at a rate of
RATE OF RETURN ON YOUR SECURITIES         return that is equal to or greater
                                          than the rate of return on your
                                          securities. Faster than expected
                                          prepayments on the receivables may
                                          cause the trust to make payments on
                                          its securities earlier than expected.
                                          We cannot predict the effect of
                                          prepayments on the average life of
                                          your securities.

                                          All receivables, by their terms, may
                                          be prepaid at any time.

                                          Prepayments include:

                                          o prepayments in whole or in part
                                            by the obligor;

                                          o liquidations due to default;

                                          o partial payments with proceeds
                                            from physical damage, credit life
                                            and disability insurance
                                            policies;

                                          o required purchases of receivables
                                            by the servicer or repurchases of
                                            receivables by the seller for
                                            specified breaches of their
                                            representations, warranties or
                                            covenants; and

                                          o an optional repurchase of a
                                            trust's receivables by the
                                            servicer when their aggregate
                                            principal balance is 10% or less
                                            of the initial aggregate
                                            principal balance, or under such
                                            other circumstances as may be
                                            specified in the related
                                            prospectus supplement.

                                          A variety of economic, social and
                                          other factors will influence the rate
                                          of optional prepayments on the
                                          receivables and defaults.

                                          As a result of prepayments, the final
                                          payment of each class of securities is
                                          expected to occur prior to the final
                                          scheduled distribution date specified
                                          in the related prospectus supplement.
                                          If sufficient funds are not available
                                          to pay any class of notes in full on
                                          its final scheduled distribution date,
                                          an event of default will occur and
                                          final payment of that class of notes
                                          may occur later than scheduled.

                                          For more information regarding the
                                          timing of repayments of the
                                          securities, see "Maturity and
                                          Prepayment Considerations" in the
                                          related prospectus supplement and in
                                          this prospectus.

YOU MAY SUFFER A LOSS ON YOUR SECURITIES  If the servicer satisfies the
BECAUSE THE SERVICER MAY COMMINGLE        requirements specified in the related
COLLECTIONS ON THE RECEIVABLES WITH ITS   prospectus supplement, it will be
OWN FUNDS                                 permitted to hold with its own funds
                                          until the day prior to the date on
                                          which the related distributions are
                                          made on the securities

                                          o collections it receives from
                                            obligors on the receivables and

                                          o the purchase price of receivables
                                            required to be repurchased from
                                            the trust.

                                          During this time, the servicer may
                                          invest those amounts at its own risk
                                          and for its own benefit and need not
                                          segregate them from its own funds. If
                                          the servicer is unable to pay these
                                          amounts to the trust on the
                                          distribution date, you might incur a
                                          loss on your securities.

                                          For more information about the
                                          servicer's obligations regarding
                                          payments on the receivables, see
                                          "Description of the Receivables
                                          Transfer and Servicing
                                          Agreements--Collections".

THE SENIOR CLASS OF SECURITIES CONTROLS   Generally, unless otherwise specified
REMOVAL OF THE SERVICER UPON A DEFAULT    in the related prospectus supplement,
ON ITS SERVICING OBLIGATIONS              the holders of a majority of a trust's
                                          senior class of securities, or the
                                          applicable trustee acting on their
                                          behalf, can remove the related
                                          servicer if the servicer--

                                          o does not deliver to the
                                            applicable trustee the available
                                            funds for application to a
                                            required payment after a grace
                                            period after notice or discovery,

                                          o defaults on a servicing
                                            obligation which materially and
                                            adversely affects the trust after
                                            a grace period after notice or

                                          o initiates or becomes the subject
                                            of insolvency proceedings.

                                          Those holders may also waive a default
                                          by the servicer. The holders of any
                                          subordinate class of securities may
                                          not have any rights to participate in
                                          such determinations for so long as any
                                          of the more senior classes are
                                          outstanding, and the subordinate
                                          classes of securities may be adversely
                                          affected by determinations made by the
                                          more senior classes.

                                          See "Description of the Receivables
                                          Transfer and Servicing
                                          Agreements--Events of Servicing
                                          Termination".

GEOGRAPHIC CONCENTRATION OF A TRUST'S     Adverse economic conditions or other
RECEIVABLES MAY ADVERSELY AFFECT YOUR     factors particularly affecting any
SECURITIES                                state or region where there is a high
                                          concentration of a trust's receivables
                                          could adversely affect the securities
                                          of that trust. We are unable to
                                          forecast, with respect to any state or
                                          region, whether these conditions may
                                          occur, or to what extent these
                                          conditions may affect receivables or
                                          the repayment of your securities. The
                                          location of a trust's receivables by
                                          state, based upon obligors' addresses
                                          at the time the receivables were
                                          originated, will be set out in the
                                          related prospectus supplement.

A CHANGED IN THE RATINGS OF THE OFFERED   At the initial issuance of the
SECURITIES MAY ADVERSELY AFFECT THE       securities of a trust, at least one
VALUE OF THE SECURITIES                   nationally recognized statistical
                                          rating organization will rate the
                                          offered securities in one of the four
                                          highest rating categories or in the
                                          categories otherwise specified in the
                                          related prospectus supplement. A
                                          rating is not a recommendation to
                                          purchase, hold or sell securities, and
                                          it does not comment as to market price
                                          or suitability for a particular
                                          investor. The ratings of the offered
                                          securities address the likelihood of
                                          the payment of principal and interest
                                          on the securities according to their
                                          terms. We cannot assure you that a
                                          rating will remain for any given
                                          period of time or that a rating agency
                                          will not lower or withdraw its rating
                                          if, in its judgment, circumstances in
                                          the future so warrant. A reduction or
                                          withdrawal of an offered security's
                                          rating would adversely affect its
                                          value.

                                   THE TRUSTS

         The depositor will establish a separate trust as either a Delaware statutory trust or a common law trust to issue each series of notes and/or certificates. Each trust will be established for the transactions described in this prospectus and in the related prospectus supplement. If a trust is a grantor trust for federal income tax purposes, the related prospectus supplement will so state.

         The terms of each series of notes or certificates issued by each trust and additional information concerning the assets of each trust and any applicable credit or cash flow enhancement will be set forth in a prospectus supplement.

         If a trust issues notes, the notes will be issued under an indenture to be entered into between the trust and an indenture trustee to be named in the related prospectus supplement. In that event, the trust's right, title and interest with respect to the property of the trust will be assigned to the indenture trustee for the benefit of the noteholders. If a trust issues certificates, the certificates will be issued under a trust agreement or a pooling and servicing agreement which in each case will specify the rights of the certificateholders to the property of the trust. Notes will represent debt obligations of the issuing trust. Certificates will represent beneficial interests in the trust property.

         THE RECEIVABLES

         The property of each trust will consist primarily of a pool of receivables consisting of installment loans or installment sale contracts secured by security interests in financed vehicles consisting of new or used motor vehicles, including automobiles, minivans, sport utility vehicles, light-duty trucks, motorcycles and recreational vehicles, financed by those contracts. Each trust will be entitled to all payments due on the receivables that are property of the trust on and after the applicable cutoff date set forth in the related prospectus supplement in the case of Precomputed Receivables, and to all payments received on the receivables on and after the applicable cutoff date in the case of Simple Interest Receivables.

         The receivables will be originated either by the seller or by dealers or lenders and then purchased by the seller. The receivables will be serviced by the servicer specified in the related prospectus supplement. On or prior to the closing date for the trust, the seller will sell the receivables to the depositor and the depositor, in turn, will sell the receivables to the trust.

         To the extent provided in the prospectus supplement, the seller will convey additional receivables known as subsequent receivables to the trust as frequently as daily during the funding period specified in the prospectus supplement. A trust will purchase any subsequent receivables with amounts deposited in a pre-funding account. Up to 25% of the net proceeds from the sale of the securities issued by a trust may be deposited into a pre-funding account for the purchase of subsequent receivables. With respect to any trust that is to be treated as a grantor trust for federal income tax purposes, the funding period, if any, will not exceed the period of 90 days from and after the closing date and, with respect to any other trust, will not exceed the period of one year from and after the closing date.

         The property of each trust will also include:

         o        security interests in the financed vehicles;

         o the rights to proceeds, if any, from claims on theft, physical damage, credit life or credit disability insurance policies, if any, covering the financed vehicles or the obligors;

         o the seller's and depositor's rights to documents and instruments relating to the receivables;

         o amounts that from time to time may be held in one or more accounts maintained for the trust;

         o any credit or cash flow enhancement specified in the prospectus supplement;

         o any property that secured a receivable and that is acquired by or on behalf of the trust;

         o the interest of the depositor in any proceeds from recourse to dealers on receivables or financed vehicles with respect to which the servicer has determined that eventual repayment in full is unlikely;

         o rebates of premiums and other amounts relating to the extent financed under the receivables; and

         o        any and all proceeds of the above items.

         THE SELLER AND THE SERVICER

         Information concerning the related seller's experience with respect to its portfolio of receivables, including previously sold receivables which the seller continues to service, will be set forth in each prospectus supplement. We cannot assure you that the delinquency, repossession and net loss experience on any pool of receivables transferred to a trust will be comparable to that information.

         A master servicer or servicer specified in the related prospectus supplement will be responsible for servicing, or will service, the receivables held by each trust and will receive fees for its services. References to "servicer" in this prospectus may also mean a master servicer, a servicer or a subservicer, as the case may be. To facilitate the servicing of the receivables, each trustee will authorize the applicable servicer to retain physical possession of the loan files for the receivables held by each trust as custodian for the trust. Due to the administrative burden and expense, the certificates of title or UCC financing statements, as applicable, to the financed vehicles will not be amended to reflect the sale and assignment of the security interest in the financed vehicles to each trust. See "Risk Factors--Interests of other persons in the receivables could reduce the funds available to make payments on your securities" and "Description of the Receivables Transfer and Servicing Agreements--Sale and Assignment of Receivables".

         THE TRUSTEES

         The trustee for each trust and, if notes are issued, the indenture trustee, will be specified in the related prospectus supplement. The liability of each trustee in connection with the issuance and sale of the securities will be limited solely to the express obligations of the trustee set forth in the applicable trust agreement, pooling and servicing agreement or indenture. A trustee may resign at any time, in which event the administrator of the trust, in the case of a trust agreement, or the servicer, in case of a pooling and servicing agreement or indenture, will be obligated to appoint a successor trustee. The administrator of each trust may also remove a trustee if:

         o the trustee ceases to be eligible to continue as trustee under the applicable trust agreement, pooling and servicing agreement or indenture or

         o        the trustee becomes insolvent.

         In either of these circumstances, the administrator or servicer must appoint a successor trustee. If a trustee resigns or is removed, the resignation or removal and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

         You will find the addresses of the principal offices of the trust and each trustee in the prospectus supplement.

                              THE RECEIVABLES POOLS

         THE RECEIVABLES

         Criteria for Selecting the Receivables.

         The related prospectus supplement will describe the applicable seller's underwriting procedures and guidelines, including the type of information reviewed in respect of each applicant, and the applicable servicer's servicing procedures, including the steps customarily taken in respect of delinquent receivables and the maintenance of physical damage insurance.

         If so specified in the related prospectus supplement, any auto loan receivables may include loans made to borrowers whose credit histories show previous financial difficulties or who otherwise have insufficient credit histories to meet the credit standards imposed by most traditional automobile financing sources. Loans made to borrowers of these types are commonly referred to as "sub-prime" or "non-prime" loans.

         The receivables to be held by each trust will be purchased by the depositor from a seller in accordance with several criteria, including that each receivable:

         o is secured by a financed vehicle that, as of the cutoff date, has not been repossessed without reinstatement;

         o        was originated in the United States;

         o        has a fixed or variable interest rate;

         o provides for level monthly payments that fully amortize the amount financed over its original term to maturity or provides for a different type of amortization described in the prospectus supplement; and

         o satisfies the other criteria, if any, set forth in the prospectus supplement.

         No selection procedures believed by the related seller to be adverse to the holders of securities of any series were or will be used in selecting the receivables for each trust. Terms of the receivables included in each trust which are material to investors will be described in the related prospectus supplement.

         Simple Interest Receivables. The receivables may provide for the application of payments on the simple interest method that provides for the amortization of the loan over a series of fixed level payment monthly installments. Unlike the monthly installment under an Actuarial Receivable, each monthly installment under a Simple Interest Receivable consists of an amount of interest which is calculated on the basis of the outstanding principal balance multiplied by the stated contract rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the last payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied, first, to interest accrued to the date of payment, second, to reduce the unpaid principal balance, and third, to late fees and other fees and charges, if any. Accordingly, if an obligor on a Simple Interest Receivable pays a fixed monthly installment before its scheduled due date--

         o the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled and

         o the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

         Conversely, if an obligor pays a fixed monthly installment after its scheduled due date--

         o the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled and

         o the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

         In either case, the obligor under a Simple Interest Receivable pays fixed monthly installments until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. If a Simple Interest Receivable is prepaid, the obligor is required to pay interest only to the date of prepayment.

         Precomputed Receivables. Alternatively, the receivables may be Actuarial Receivables that provide for amortization of the loan over a series of fixed level payment monthly installments, each consisting of an amount of interest equal to 1/12 of the stated contract rate of interest of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment, or Rule of 78's Receivables that allocate payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "rule of 78's". A Rule of 78's Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated at the stated contract rate of interest for the term of the loan. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "rule of 78's".

         If the receivables in a pool of receivables included in a trust are neither Simple Interest Receivables nor Precomputed Receivables, the prospectus supplement will describe the method of calculating interest on the receivables.

         Balloon Payment Receivables. The receivables to be held by each trust, whether Simple Interest Receivables or Precomputed Receivables, may be Balloon Payment Receivables that provide for level monthly payments that fully amortize the amount financed over its original term to maturity or, alternatively, provide for the amount financed to amortize over a series of equal monthly installments with a substantially larger final scheduled payment of principal together with one month's interest. The final Balloon Payment is generally set by the related seller for each particular model of vehicle at the time the receivable is originated and is due at the end of the term of the receivable. The net amount actually due from an obligor at the end of term of a balloon payment receivable may be greater or less than the Balloon Payment as a result of:

         o in the case of a Simple Interest Receivable, early or late payments by the obligor during the term of the receivable and the application of day counting conventions and

         o in the case of a Simple Interest Receivable or an Actuarial Receivable, additional fees and charges that may be owed by the obligor with respect to the contract or the financed vehicle, including charges for excess wear and tear and excess mileage on the financed vehicle.

         Upon maturity of a Balloon Payment Receivable, the related obligor may satisfy the amount it owes by:

         o paying the remaining principal amount of the receivable, all accrued and unpaid interest, plus any fees, charges and other amounts then owing, during the term of the receivable and the application of day counting conventions,

         o refinancing the net amount then due, which may be greater or less that the Balloon Payment, subject to several conditions, or

         o selling the related financed vehicle to the servicer or its assignee for an amount equal to the Balloon Payment, as reduced by charges for excess wear and tear and excess mileage and by a disposition fee payable to the servicer, and paying any excess of the total amount owed under the receivable over the Balloon Payment to the servicer.

         If the obligor sells the financed vehicle to the servicer, acting on behalf of the trust, the trust may or may not receive the full amount of the Balloon Payment upon the subsequent sale of the financed vehicle. If the full amount owed by an obligor under a Balloon Payment Receivable is not collected, the shortfall will reduce the funds available to make payments on the securities.

         If the receivables in a pool of receivables included in a trust include Balloon Payment Receivables, we will provide more specific information about the origination and servicing of the receivables and the consequences of including the receivables in a trust in the related prospectus supplement.

         We Will Provide More Specific Information About the Receivables in the Prospectus Supplement. Information with respect to each pool of receivables included in a trust will be set forth in the related prospectus supplement, including, to the extent appropriate:

         o the portion of the receivables pool consisting of Precomputed Receivables and of Simple Interest Receivables;

         o the portion of the financed vehicles category that are new or used;

         o the aggregate principal balance of all of the related receivables;

         o the average principal balance of the related receivables and the range of principal balances;

         o        the number of receivables in the receivables pool;

         o the geographic distribution of receivables in the receivables pool;

         o the average original amount financed and the range of original amounts financed;

         o the weighted average contract rate of interest and the range of such rates;

         o the weighted average original term and the range of original terms;

         o the weighted average remaining term and the range of remaining terms;

         o        the scheduled weighted average life; and

         o        the distribution by stated contract rate of interest.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         The weighted average life of the securities of any trust will generally be influenced by the rate at which the principal balances of its receivables are paid, which payment may be in the form of scheduled amortization or prepayments. "Prepayments" for these purposes includes the following circumstances:

         o prepayments by obligors, who may repay at any time without penalty;

         o the seller may be required to repurchase a receivable sold to the trust if breaches of representations and warranties occur and the receivable is materially and adversely affected by the breach;

         o the servicer may be obligated to purchase a receivable from the trust if breaches of covenants occur or if the servicer extends or modifies the terms of a receivable beyond the Collection Period preceding the final scheduled distribution date for the securities specified in the related prospectus supplement;

         o partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums;

         o        liquidations of the receivables due to default; and

         o partial prepayments from proceeds from physical damage, credit life and disability insurance policies.

         In light of the above considerations, we cannot assure you as to the amount of principal payments to be made on the securities of a trust on each distribution date since that amount will depend, in part, on the amount of principal collected on the trust's receivables during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the securityholders. The related prospectus supplement may set forth additional information with respect to the maturity and prepayment considerations applicable to the receivables and the securities of the trust.

         The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer its financed vehicle without the seller's consent. These factors may also include unemployment, servicing decisions, seasoning of receivables, destruction of vehicles by accident, sales of vehicles, and market interest rates. A predominant factor affecting the prepayment of a large group of receivables is the difference between the interest rates on the receivables and prevailing market interest rates. If the prevailing market interest rates were to fall significantly below the interest rates borne by the receivables, the rate of prepayment and refinancings would be expected to increase. Conversely, if prevailing market interest rates were to increase significantly above those interest rates, the rate of prepayments and refinancings would be expected to decrease.

         The related prospectus supplement may set forth additional information with respect to the maturity and prepayment considerations applicable to the receivables and the securities of the trust.

                      POOL FACTORS AND TRADING INFORMATION

         The servicer will provide to you in each report which it delivers to you a factor which you can use to compute your portion of the principal amount outstanding on the notes or certificates.

         NOTES

         Calculation of the Factor For Your Class of Notes. The servicer will compute a separate factor for each class of notes. The factor for each class of notes will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to a class of notes indicating the remaining outstanding principal amount of that class of notes, as of the applicable distribution date. The servicer will compute the factor after giving effect to payments to be made on the distribution date, as a fraction of the initial outstanding principal amount of the class of notes.

         Your Portion of the Outstanding Amount of the Notes. For each note you own, your portion of that class of notes is the product of--

         o       the original denomination of your note and

         o the factor relating to your class of notes computed by the servicer in the manner described above.

         CERTIFICATES

         Calculation of the Factor For Your Class of Certificates. The servicer will compute a separate factor for each class of certificates. The factor for each class of certificates will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to a class of certificates indicating the remaining outstanding principal balance of that class of certificates, as of the applicable distribution date. The factor will be calculated after giving effect to distributions to be made on the distribution date, as a fraction of the initial outstanding principal balance of the class of certificates.

         Your Portion of the Outstanding Amount of the Certificates. For each certificate you own, your portion of that class of certificates is the product of--

         o        the original denomination of your certificate and

         o the factor relating to your class of certificates computed by the servicer in the manner described above.

         THE FACTORS DESCRIBED ABOVE WILL DECLINE AS THE TRUST MAKES PAYMENTS ON THE SECURITIES

         The factor for each class of notes and certificates will initially be
1.0000000. The factors will then decline to reflect reductions, as applicable, in--

         o the outstanding principal balance of the applicable class of notes or

         o the outstanding principal balance of the applicable class of certificates.

         These amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the receivables by the seller or the servicer and liquidations of the receivables.

         ADDITIONAL INFORMATION

         The noteholders and the certificateholders, as applicable, will receive reports on or about each distribution date concerning

         o with respect to the Collection Period immediately preceding the distribution date, payments received on the receivables, the outstanding principal balance of the related pool of receivables, factors for each class of notes and certificates described above, as applicable, and various other items of information and

         o with respect to the second Collection Period preceding the distribution date, as applicable, amounts allocated or distributed on the preceding distribution date and any reconciliation of those amounts with information provided by the servicer prior to such current distribution date.

         In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders".

                                 USE OF PROCEEDS

         Unless the related prospectus supplement provides for other applications, the net proceeds from the sale of the securities of a trust will be applied by the trust:

         o        to the purchase of the receivables from the depositor;

         o if the trust has a pre-funding account, to make the deposit into that account;

         o if the trust has a yield supplement account, to make the deposit into that account;

         o if the trust has a reserve fund, to make the initial deposit into that account; and

         o        for any other purposes specified in the prospectus supplement.

         The depositor will use that portion of the net proceeds paid to it with respect to any trust to purchase receivables from the related seller and to pay expenses incurred in connection with the purchase of the receivables and sale of the securities. The trust may also issue one or more classes of securities to the seller in partial payment for the receivables.

                                  THE DEPOSITOR

         Morgan Stanley ABS Capital II Inc. will act as depositor for each trust for which securities will be offered under this registration statement. The depositor was formed in the State of Delaware on May 5, 1997. The depositor is a wholly-owned subsidiary of Morgan Stanley.

The depositor maintains its principal executive offices at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4000.

         The depositor anticipates that it will acquire receivables to be included in each trust from the related seller in the open market or in privately negotiated transactions. The depositor will not retain any interest in the receivables or financed vehicles and will have no ongoing servicing obligations or responsibilities with respect to any receivable or financed vehicle and no administrative obligations with respect to any trust.

         The depositor was organized for, among other things, the purposes of establishing trusts, selling beneficial interests in the trusts and acquiring and selling assets to the trusts. Neither the depositor, its parent nor any of the depositor's affiliates will insure or guarantee the receivables or the securities of any series.

         The depositor does not have, is not required to have, and is not expected in the future to have, any significant assets. The depositor is not a party to any legal proceeding that could reasonably be expected to have a material impact on the trust or the interests of the securityholders.

                               PRINCIPAL DOCUMENTS

         In general, the operations of a trust will be governed by the following documents:

IF THE TRUST ISSUES NOTES:

           DOCUMENT
       PRIMARY PURPOSES                    PARTIES                           PRIMARY PURPOSES
----------------------------    -------------------------      -------------------------------------
Trust agreement                 Trust and the depositor        Creates the trust

                                                               Provides for issuance of certificates and payments to
                                                               certificateholders

                                                               Establishes rights and duties of the trustee

                                                               Establishes rights of certificateholders

Indenture                       Trust, as issuer of the        Provides for issuance of the notes, the
                                notes, and indenture trustee   terms of the notes and payments to
                                                               noteholders

                                                               Establishes rights and duties of the indenture trustee

                                                               Establishes rights of noteholders

           DOCUMENT
       PRIMARY PURPOSES                    PARTIES                           PRIMARY PURPOSES
----------------------------    -------------------------      -------------------------------------
Sale and servicing agreement    The seller, the servicer and   Effects sale of receivables to the trust
                                a trust as purchaser

                                                               Contains representations and warranties of the seller concerning the receivables

                                                               Contains servicing obligations of the servicer

                                                               Provides for compensation to the servicer

                                                               Directs how cash flow will be applied to expenses of the trust and payments on its securities

IF THE TRUST IS A GRANTOR TRUST:

Pooling and servicing           Trustee, the seller and the    Creates the trust
agreement                       servicer

                                                               Effects sale of receivables to the trust

                                                               Contains representations and warranties of the
                                                               seller concerning the receivables

                                                               Contains servicing obligations of the servicer

                                                               Provides for compensation to the servicer

                                                               Provides for issuance of certificates and payments to
                                                               certificateholders

                                                               Directs how cash flow will be applied to expenses of the trust and payments to certificateholders

                                                               Establishes rights and duties of the trustee


                                       23

           DOCUMENT
       PRIMARY PURPOSES                    PARTIES                           PRIMARY PURPOSES
----------------------------    -------------------------      -------------------------------------
                                                               Establishes rights of certificateholders


         The material terms of these documents are described throughout this prospectus and in the related prospectus supplement. Each prospectus supplement will describe any material provisions of these documents as used in the related series that differ in a material way from the provisions described in this prospectus.

         A form of each of these principal documents has been filed as an exhibit to the registration statement of which this prospectus forms a part. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

         GENERAL

         The prospectus supplement will describe

            o the timing, amount and priority of payments of principal and interest on each class of securities

            o their interest rates or the formula for determining their interest rates

            o the method of determining the amount of their principal payments

            o the priority of the application of the trust's available funds to its expenses and payments on its securities and

            o the allocation of losses on the receivables among the classes of securities.

         The rights of any class of securities to receive payments may be senior or subordinate to other classes of securities. A security may be entitled to

            o principal payments with disproportionate, nominal or no interest payments,

            o interest payments with disproportionate, nominal or no principal payments or

            o residual cash flow remaining after all other classes have been paid.

         Interest rates may be fixed or floating. If a class of securities is redeemable, the prospectus supplement will describe when they may be redeemed and at what price. The aggregate initial principal amount of the securities issued by a trust may be greater than, equal to or less than the aggregate initial principal amount of the receivables held by that trust.

         Payments of principal and interest on any class of securities will be made on a pro rata basis among all the securityholders of each class. If the amount of funds available to make a payment on a class is less than the required payment, the holders of the securities of that class will receive their pro rata share of the amount available for the class. A series may provide for a liquidity facility or similar arrangement that permits one or more classes of securities to be paid in planned amounts on specified distribution dates.

         FIXED RATE SECURITIES

         Each class of securities entitled to receive principal and interest payments may bear interest at a fixed rate of interest or a floating rate of interest as more fully described in this prospectus and in the related prospectus supplement. Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass-through rate, as the case may be, specified in the related prospectus supplement. Interest on each class of fixed rate securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the related prospectus supplement.

         FLOATING RATE SECURITIES

         Each class of floating rate securities will bear interest for each applicable interest accrual period described in the prospectus supplement at a rate determined (i) by reference to a base rate of interest, plus or minus the number of basis points specified in the prospectus supplement, if any, or multiplied by the percentage specified in the prospectus supplement, if any, or
(ii) as otherwise specified in the related prospectus supplement.

         The base rate of interest for any floating rate securities will be based on a London interbank offered rate, commercial paper rates, Federal Funds rates, United States government treasury securities rates, negotiable certificates of deposit rates or another rate or rates set forth in the related prospectus supplement.

         A class of floating rate securities may also have either or both of the following (in each case expressed as a rate per annum):

         o a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period; provided, that the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law and

         o a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.

         Each trust issuing floating rate securities may appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The prospectus supplement will identify the calculation agent, if any, for each class of floating rate securities, which may be either the trustee or indenture trustee with respect to the trust. All determinations of interest by a calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate securities. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

         BOOK-ENTRY REGISTRATION

         The Trusts May Use Book-Entry Registration Instead of Issuing Definitive Securities. Except for the securities, if any, of a trust retained by the seller, each class of securities offered through this prospectus and the related prospectus supplement may initially be represented by one or more certificates registered in the name of Cede & Co., DTC's nominee, except as set forth below. The securities will be available for purchase in the denominations specified in the related prospectus supplement and may be available for purchase in book-entry form only. Accordingly, the nominee is expected to be the holder of record of any class of securities issued in book-entry form. If a class of securities is issued in book-entry form, unless and until definitive securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, you, as an owner of securities will not be entitled to receive a physical certificate representing your interest in the securities of that class. Beneficial owners will not be recognized by the indenture trustee as "holders", as such term will be used in the indenture. Beneficial owners will only be permitted to exercise the rights of holders indirectly through DTC and its participants, as further described below.

         If a class of securities is issued in book-entry form, all references in this prospectus and in the related prospectus supplement to actions by holders of that class of securities refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders of that class of certificates refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of that class of certificates, for distribution to certificateholders of that class of certificates in accordance with DTC's procedures with respect thereto. The rules applicable to DTC and its participants are on file with the SEC.

         The prospectus supplement will specify whether the holders of the notes or certificates of the trust may hold their respective securities as book-entry securities.

         To facilitate subsequent transfers, all senior securities deposited by participants with DTC will be registered in the name of Cede & Co., as nominee of DTC. The deposit of senior securities with DTC and their registration in the name of Cede & Co. will not change beneficial ownership. DTC will have no knowledge of the actual beneficial owners and its records will reflect only the identity of the participants to whose accounts such senior securities are credited, which may or may not be the ultimate owners. Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         You may hold your securities through DTC in the United States, Clearstream or the Euroclear System in Europe or in any manner described in the related prospectus supplement. The global securities will be tradeable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Initial Settlement of the Global Securities. All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

         Investors electing to hold their global securities through DTC will follow the settlement practices that apply to United States corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Except as required by law, none of the administrator, if any, the applicable trustee or the applicable indenture trustee, if any, will have any liability for any aspect of the records relating to payments made on account of beneficial ownership interests of the securities of any trust held by DTC's nominee, DTC, Clearstream or Euroclear or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

         Secondary Market Trading of the Global Securities. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading Between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to United States corporate debt obligations in same-day funds.

         Trading Between Clearstream Customers and/or Euroclear Participants. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading Between DTC Seller and Clearstream or Euroclear Purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream customer or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon distribution date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. The global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (that is, the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of any overdraft charges, although this result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading Between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositaries, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositaries, as appropriate, to deliver the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon distribution date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream customer or

Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, that is, the trade fails, receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         o borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures,

         o borrowing the global securities in the United States from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.

         The securityholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through direct or indirect participants. In addition, securityholders will receive all distributions of principal and interest from the indenture trustee or the applicable trustee through the participants who in turn will receive them from DTC. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since the payments will be forwarded by the applicable trustee to DTC's nominee. DTC will forward the payments to its participants which thereafter will forward them to indirect participants or securityholders. To the extent the related prospectus supplement provides that book-entry securities will be issued, the only "noteholder" or "certificateholder", as applicable, will be DTC's nominee. Securityholders will not be recognized by the applicable trustee as "noteholders" or "certificateholders" and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to these securities, may be limited due to the lack of a physical certificate for these securities.

         Neither DTC nor Cede & Co. will consent or vote with respect to the senior securities. Under its usual procedures, DTC will mail an omnibus proxy to the indenture trustee or the owner trustee, as the case may be, as soon as possible after each applicable record date for such a consent or vote. The omnibus proxy will assign Cede & Co.'s consenting or voting rights to those participants to whose accounts the related securities will be credited on that record date, identified in a listing attached to the omnibus proxy.

         DTC will advise the related administrator of each trust that it will take any action permitted to be taken by a securityholder under the related indenture, trust agreement or pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of participants whose holdings include these undivided interests.

         Non-United States holders of global securities will be subject to United States withholding taxes unless these holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.

         The Depositories. DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include any of the underwriters of securities of the trust), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any of the underwriters of any trust securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

         The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream and in many domestic securities markets. Transactions may be settled in any of 34 currencies. In addition to safekeeping and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. The Euroclear system is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear participants. The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

         Euroclear participants include banks, securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any trust securities. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         DEFINITIVE SECURITIES

         With respect to any class of notes and any class of certificates issued in book-entry form, such notes or certificates will be issued as definitive notes and definitive certificates, respectively, to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if (1) the administrator of the trust or trustee of the trust determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities and the administrator or the seller, as the case may be, is unable to locate a qualified successor and so notifies the trustee in writing, (2) the administrator or the seller, as the case may be, at its option, elects to terminate the book-entry system through DTC or (3) after the occurrence of an Event of Default or an Event of Servicing Termination under the related sale and servicing agreement or pooling and servicing agreement, as applicable, with respect to the securities, holders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, of such class advise the indenture trustee or the trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, with respect to the notes or certificates is no longer in the best interest of the holders of the securities.

         Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee or the trustee will be required to notify all applicable securityholders of a given class through participants of the availability of definitive securities. Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the indenture trustee or the trustee will reissue the securities as definitive securities to the securityholders.

         Distributions of principal of, and interest on, the definitive securities will thereafter be made by the indenture trustee or the trustee in accordance with the procedures set forth in the related indenture or the related trust agreement directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the Record Date specified for such securities in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee or trustee. The final payment on any definitive Security, however, will be made only upon presentation and surrender of the definitive Security at the office or agency specified in the notice of final distribution to the applicable securityholders.

         Definitive securities will be transferable and exchangeable at the offices of the indenture trustee or the trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

         REPORTS TO SECURITYHOLDERS

         On or prior to each distribution date, the servicer or administrator will prepare and provide to the related indenture trustee and/or trustee a statement to be delivered to the securityholders on the distribution date. With respect to securities of each trust, each statement to be delivered to securityholders will include, to the extent applicable to those securityholders, the following information, and any other information so specified in the prospectus supplement, with respect to the distribution date or the period since the previous distribution date, as applicable:

         (1) the amount of the distribution allocable to principal of each class of securities;

         (2) the amount of the distribution allocable to interest on or with respect to each class of securities;

         (3) the amount of the distribution allocable to draws from any reserve fund or payments in respect of any other credit or cash flow enhancement arrangement;

         (4) the outstanding aggregate principal balance of the receivables in the trust as of the close of business on the last day of the related Collection Period, exclusive of the aggregate principal balance of balloon payments, if any, and the aggregate principal balance of the balloon payments calculated as of the close of business on the last day of that Collection Period;

         (5)      any credit enhancement amount;

         (6) the aggregate outstanding principal balance and the appropriate factor for each class of notes, and the outstanding principal balance and the appropriate factor for each class of certificates, each after giving effect to all payments reported under clause
                  (1) above on that date;

         (7) the amount of the servicing fee paid to the servicer and the amount of any unpaid servicing fee with respect to the related Collection Period or Collection Periods, as the case may be;

         (8) the amount of the aggregate losses realized on the receivables during that Collection Period, calculated as described in the related prospectus supplement;

         (9) previously due and unpaid interest payments, plus interest accrued on the unpaid interest to the extent permitted by law, if any, on each class of securities, and the change in these amounts from the preceding statement;

         (10) previously due and unpaid principal payments, plus interest accrued on such unpaid principal to the extent permitted by law, if any, on each class of securities, and the change in these amounts from the preceding statement;

         (11) the aggregate amount to be paid in respect of receivables, if any, repurchased in respect of that Collection Period;

         (12) the balance of any reserve fund, if any, on that date, after giving effect to changes on that date;

         (13) the amount of advances to be made by the servicer in respect of the related Collection Period;

         (14) for each distribution date during any Funding Period, the amount remaining in the pre-funding account;

         (15) for the first distribution date that is on or immediately following the end of any Funding Period, the amount remaining in the pre-funding account that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the securities of the trust; and

         (16) the amount of any cumulative shortfall between payments due in respect of any credit or cash flow enhancement arrangement and payments received in respect of the credit or cash flow enhancement arrangement, and the change in any shortfall from the preceding statement.

         Each amount set forth under clauses (1), (2), (7), (9) and (10) with respect to the notes or the certificates of any trust will be expressed as a dollar amount per $1,000 of the initial principal amount of such securities.

         Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of each trust, the applicable trustee will mail to each person who at any time during that calendar year has been a securityholder and received any payment with respect to the trust a statement containing certain information for the purposes of the securityholder's preparation of federal income tax returns. See "Material Federal Income Tax Consequences".

         SECURITIES OWNED BY THE TRUST, THE SELLER, THE SERVICER OR THEIR AFFILIATES

         In general, except as otherwise described in the transaction documents relating to a series of securities issued by a trust, any securities owned by the trust, the seller, the servicer or any of their respective affiliates will be entitled to benefits under such documents equally and proportionately to the benefits afforded other owners of securities except that such securities will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of securityholders have given any request, demand, authorization, direction, notice, consent or waiver under such documents.

         CERTAIN MATTERS REGARDING THE INSURER

         To the extent that the related prospectus supplement indicates that credit enhancement for one or more classes of offered securities is provided by an insurance policy, so long as no insurer default has occurred and is continuing, the insurer will have the right to exercise all rights, including voting rights, which the securityholders are entitled to exercise under the related indenture, trust agreement and other transaction documents, without any consent of the securityholders and the securityholders may only exercise these rights with the prior written consent of the insurer. However, without the consent of each affected securityholder, the insurer will not exercise rights to amend the related indenture, trust agreement or pooling and servicing agreement in any manner that requires the consent of the holder of each outstanding security adversely affected by the amendment.

         LIMITATION ON RIGHT TO INSTITUTE BANKRUPTCY PROCEEDINGS

         Each trustee and each securityholder, by accepting the related securities or a beneficial interest in the securities, will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

                                  THE INDENTURE

         With respect to each trust that issues notes, one or more classes of notes will be issued under the terms of an indenture between the trust and the indenture trustee specified in the prospectus supplement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the notes of each trust that issues notes; the related prospectus supplement will give you additional information on the material provisions specific to the notes which you are purchasing. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture.

         Events of Default. With respect to the notes issued by a trust, "Events of Default" under the related indenture will consist of:

             o a default by the trust for five days, or such longer period specified in the prospectus supplement, or more in the payment of any interest on any notes;

             o a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

             o a default in the observance or performance of any covenant or agreement of the trust made in the indenture other than those dealt with specifically elsewhere as an event of default which default materially and adversely affects the noteholders and which default continues for a period of 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the Controlling Class of notes;

             o any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material adverse respect as of the time made, and the breach not having been cured within 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the Controlling Class of notes;

             o events of bankruptcy, insolvency, receivership or liquidation of the applicable trust or its property as specified in the indenture; or

             o other events, if any, set forth in the indenture or related prospectus supplement.

         The Controlling Class of notes of a trust will be its senior most class of notes as long as they are outstanding. When they have been paid in full, the next most senior class of the trust's notes, if any, will become the Controlling Class so long as they are outstanding, and so on.

         The amount of principal due and payable to noteholders of a trust under the related indenture until the final payment generally will be limited to amounts available to pay principal. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the final scheduled distribution date for that class of notes.

         Rights Upon Event of Default. If an Event of Default should occur and be continuing with respect to the notes of any trust, the related indenture trustee or holders of a majority in principal amount of the Controlling Class may declare the principal of such notes to be immediately due and payable. That declaration may be rescinded by the holders of a majority in principal amount of the Controlling Class then outstanding if both of the following occur:

           o the trust has paid or deposited with the indenture trustee enough money to pay:

           o all payments of principal of and interest on all notes and all other amounts that would then be due if the Event of Default causing the acceleration of maturity had not occurred and

           o all sums paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel and

           o all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived.

         If an Event of Default has occurred with respect to the notes issued by a trust, the related indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party or sell the related receivables. Except as otherwise specified in the related prospectus supplement, upon the occurrence of an Event of Default resulting in acceleration of the notes, the indenture trustee may sell the related receivables if:

           o the holders of 100% of the notes issued by the trust consent to the sale, excluding notes held by the seller, the servicer or their affiliates,

           o the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the notes of the trust at the date of such sale or

           o there has been an Event of Default arising from the failure to pay principal or interest and the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes of the trust as the payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 662/3% of the aggregate outstanding amount of the Controlling Class.

         In addition, if the Event of Default relates to a default by a trust in observing or performing any covenant or agreement, other than an Event of Default relating to non-payment of interest or principal, insolvency or any other event which is otherwise specifically dealt with by the indenture, the indenture trustee is prohibited from selling the receivables unless the holders of all outstanding notes and certificates issued by that trust consent to the sale or the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes and certificates of that trust. The indenture trustee may also elect to have the trust maintain possession of the receivables and apply collections as received without obtaining the consent of securityholders.

         Subject to the provisions of the applicable indenture relating to the duties of the related indenture trustee, if an Event of Default occurs and is continuing with respect to notes of the trust, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and other limitations contained in the related indenture, the holders of a majority in principal amount of the Controlling Class will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable indenture trustee, and the holders of a majority in principal amount of the Controlling Class may, in some cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding notes of the related trust.

         No holder of a note of any trust will have the right to institute any proceeding with respect to the related indenture, unless:

           o the holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default;

           o the holders of not less than 25% in principal amount of the Controlling Class have made written request to the indenture trustee to institute such proceeding in its own name as indenture trustee;

           o the holder or holders have offered the indenture trustee reasonable indemnity;

           o the indenture trustee has for 60 days after the notice, request and offer of indemnity failed to institute the proceeding; and

           o no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the Controlling Class.

         Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         With respect to any trust, neither the related indenture trustee nor the related trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the trust contained in the applicable indenture.

         Each indenture will provide that, notwithstanding any other provision of the indenture, the right of any noteholder to receive payments of principal and interest on its notes when due, or to institute suit for any payments not made when due, shall not be impaired or affected without the holder's consent.

         Each Trust Will be Subject to Covenants under the Indenture. Each trust will be subject to the covenants discussed below, as provided in the related indenture.

            o Restrictions on Merger and Consolidation. The related trust may not consolidate with or merge into any other entity, unless:

                  o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

                  o the entity expressly assumes the trust's obligation to make due and punctual payments upon the notes of the related trust and the performance or observance of every agreement and covenant of the trust under the indenture;

                  o no event that is, or with notice or lapse of time or both would become, an Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

                  o the trust has been advised that the ratings of the notes and the certificates of the trust then in effect would not be reduced or withdrawn by the Rating Agencies as a result of the merger or consolidation;

                  o the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any related noteholder or certificateholder;

                  o any action as is necessary to maintain the lien and security interest created by the related indenture shall have been taken; and

                  o the trust has received an opinion of counsel and officer's certificate each stating that such consolidation or merger satisfies all requirements under the related indenture.

           o Other Negative Covenants. Each trust will not, among other things--

                  o except as expressly permitted by the applicable agreements, sell, transfer, exchange or otherwise dispose of any of its assets;

                  o claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related trust, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust or its property;

                  o   dissolve or liquidate in whole or in part;

                  o permit the lien of the related indenture to be subordinated or otherwise impaired;

                  o permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such notes under the indenture except as may be expressly permitted thereby; or

                  o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest in or proceeds of the trust or its assets, except for tax, mechanics' or other permitted liens and except as may be created by the terms of the related indenture.

         No trust may engage in any activity other than as specified under the section of the related prospectus supplement titled "The Trust". No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and indenture, the related certificates and as a result of any advances made to it by the servicer or otherwise in accordance with the related sale and servicing agreement, pooling and servicing agreement or other documents relating to the trust.

         List of Noteholders. With respect to the notes of any trust, three or more holders of the notes of any trust may, by written request to the related indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under such notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the trust.

         Annual Compliance Statement. Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

         Indenture Trustee's Annual Report. The indenture trustee for each trust will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of any indebtedness owing by the trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

         Satisfaction and Discharge of Indenture. An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all such notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

         Modification of Indenture. Any trust, together with the related indenture trustee, with the consent of or notification of any other parties set forth in the indenture, may, without the consent of the noteholders of the trust, execute a supplemental indenture for the purpose of adding to the covenants of the trust, curing any ambiguity, correcting or supplementing any provision which may be inconsistent with any other provision or making any other provision with respect to matters arising under the related indenture which will not be inconsistent with other provisions of the indenture, provided that the action will not materially adversely affect the interests of the noteholders.

         The trust and the applicable indenture trustee, with the consent of or notification of any other parties set forth in the indenture, may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related trust, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or modifying in any manner the rights of the noteholders, except with respect to the matters listed in the next paragraph which require the approval of the noteholders, provided that:

            o the action will not, as evidenced by an opinion of counsel, materially adversely affect the interest of any noteholder,

            o the action will not, as confirmed by the Rating Agencies rating the notes of the related trust, cause the then-current rating assigned to any class of notes to be withdrawn or reduced and

            o     an opinion of counsel as to certain tax matters is delivered.

         Without the consent of each affected noteholder, in addition to the satisfaction of each of the conditions set forth in the preceding paragraph, however, no supplemental indenture will:

            o change the due date of any installment of principal of or interest on any note or reduce the principal amount, the interest rate or the redemption price with respect to the note, change the application of the proceeds of a sale of the trust property to payment of principal and interest on the note or change any place of payment where, or the coin or currency in which, that note or any interest on that note is payable;

            o impair the right to institute suit for the enforcement of provisions of the related indenture regarding payment;

            o reduce the percentage of the aggregate amount of the Controlling Class or of the notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with the related indenture or of defaults or events of default under the indenture and their consequences as provided for in the indenture;

            o modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable trust, any other obligor on the notes, the seller or an affiliate of any of them;

            o reduce the percentage of the aggregate outstanding amount of the Controlling Class, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the receivables after an Event of Default if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes and certificates of the trust;

            o decrease the percentage of the aggregate principal amount of the Controlling Class or of the notes required to amend the sections of the related indenture which specify the applicable percentage of aggregate principal amount of the notes of the trust necessary to amend the indenture or any of the other related agreements;

            o affect the calculation of the amount of interest or principal payable on any note on any distribution date, including the calculation of any of the individual components of such calculation;

            o affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes provided in the related indenture; or

            o permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in such indenture, terminate the lien of the indenture on any such collateral or deprive the holder of any the note of the security afforded by the lien of such indenture.

         THE INDENTURE TRUSTEE

         The indenture trustee for a series of notes will be specified in the related prospectus supplement. If a trust issues a class of notes that is subordinated to one or more other classes of notes and an Event of Default occurs, the indenture trustee may be deemed to have a conflict of interest under the Trust Indenture Act of 1939 and may be required to resign as trustee for one or more of the classes of notes. In any such case, the indenture will provide for a successor indenture trustee to be appointed for those classes of notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

                  Duties of Indenture Trustee

         Except upon the occurrence and during the continuation of an Event of Default, the indenture trustee:

           o will perform those duties and only those duties that are specifically set forth in the related indenture,

           o may, in the absence of bad faith, rely on certificates or opinions furnished to the indenture trustee which conform to the requirements of the indenture as to the truth of the statements and the correctness of the opinions expressed in those certificates or opinions and

           o will examine any certificates and opinions which are specifically required to be furnished to the indenture trustee under the indenture to determine whether or not they conform to the requirements of the indenture.

         Upon the occurrence and during the continuation of an Event of Default, the indenture trustee will be required to exercise the rights and powers vested in it by the related indenture and use the same degree of care and skill in the exercise of those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of that person's own affairs.

                  Compensation; Indemnification

         The servicer will pay to the indenture trustee from time to time reasonable compensation for its services, reimburse the indenture trustee for all expenses and disbursements reasonably incurred or made by it and indemnify the indenture trustee for, and hold it harmless against, any and all losses, liabilities or expenses, including attorneys' fees, incurred by it in connection with the administration of the trust and the performance of its duties under the related indenture. The indenture trustee will not however be indemnified for, or held harmless against, any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith. The indenture trustee will not be liable:

           o for any error of judgment made by it in good faith unless it is proved that it was negligent in ascertaining the pertinent facts,

           o for any action it takes or omits to take in good faith in accordance with directions received by it from the noteholders in accordance with the terms of the related indenture or

           o for interest on any money received by it except as the indenture trustee and the trust may agree in writing.

         The indenture trustee will not be deemed to have knowledge of any Event of Default unless a responsible officer of the indenture trustee has actual knowledge of the default or has received written notice of the default in accordance with the related indenture.

        DESCRIPTION OF THE RECEIVABLES TRANSFER AND SERVICING AGREEMENTS

         The following summary describes material provisions of the documents under which the depositor will purchase the receivables from a seller, a trust will purchase the receivables from the depositor and a servicer will service the receivables on behalf of the trust. In the case of a trust that is not a grantor trust, these documents are the receivables purchase agreement and the sale and servicing agreement. For a grantor trust, they are the receivables purchase agreement and the pooling and servicing agreement. This section also describes material provisions of the trust agreement for a trust that is not a grantor trust. Forms of those documents have been filed as exhibits to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the securities of each trust; the attached prospectus supplement will give you additional information on the material provisions specific to the securities which you are purchasing. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of those documents.

         SALE AND ASSIGNMENT OF RECEIVABLES

         When the trust issues securities, the seller will transfer and assign, without recourse, to the depositor its entire interests in the related receivables, together with its security interests in the related financed vehicles, under a receivables purchase agreement. The depositor will then transfer and assign to the applicable trustee, without recourse, under a sale and servicing agreement or a pooling and servicing agreement, as applicable, its entire interest in those receivables, including its security interests in the related financed vehicles. Each receivable will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement or sale and servicing agreement, as applicable.

         Sale and Assignment of Subsequent Receivables. The related prospectus supplement for the trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the seller to the depositor and by the depositor to the applicable trust from time to time during any Funding Period on each Subsequent Transfer Date.

         Representations and Warranties. In each receivables purchase agreement, the related seller will represent and warrant to the depositor, who will in turn assign its rights under the agreement to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, among other things, that --

           o each receivable (a) has been originated for the retail financing of a motor vehicle by an obligor located in one of the states of the United States or the District of Columbia and (b) contains customary and enforceable provisions such that the rights and remedies of the holder of the receivable shall be adequate for realization against the collateral of the benefits of the security;

           o each receivable and the sale of the related financed vehicle complies in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including usury laws, the truth-in-lending, consumer credit protection, equal opportunity and disclosure laws applicable to such receivable and sale;

           o each receivable constitutes the legal, valid and binding payment obligation in writing of the obligor, enforceable by the holder of the receivable in all material respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights;

           o immediately prior to its sale and assignment, each receivable was secured by a validly perfected first priority security interest in the financed vehicle in favor of the seller as secured party or all necessary action with respect to such receivable has been taken to perfect a first priority security interest in the related financed vehicle in favor of the seller as secured party, which security interest is assignable and has been so assigned by the seller under the receivables purchase agreement;

           o as of the Cutoff Date, there are no rights of rescission, setoff, counterclaim or defense, and the seller has no knowledge of the same being asserted or threatened, with respect to any receivable;

           o as of the Cutoff Date, the seller had no knowledge of any liens or claims that have been filed for work, labor, materials or unpaid taxes relating to a financed vehicle, that would be liens prior to, or equal or coordinate with, the lien granted by the receivable;

           o except for payment defaults continuing for a period of not more than 30 days (or such other number of days specified in the prospectus supplement) as of the Cutoff Date, the seller has no knowledge that a default, breach, violation or event permitting acceleration under the terms of any receivable exists, the seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any receivable exists and the seller has not waived any of the foregoing;

           o each receivable requires that the obligor obtain comprehensive and collision insurance covering the financed vehicle; and

           o any other representations and warranties that may be set forth in the related prospectus supplement.

         Seller Must Repurchase Receivables Relating to a Breach of Representation or Warranty. Except as otherwise set forth in the related prospectus supplement, as of the last day of the second, or, if the seller elects, the first, Collection Period following the discovery by or notice to the seller of a breach of any representation or warranty of the seller which materially and adversely affects the interests of the related trust in any receivable, the seller, unless the breach is cured, will repurchase that receivable from the trust at a price generally equal to the Purchase Amount, which is the unpaid principal balance owed by the obligor under the receivable plus interest to the last day of the related Collection Period at the respective contract rate of interest. Alternatively, if so specified in the related prospectus supplement, the related seller will be permitted, in a circumstance where it would otherwise be required to repurchase a receivable as described in the preceding sentence, to instead substitute a comparable receivable for the receivable otherwise requiring repurchase, subject to conditions and eligibility criteria for the substitute receivable to be summarized in the related prospectus supplement. The repurchase obligation, or, if applicable, the substitution alternative, constitutes the sole remedy available to the certificateholders or the trustee and any noteholders or indenture trustee in respect of each trust for any such uncured breach.

         Servicing of the Receivables. Under each sale and servicing agreement or pooling and servicing agreement, to assure uniform quality in servicing the receivables and to reduce administrative costs, each trust will designate a servicer to service and administer the receivables held by the trust and, as custodian on behalf of the trust, maintain possession of the installment loan or installment sale contract agreements and any other documents relating to such receivables. To assure uniform quality in servicing the receivables, as well as to facilitate servicing and save administrative costs, the installment loan and installment sale contract agreements and other related documents will not be physically segregated from other similar documents that are in the servicer's possession or otherwise stamped or marked to reflect the transfer to the trust. The obligors under the receivables will not be notified of the transfer. However, Uniform Commercial Code financing statements reflecting the sale and assignment of those receivables by the seller to the trust will be filed, and the servicer's accounting records and computer systems will be marked to reflect such sale and assignment. Because those receivables will remain in the servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the trust if a subsequent purchaser were to obtain physical possession of such receivables without knowledge of the assignment, the trust's interest in the receivables could be defeated. See "Material Legal Issues Relating to the Receivables--Security Interests in the Financed Vehicles".

         ACCOUNTS

         In the case of a trust that issues notes, the servicer will establish and maintain with the related indenture trustee one or more collection accounts in the name of the indenture trustee on behalf of the related noteholders into which all payments made on or with respect to the related receivables will be deposited. The servicer may establish and maintain with the indenture trustee a note payment account, which may be a subaccount of the collection account, in the name of the indenture trustee on behalf of such noteholders, into which amounts released from the collection account and any other accounts of the trust for payment to such noteholders will be deposited and from which all distributions to such noteholders will be made. In the case of a trust that issues certificates or is a grantor trust, the servicer may establish and maintain with the related trustee one or more certificate distribution accounts, in the name of the trustee on behalf of the certificateholders, into which amounts released from the collection account and any other accounts of the trust for distribution to the certificateholders will be deposited and from which all distributions to certificateholders will be made.

         Any other accounts to be established with respect to securities of a trust, including any pre-funding account, yield supplement account or reserve fund, will be described in the related prospectus supplement.

         For any securities of a trust, funds in the trust accounts will be invested as provided in the related sale and servicing agreement or pooling and servicing agreement in Permitted Investments. Permitted Investments are generally limited to obligations or securities that mature on or before the date of the next distribution for such series. However, to the extent permitted by the Rating Agencies, funds in any reserve fund may be invested in securities that will not mature prior to the date of the next distribution on the notes or certificates and which will not be sold to meet any shortfalls. Thus, the amount of cash available in any reserve fund at any time may be less than the balance of the reserve fund. If the amount required to be withdrawn from any reserve fund to cover shortfalls in collections on the related receivables, as provided in the related prospectus supplement, exceeds the amount of cash in the reserve fund, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates of such trust. Net investment earnings on funds deposited in the trust accounts shall be deposited in the applicable collection account or distributed as provided in the related prospectus supplement.

         The trust accounts will be maintained as Eligible Deposit Accounts, which satisfy the requirements of the Rating Agencies.

         SERVICING PROCEDURES

         The servicer will make reasonable efforts to collect all payments due with respect to the receivables held by the related trust and will, consistent with the related sale and servicing agreement or pooling and servicing agreement, follow such collection procedures as it follows with respect to motor vehicle retail installment sale contracts, installment loans, purchase money notes or other notes that it services for itself or others and that are comparable to such receivables. If set forth in the related prospectus supplement, the servicer may, consistent with its normal procedures, in its discretion, arrange with the obligor on a receivable to defer or modify the payment schedule. Some of such arrangements may require the servicer to purchase the receivable while others may result in the servicer making advances with respect to the receivable. The servicer may be obligated to purchase or make advances with respect to any receivable if, among other things, it extends the date for final payment by the obligor of such receivable beyond the date set forth in the related prospectus supplement, or, if set forth in the prospectus supplement, the servicer changes the contract rate of interest or the total amount or number of scheduled payments of such receivable. If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the financed vehicle securing the receivable at a public or private sale, or the taking of any other action permitted by applicable law.

         The servicer may from time to time perform any portion of its servicing obligations under the applicable sale and servicing agreement or pooling and servicing agreement through subservicing agreements with third-party servicers. Each sale and servicing agreement and pooling and servicing agreement will provide that, notwithstanding the use of subservicers, the servicer will remain liable for its servicing duties and obligations as if the servicer were servicing the receivables directly.

         COLLECTIONS

         With respect to each trust, the servicer will deposit all payments on the related receivables and all proceeds of such receivables collected during each Collection Period into the related collection account within two business days after receipt thereof. However, at any time that and for so long as (1) the original servicer, or its successor, is the servicer, (2) there exists no Event of Servicing Termination and (3) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related prospectus supplement is satisfied, the servicer will not be required to deposit such amounts into the collection account until the business day preceding the applicable distribution date. Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit such funds, securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely




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

remittances of collections on the related receivables and payment of the aggregate Purchase Amount with respect to receivables purchased by the servicer.

         Collections on a Precomputed Receivable made during a Collection Period shall be applied first to repay any outstanding Precomputed Advances made by the servicer with respect to such receivable and, to the extent that collections on a Precomputed Receivable during a Collection Period exceed the outstanding Precomputed Advances, the collections shall then be applied to the scheduled payment on such receivable. If any collections remaining after the scheduled payment is made are insufficient to prepay the Precomputed Receivable in full, then, to the extent set forth in the related prospectus supplement such remaining collections shall be transferred to and kept in a separate account, until such later Collection Period when the collections may be transferred to the collection account and applied either to the scheduled payment or to prepay such receivable in full.

         Collections on a receivable made during a Collection Period which are not late fees, prepayment charges or other similar fees or charges shall be applied first to any outstanding advances made by the servicer with respect to such receivable and then to the scheduled payment.

         ADVANCES

         Precomputed Receivables. If so provided in the related prospectus supplement, to the extent the collections of interest on and principal of a Precomputed Receivable with respect to a Collection Period fall short of the respective scheduled payment, the servicer will make a Precomputed Advance in the amount of the shortfall. The servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the servicer, in its sole discretion, expects to recoup the advance from subsequent collections or recoveries on the receivable or other Precomputed Receivables in the related receivables pool. The servicer will deposit the Precomputed Advance in the applicable collection account on or before the business day preceding the applicable distribution date. The servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related obligor or from insurance or liquidation proceeds with respect to the receivable and will release its right to reimbursement in conjunction with its purchase of the receivable as servicer, or, upon the determination that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related receivables pool or from any other source of funds identified in the related prospectus supplement.

         Simple Interest Receivables. If so provided in the related prospectus supplement, on or before the business day prior to each applicable distribution date, the servicer shall make a Simple Interest Advance by depositing into the related collection account an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective contract rates of interest for the related Collection Period, assuming that the Simple Interest Receivables are paid on their respective due dates, minus the amount of interest actually received on the Simple Interest Receivables during the related Collection Period. If calculation results in a negative number, an amount equal to that amount shall be paid to the servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a Defaulted Receivable, the amount of accrued and unpaid interest owing on that receivable, but not including interest for the then current Collection Period, shall be withdrawn from the collection account and paid to the servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

         Balloon Payment Receivables. If so provided in the related prospectus supplement, the servicer will make an Advance for any portion of a Balloon Payment for the calendar month in which the Balloon Payment becomes due if the entire scheduled payment has not been received by the servicer. Generally, the servicer will be reimbursed for an Advance relating to a Balloon Payment on each distribution date following the distribution date on which the advance was made out of payments by or on behalf of the related obligor to the extent those payments are allocable to the reimbursement of the Advance and out of collections on other receivables to the extent of any losses allocable to the balloon payment, but only to the extent the balloon payment and the advance have not otherwise been reimbursed.

         The servicer will deposit all advances into the applicable collection account on the business day immediately preceding the related distribution date.

         SERVICING COMPENSATION AND EXPENSES

         Unless otherwise specified in the prospectus supplement with respect to any trust, the servicer will be entitled to receive a servicing fee for each Collection Period in an amount equal to a specified percentage per annum of the outstanding principal balance of the related pool of receivables as of the first day of the Collection Period. The servicer also may be entitled to receive as a supplemental servicing fee for each Collection Period any late, prepayment and other administrative fees and expenses collected during that Collection Period. If specified in the related prospectus supplement, the supplemental servicing fee will include net investment earnings on funds deposited in the trust accounts and other accounts with respect to the trust. The servicer will be paid the servicing fee and the supplemental servicing fee for each Collection Period on the applicable distribution date.

         The servicing fee and the supplemental servicing fee are intended to compensate the servicer for performing the functions of a third party servicer of the receivables as an agent for the trust, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting federal income tax information to obligors, paying costs of collections, and policing the collateral. The fees will also compensate the servicer for administering the particular receivables pool, including making advances, accounting for collections, furnishing monthly and annual statements to the related trustee and indenture trustee with respect to distributions, and generating federal income tax information for the trust. The fees, if any, also will reimburse the servicer for certain taxes, the fees of the related trustee and indenture trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable receivables.

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

         DISTRIBUTIONS

         With respect to securities of each trust, beginning on the distribution date specified in the related prospectus supplement, distributions of principal and interest, or, where applicable, of principal or interest only, on each class of the securities entitled thereto will be made by the applicable trustee or indenture trustee to the noteholders and the certificateholders of the trust. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of securityholders of the trust will be set forth in the related prospectus supplement.

         Allocation of Collections on Receivables. Except as set forth in the related prospectus supplement, distributions of principal on the securities of a trust may be based on the amount of principal collected or due and the amount of realized losses incurred in a Collection Period. The servicer will allocate collections to the interest and principal portion of scheduled payments on the receivables in accordance with its customary servicing procedures. On or prior to the business day before each distribution date, the servicer will determine the amount in the collection account available to make payments or distributions to securityholders on the related distribution date and will direct the indenture trustee, if any, and/or the trustee to make the distributions as described in the related prospectus supplement.

         CREDIT AND CASH FLOW ENHANCEMENT

         Any Form of Credit Enhancement may be Limited and may only Apply to Certain Classes of Securities. The amounts, types and the providers of credit and cash flow enhancement arrangements, if any, with respect to each class of securities of a given series will be set forth in the related prospectus supplement. If, and to the extent provided in the related prospectus supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of securities, reserve funds, overcollateralization, letters of credit, credit or liquidity facilities, surety bonds, insurance policies regarding payment of the securities, guaranteed investment contracts, swaps, interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or other arrangements as may be described in the related prospectus supplement or any combination of two or more of the foregoing. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit or cash flow enhancement for a series of securities may cover one or more other series of securities.

         The presence of a reserve fund and other forms of credit or cash flow enhancement for the benefit of any class or securities of the trust is intended to (1) enhance the likelihood of receipt by the securityholders of that class of the full amount of principal and interest due on the securities and (2) decrease the likelihood that the securityholders will experience losses. The credit or cash flow enhancement for a class of securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount and interest due on the securities. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement.

         Seller may Replace Credit or Cash Flow Enhancement with Rating Confirmation. If so provided in the related prospectus supplement, the seller may replace the credit enhancement for any class of securities with another form of credit enhancement without the consent of securityholders, provided the Rating Agencies confirm in writing that substitution will not result in the reduction or withdrawal of the rating of any class of securities of the related trust.

         Reserve Fund. If so provided in the related prospectus supplement, the reserve fund will be funded by an initial deposit by the trust, the depositor or the seller on the closing date in the amount set forth in the related prospectus supplement and, if the related trust has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in a reserve fund will be increased on each subsequent distribution date up to the specified reserve fund balance by the deposit of the amount of excess interest collections in respect of the receivables collected during the related Collection Period remaining after securityholders have been paid amounts owed to them and after the servicer has been reimbursed for any outstanding advances and paid all applicable servicing compensation with respect to that Collection Period. The servicer, however, will account to the trustee, any indenture trustee, the noteholders, if any, and the certificateholders with respect to each trust as if all deposits, distributions and transfers were made individually.

         STATEMENTS TO TRUSTEES AND TRUSTS

         Prior to each distribution date with respect to securities of each trust, the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the related Collection Period the report that is required to be provided to securityholders of the trust described under "Certain Information Regarding the Securities--Reports to Securityholders".

         EVIDENCE AS TO COMPLIANCE

         Each sale and servicing agreement and pooling and servicing agreement will provide that a firm of independent certified public accountants will furnish to the related trust and indenture trustee or trustee, as applicable, annually a statement as to compliance by the servicer during the preceding 12 months, or, in the case of the first certificate, from the applicable closing date, with the servicing requirements related to the applicable receivables.

         Each sale and servicing agreement and pooling and servicing agreement will also provide for delivery to the related trust and indenture trustee or trustee, as applicable, substantially simultaneously with the delivery of the accountants' statement referred to above, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under that agreement throughout the preceding 12 months (or, in the case of the first certificate, from the closing date) or, if there has been a default in the fulfillment of any such obligation, describing each default.

         Copies of these statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.

         CERTAIN MATTERS REGARDING THE SERVICER

         Each sale and servicing agreement and pooling and servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer except (i) upon a determination that the servicer's performance of its duties is no longer permissible under applicable law or (ii) in the event of the appointment of a successor servicer, without the consent of any securityholder upon notification by each Rating Agency then rating any of the related securities that the rating then assigned to the securities will not be reduced or withdrawn by that Rating Agency. No resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the servicing obligations and duties under the sale and servicing agreement or the pooling and servicing agreement. The servicer will also have the right to delegate any of its duties under those agreements to a third party without the consent of any securityholder or the confirmation of any rating. The servicer, however, will remain responsible and liable for its duties under those agreements as if it had made no delegations.

         Each sale and servicing agreement and pooling and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related trust or the related noteholders or certificateholders for taking any action or for refraining from taking any action under the sale and servicing agreement or for errors in judgment; except that neither the servicer nor any other person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder, except that employees of the servicer or its affiliates will be protected against liability that would otherwise be imposed by reason of negligence. The agreement will further provide that the servicer, and its directors, officers, employees and agents, are entitled to indemnification by the trust for, and will be held harmless against, any loss, liability or expense incurred by reason of the servicer's willful misfeasance, bad faith or negligence in the performance of duties or by reason of the servicer's reckless disregard of obligations and duties thereunder; provided, however, that the indemnification will be paid on a distribution date only after all payments required to be made to securityholders and the servicer have been made and all amounts required to be deposited in enhancement accounts have been deposited. In addition, each sale and servicing agreement and pooling and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of a particular sale and servicing agreement or pooling and servicing agreement, as applicable, the rights and duties of the parties thereto, and the interests of the related securityholders. In that event, the servicer's legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs, and liabilities of the trust, and the servicer will be entitled to be reimbursed therefor.

         Under the circumstances specified in each sale and servicing agreement and pooling and servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer, which corporation or other entity in each of the




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


foregoing cases assumes the obligations of the servicer, will be the successor of the servicer under the sale and servicing agreement or pooling and servicing agreement, as applicable.

         EVENTS OF SERVICING TERMINATION

         Events of Servicing Termination under each sale and servicing agreement or pooling and servicing agreement will consist of:

           o any failure by the servicer, or, so long as the seller is the servicer, the seller, to deliver to the trustee or indenture trustee for distribution to the securityholders of the related trust or for deposit in any of the trust accounts or the certificate distribution account any required payment, which failure continues unremedied for five business days after written notice from the trustee or indenture trustee is received by the servicer or the seller, as the case may be, or after discovery by an officer of the servicer or the seller, as the case may be;

           o any failure by the servicer, or, so long as the seller is the servicer, the seller, duly to observe or perform in any material respect any other covenant or agreement in the sale and servicing agreement or pooling and servicing agreement, which failure materially and adversely affects the rights of the noteholders or the certificateholders of the related trust and which continues unremedied for 90 days after the giving of written notice of the failure (A) to the servicer or the seller, as the case may be, by the trustee or the indenture trustee or (B) to the servicer, the seller and the trustee or the indenture trustee by holders of notes or certificates of the trust, as applicable, of not less than 25% in principal amount of the Controlling Class or, if no notes are outstanding, 25% by aggregate Certificate Balance;

           o the occurrence of insolvency events specified in the sale and servicing agreement or pooling and servicing agreement with respect to the servicer; and

           o any other events set forth in the related prospectus supplement.

         RIGHTS UPON EVENT OF SERVICING TERMINATION

         As long as an Event of Servicing Termination under a sale and servicing agreement or pooling and servicing agreement remains unremedied, the related indenture trustee or holders of not less than a majority of the Controlling Class or the class of notes specified in the prospectus supplement, and after the notes have been paid in full or if the trust has not issued notes, the trustee or the holders of not less than a majority of the Certificate Balance, may terminate all the rights and obligations of the servicer under the sale and servicing agreement or pooling and servicing agreement, whereupon the indenture trustee or trustee or a successor servicer appointed by the indenture trustee or trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement or pooling and servicing agreement and will be entitled to similar compensation arrangements.

         If, however, a receiver, bankruptcy trustee or similar official has been appointed for the servicer, and no Event of Servicing Termination other than the appointment has occurred, the



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

receiver, bankruptcy trustee or official may have the power to prevent the indenture trustee, the noteholders, the trustee or the certificateholders from effecting a transfer of servicing. In the event that the indenture trustee or trustee of the trust is legally unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer. The indenture trustee or trustee may make such arrangements for compensation to be paid to the successor servicer.

         WAIVER OF PAST EVENTS OF SERVICING TERMINATION

         The holders of not less than a majority of the Controlling Class or the class of notes specified in the prospectus supplement, and after the notes have been paid in full or if the trust has not issued notes, the trustee or the holders of not less than a majority of the Certificate Balance, may, on behalf of all the noteholders and certificateholders, waive any Event of Servicing Termination under the related sale and servicing agreement or pooling and servicing agreement and its consequences, except an Event of Servicing Termination consisting of a failure to make any required deposits to or payments from any of the trust accounts or to the certificate distribution account in accordance with the sale and servicing agreement or pooling and servicing agreement.

         AMENDMENT

         The parties to each of the Receivables Transfer and Servicing Agreements may amend any of the agreements, without the consent of the related securityholders, to add any provisions to or change or eliminate any of the provisions of the Receivables Transfer and Servicing Agreements or modify the rights of the noteholders or certificateholders; provided that the action will not materially and adversely affect the interest of the noteholder or certificateholder as evidenced by either (1) an opinion of counsel to that effect or (2) notification by each Rating Agency then rating any of the related securities that the rating then assigned to any class of securities will not be reduced or withdrawn by the Rating Agency, together with an officer's certificate of the servicer to that effect. The Receivables Transfer and Servicing Agreements may also be amended by the parties thereto with the consent of the holders of notes of the trust evidencing not less than a majority in principal amount of each class of the notes, and the holders of the certificates of the trust evidencing not less than a majority of the Certificate Balance, to add any provisions to or change or eliminate any of the provisions of the Receivables Transfer and Servicing Agreements or modify the rights of the noteholders or certificateholders; provided, however, that no such amendment may
(1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of the noteholders or certificateholders or change any interest rate on the securities or the amount required to be on deposit in the reserve fund, if any, or (2) reduce the percentage of the notes or certificates of the trust which are required to consent to any such amendment, without the consent of the holders of all the outstanding notes and certificates of the trust.

         PAYMENT OF NOTES

         The indenture trustee will agree in the related indenture that, upon the payment in full of all outstanding notes of a given trust and the satisfaction and discharge of the related indenture,



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

to continue to carry out its obligations under the sale and servicing agreement or pooling and servicing agreement, as applicable, as agent for the trustee of the trust.

         TERMINATION

         With respect to each trust, the obligations of the servicer, the seller, the depositor, the related trustee and the related indenture trustee under the Receivables Transfer and Servicing Agreements will terminate upon the earlier of (1) the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any remaining receivables and (2) the payment to noteholders and certificateholders of the related trust of all amounts required to be paid to them under the Receivables Transfer and Servicing Agreements and (3) the occurrence of either event described below.

         In order to avoid excessive administrative expense, the servicer will be permitted, at its option, to purchase from each trust as of the end of any applicable Collection Period, if the aggregate principal balance of the receivables held by the trust is 10% or less of the aggregate principal balance of the receivables as of the Cutoff Date, or under any other circumstances as may be specified in the related prospectus supplement, all remaining related receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of the Collection Period, after giving effect to the receipt of any monies collected on the receivable. The purchase price for the receivables will not be less than the outstanding principal balance of the notes plus accrued and unpaid interest.

         If and to the extent provided in the related prospectus supplement with respect to the trust, the applicable trustee will, within ten days following a distribution date as of which the aggregate principal balance of the receivables is equal to or less than the percentage of the initial aggregate principal balance of the receivables as of the Cutoff Date, solicit bids for the purchase of the receivables remaining in the trust in the manner and subject to the terms and conditions set forth in the prospectus supplement. If the applicable trustee receives satisfactory bids as described in the prospectus supplement, then the receivables remaining in the trust will be sold to the highest bidder.

         As more fully described in the related prospectus supplement, any outstanding notes of the related trust will be paid in full concurrently with either of the events specified above and the subsequent distribution to the related certificateholders of all amounts required to be distributed to them under the applicable trust agreement will effect early retirement of the certificates of the trust.

         LIST OF CERTIFICATEHOLDERS

         With respect to the certificates of any trust, three or more holders of the certificates of the trust or one or more holders of the certificates evidencing not less than 25% of the Certificate Balance may, by written request to the related trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or pooling and servicing agreement or under the certificates.

         ADMINISTRATION AGREEMENT

         If so specified in the related prospectus supplement, a person named as administrator in the related prospectus supplement, will enter into an administration agreement with each trust that issues notes and the related indenture trustee and the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the related indenture. Unless otherwise specified in the related prospectus supplement with respect to any trust, as compensation for the performance of the administrator's obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee in an amount as may be set forth in the related prospectus supplement.

                MATERIAL LEGAL ISSUES RELATING TO THE RECEIVABLES

         GENERAL

         The transfer of the receivables to a trust, the perfection of the security interests in the receivables and the enforcement of rights to realize on the financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. Each of the depositor, the servicer and the seller will take action as is required to perfect the rights of the trustee in the receivables. If, through inadvertence or otherwise, another party purchases, including the taking of a security interest in, the receivables for new value in the ordinary course of its business, without actual knowledge of the trust's interest, and takes possession of the receivables, the purchaser would acquire an interest in the receivables superior to the interest of the trust.

         SECURITY INTERESTS IN THE FINANCED VEHICLES

         Retail installment sale contracts such as the receivables evidence the credit sale of motor vehicles by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the related vehicles under the UCC. Perfection of security interests in motor vehicles is generally governed by state certificate of title statutes or by the motor vehicle registration laws of the state in which each vehicle is located. In most states, a security interest in a motor vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

         Unless otherwise specified in the related prospectus supplement, the seller will be obligated to have taken all actions necessary under the laws of the state in which the financed vehicle is located to perfect its security interest in the financed vehicle securing the related receivable purchased by it from a dealer or lender, including, where applicable, by having a notation of its lien recorded on the vehicle's certificate of title or, if appropriate, by perfecting its security interest in the related financed vehicles under the UCC. Because the servicer will continue to service the receivables, the obligors on the receivables will not be notified of the sales from the seller to the depositor or from the depositor to the trust, and no action will be taken to record the transfer of the security interest from the seller to the depositor or from the depositor to the trust by amendment of the certificates of title for the financed vehicles or otherwise.

         Each receivables purchase agreement will provide that the seller will assign to the depositor its interests in the financed vehicles securing the receivables assigned by that seller to the depositor. With respect to each trust, the related sale and servicing agreement or pooling and servicing agreement will provide that the depositor will assign its interests in the financed vehicles securing the related receivables to the trust. However, because of the administrative burden and expense, none of the seller, the depositor, the servicer or the related trustee will amend any certificate of title to identify either the depositor or the trust as the new secured party on the certificate of title relating to a financed vehicle nor will any entity execute and file any transfer instrument. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificates of title and the new secured party succeeds to the seller's rights as the secured party as against creditors of the obligor. In some states, in the absence of such endorsement and delivery, neither the indenture trustee nor the trustee may have a perfected security interest in the financed vehicle. However, UCC financing statements with respect to the transfer to the depositor of the seller's security interest in the financed vehicles and the transfer to the trust of the depositor's security interest in the financed vehicles will be filed. In addition, the servicer or the custodian will continue to hold any certificates of title relating to the financed vehicles in its possession as custodian for the trustee in accordance with the sale and servicing agreement or pooling and servicing agreement, as applicable.

         In most states, assignments like those under the receivables purchase agreement and the sale and servicing agreement or pooling and servicing agreement, as applicable, are an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In those states, although re-registration of the vehicle is not necessary to convey a perfected security interest in the financed vehicles to the trust, because the trust will not be listed as legal owner on the certificates of title to the financed vehicles, its security interest could be defeated through fraud or negligence. Moreover, in other states, in the absence of an amendment and re-registration, a perfected security interest in the financed vehicles may not have been effectively conveyed to the trust. Except in that event, however, in the absence of fraud, forgery or administrative error, the notation of the seller's lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers of a financed vehicle or subsequent creditors who take a security interest in a financed vehicle. In the receivables purchase agreement, the seller will represent and warrant to the depositor, who will in turn assign its rights under that agreement to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, that all action necessary for the seller to obtain a perfected security interest in each financed vehicle has been taken. If there are any financed vehicles as to which the seller failed to obtain a first perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of, and holders of these financed vehicles. The failure, however, would constitute a breach of the seller's representations and warranties under the receivables purchase agreement and the depositor's representations and warranties under the sale and servicing agreement or pooling and servicing agreement, as applicable. Accordingly, unless the breach was cured, the related seller would be required to repurchase the related receivable from the trust.

         Under the laws of most states, a perfected security interest in a vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers the vehicle in the new state. A majority of states require surrender of the related certificate of title to re-register a vehicle. In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sale contract to surrender possession of the certificate of title. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the obligor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the receivables, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a financed vehicle, the servicer must surrender possession of the certificate of title or will receive notice as a result of its lien and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under the sale and servicing agreement or pooling and servicing agreement, as applicable, the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the financed vehicles.

         Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a first perfected security interest in the vehicle. The Internal Revenue Code also grants priority to some federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. The seller will represent and warrant in the receivables purchase agreement to the depositor, who will in turn assign its rights under the representation and warranty to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, that, as of the closing date, the security interest in each financed vehicle is prior to all other present liens upon and security interests in the financed vehicle. However, liens for repairs or taxes could arise at any time during the term of a receivable. No notice will be given to the trustees or securityholders in the event a lien or confiscation arises and any lien or confiscation arising after the closing date would not give rise to the seller's repurchase obligation.

         ENFORCEMENT OF SECURITY INTERESTS IN FINANCED VEHICLES

         The servicer on behalf of each trust may take action to enforce its security interest by repossession and resale of the financed vehicles securing the trust's receivables. The actual repossession may be contracted out to third party contractors. Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan by voluntary surrender, "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. In addition, the UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees or in some states, by payment of delinquent installments or the unpaid balance.

         The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. In addition, the applicable state law may permit the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC or other applicable law. Also, prior to a sale, the debtor or other interested person may prevent the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC or other applicable law. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectable.

         Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

         CERTAIN BANKRUPTCY CONSIDERATIONS

         The depositor and the seller will take steps in structuring the transactions contemplated hereby so that the transfer of the receivables from the seller to the depositor and from the depositor to the trust constitutes a sale, rather than a pledge of the receivables to secure indebtedness of the seller or the depositor, as the case may be. However, if the seller or the depositor were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the seller or the depositor, as the case may be, as debtor-in-possession, may argue that the sale of the receivables by the seller or the depositor, as the case may be, was a pledge of the receivables rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distribution to the securityholders.

         CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Military Reservist Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sale acts, retail installment sales acts and other similar laws. Also, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the indenture trustee to enforce consumer finance contracts such as the receivables.

         The so-called "Holder-in-Due-Course Rule" of the Federal Trade Commission has the effect of subjecting a seller, and related lenders and their assignees, in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The Holder-in-Due-Course Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.

         Most of the receivables will be subject to the requirements of the Holder-in-Due-Course Rule. Accordingly, the trust, as holder of the receivables, will be subject to any claims or defenses that the purchaser of a financed vehicle may assert against the seller of the financed vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable.

         If an obligor were successful in asserting any such claim or defense as described in the two immediately preceding paragraphs, the claim or defense would constitute a breach of a representation and warranty under the receivables purchase agreement and the sale and servicing agreement or the pooling and serving agreement, as applicable, and would create an obligation of the seller to repurchase the receivable unless the breach were cured.

         Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

         In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protection of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

         Under each receivables purchase agreement, the seller will warrant to the depositor, who will in turn assign its rights under the warranty to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trust for violation of any law and that claim materially and adversely affects the trust's interest in a receivable, the violation would constitute a breach of the warranties of the seller under the receivables purchase agreement and would create an obligation of the seller to repurchase the receivable unless the breach is cured.

         OTHER MATTERS

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

         Under the terms of the Soldiers' and Sailors' Relief Act of 1940, an obligor who enters the military service after the origination of that obligor's receivable (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor's receivable and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of that obligor's active duty status, unless a court orders otherwise upon application of the lender. In addition, some states, including California, allow members of its national guard to extend payments on any contract obligation if called into active service by the Governor for a period exceeding seven days. It is possible that the foregoing could have an effect on the ability of the servicer to collect the full amount of interest owing on some of the receivables. In addition, both the Soldiers' and Sailors' Relief Act and the laws of some states, including California, New York and New Jersey, imposes limitations that would impair the ability of the servicer to repossess an obligor's vehicle during the obligor's period of active duty status. Thus, if that receivable goes into default, there may be delays and losses occasioned by the inability to exercise the trust's rights with respect to the receivable and the related vehicle in a timely fashion.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of material federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. We suggest that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

         The following summary is based upon current provisions of the Internal Revenue Code, the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of Sidley Austin Brown & Wood LLP, as federal tax counsel to each trust, regarding federal income tax matters discussed below. A legal opinion, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each trust and the notes, certificates and related terms, parties and documents applicable to the trust.

         Sidley Austin Brown & Wood LLP, as federal tax counsel to each trust, is of the opinion that:

           o Unless the prospectus supplement specifies that the related trust will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable agreement,

                  (1) the securities so designated will be considered indebtedness for federal income tax purposes and

                  (2) the trust will not be considered to be an association or a publicly traded partnership taxable as a corporation.

           o If the prospectus supplement indicates that the related trust will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable agreement,

                  (1) the trust will be considered to be a grantor trust under Subpart E, Part 1 of Subchapter J of the Internal Revenue Code and will not be considered to be an association or publicly traded partnership taxable as a corporation and

                  (2) a holder of the related securities will be treated for federal income tax purposes as the owner of a pro rata undivided interest in the assets included in the trust.

            o Therefore, in either case, the trust will not be subject to an entity level tax for federal income tax purposes.

         Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the IRS or any third party.

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

TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

               Tax Characterization of the Trust as a Partnership

         In the opinion of Sidley Austin Brown & Wood LLP, as federal tax counsel to each trust, a trust for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Therefore, the trust itself will not be subject to tax for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

         If a trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income on the receivables and may possibly be reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax that is unpaid by the trust.

                    Tax Consequences to Holders of the Notes

         Treatment of the Notes as Indebtedness. The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. In the opinion of Sidley Austin Brown & Wood LLP, except as otherwise provided in the related prospectus supplement, the notes will be classified as debt for federal income tax purposes. The discussion below assumes that this characterization is correct.

         Original Issue Discount, etc. The discussion below assumes that all payments on the notes are denominated in United States dollars, that principal and interest is payable on the notes and that the notes are not indexed securities or are entitled to principal or interest payments with disproportionate, nominal or no payments. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the original issue discount regulations relating to original issue discount, and that any original issue discount on the notes, i.e., any excess of the principal amount of the notes over their issue price, does not exceed a de minimis amount, i.e., 1/4% of their principal amount multiplied by the number of full years included in their term, all within the meaning of the original issue discount regulations. If these conditions are not satisfied with respect to the notes, additional tax considerations with respect to the notes will be provided in the applicable prospectus supplement.

         Interest Income on the Notes. Based on the foregoing assumptions, except as discussed in the following paragraph, the notes will not be considered issued with original issue discount. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's regular method of tax accounting. Under the original issue discount regulations, a holder of a note issued with a de minimis amount of original issue discount must include any original issue discount in income, on a pro rata basis, as principal payments are made on the note. A purchaser who buys a note for more or less than its


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

principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Internal Revenue Code.

         A holder of a Short-Term Note may be subject to special rules. An accrual basis holder of a Short-Term Note, and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Internal Revenue Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Internal Revenue Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

         Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, original issue discount and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any capital gain recognized upon a sale, exchange or other disposition of a note will be long-term capital gain if the seller's holding period is more than one year and will be short-term capital gain if the seller's holding period is one year or less. The deductibility of capital losses is subject to certain limitations. We suggest that prospective investors consult with their own tax advisors concerning the United States federal tax consequences of the sale, exchange or other disposition of a note.

         Foreign Holders. Interest payments made, or accrued, to a noteholder who is a Foreign Person generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a "10 percent shareholder" of the trust or the depositor (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the Internal Revenue Code and (ii) provides the indenture trustee or other person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement, on IRS Form W-8 BEN or a similar form, signed under penalty of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing the Foreign Person's name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by IRS Form W-8 BEN or substitute form provided by the Foreign Person that owns the note. If such interest is not portfolio interest, then it will be subject to withholding tax at a rate of 30%, unless the Foreign Person provides a properly executed (i) IRS Form W-8 BEN claiming an exemption from or reduction in withholding under the benefit of a tax treaty or
(ii) an IRS Form W-8 ECI stating that interest paid is not subject to withholding tax because it is effectively connected with the Foreign Person's conduct of a trade or business in the United States. If the interest is effectively connected income, the Foreign Person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on that interest at graduated rates.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and does not otherwise have a "tax home" within the United States.

         Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalty of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to backup withhold a certain portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of Sidley Austin Brown & Wood LLP, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of Sidley Austin Brown & Wood LLP, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Treatment of the notes as equity interests in such a partnership would probably be treated as guaranteed payments, which could result in adverse tax consequences to certain holders. For example, income to certain tax-exempt entities, including pension funds, would be "unrelated business taxable income", income to foreign holders generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.

                 Tax Consequences to Holders of the Certificates

         Treatment of the Trust as a Partnership. The depositor will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders, including the seller in its capacity as recipient of distributions from any reserve fund, and the notes being debt of the related partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the depositor and the seller is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A Variety of Alternative Characterizations are Possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the depositor or the trust. That characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. See "Tax Consequences to Holder of the Notes" above. The following discussion assumes that the certificates represent equity interests in a partnership.

         Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in United States dollars, principal and interest are distributed on the certificates, a series of securities includes a single class of certificates and that the certificates are not indexed securities or are entitled to principal or interest payments with disproportionate, nominal or no payments. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

         Partnership Taxation. As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of receivables. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

         The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury regulations and the partnership agreement, in this case, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of:

               (i) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the applicable pass-through or certificate rate for that month and interest on amounts previously due on the certificates but not yet distributed;

               (ii) any trust income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

               (iii) prepayment premium payable to the certificateholders for that month; and

               (iv) any other amounts of income payable to the certificateholders for that month.

         That allocation will be reduced by any amortization by the trust of premium on receivables that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through or certificate rate plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of these amounts. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay these taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust. See "Material Federal Income Tax Consequences--Trusts for Which a Partnership Election is Made--Allocations Between Transferors and Transferees".

         All of the taxable income allocated to a certificateholder that is a pension, profit sharing or Plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to the holder under the Internal Revenue Code.

         An individual taxpayer's share of expenses of the trust (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust.

         The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that these calculations be made separately for each receivable, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

         Discount and Premium. Unless otherwise indicated in the applicable prospectus supplement, the seller will represent that the receivables were not issued with original issue discount, and, therefore, the trust should not have original issue discount income. However, the purchase price paid by the trust for the receivables may be greater or less than the remaining


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

principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

         If the trust acquires the receivables at a market discount or premium, the trust will elect to include that discount in income currently as it accrues over the life of the receivables or to offset that premium against interest income on the receivables. As indicated above, a portion of that market discount income or premium deduction may be allocated to certificateholders.

         Section 708 Termination. Under Section 708 of the Internal Revenue Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued on May 9, 1997, if such a termination occurs, the trust will be considered to have contributed the assets consisting of the old partnership to a new partnership in exchange for interests in the partnership. The interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust income (includable in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to these special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the certificates.

         Allocations Between Transferors and Transferees. In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, a holder purchasing




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


certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

         The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust might be reallocated among the certificateholders. The depositor is authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a certificateholder sells its certificates at a profit or loss, the purchasing certificateholder will have a higher or lower basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust were to file an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make that election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for the certificates.

         Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the certificates.

         Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Internal Revenue Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (a) the name, address and identification number of the person, (b) whether the person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act, is not required to furnish this information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

         The depositor will be designated as the tax matters partner in the related trust agreement or pooling and servicing agreement and, therefore, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust would be engaged in a trade or business in the United States for these purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Internal Revenue Code, as if the income were effectively connected to a United States trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a holder's withholding status, the trust may rely on IRS Form W-8 BEN, Internal Revenue Code Form W-9 or the holder's certification of nonforeign status signed under penalty of perjury.

         Each foreign holder might be required to file a United States individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust on IRS Form W-8 BEN, or substantially identical form, in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust, taking the position that no taxes were due because the trust was not engaged in a United States trade or business. However, interest payments made, or accrued, to a certificateholder who is a Foreign Person generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest". As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

 TRUSTS IN WHICH ALL CERTIFICATES ARE RETAINED BY THE SELLER OR AN AFFILIATE OF THE SELLER

                  Tax Characterization of the Trust

         In the opinion of Sidley Austin Brown & Wood LLP, as federal tax counsel to each trust, a trust which issues one or more classes of notes to investors and all the certificates of which are retained by the seller or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Therefore, the trust itself will not be subject to tax for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the trust will constitute a mere security arrangement for the issuance of debt by the single certificateholder.

         Treatment of the Notes as Indebtedness. The seller will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. In the opinion of Sidley Austin Brown & Wood LLP, except as otherwise provided in the related prospectus supplement, the notes will be classified as debt for federal income tax purposes. Assuming this characterization of the notes is correct, the federal income tax consequences to noteholders described above under "Trusts For Which a Partnership Election is Made--Tax Consequences to Holders of the Notes" would apply to the noteholders.

         If, contrary to the opinion of Sidley Austin Brown & Wood LLP, the IRS successfully asserted that one or more classes of notes did not represent debt for federal income tax purposes, this class or classes of notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and more likely in the view of Sidley Austin Brown & Wood LLP, the trust would most likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of notes as equity interests in a partnership could have adverse tax consequences to certain holders of the notes. For example, income to certain tax-exempt entities, including pension funds, would be "unrelated business taxable income", income to foreign holders may be subject to United States withholding tax and United States tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. In the event one or more classes of notes were treated as interests in a partnership, the consequences governing the certificates as equity interests in a partnership described above under "Trusts For Which a Partnership Election is Made--Tax Consequences to Holders of the Certificates" would apply to the holders of the notes.


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

                  TRUSTS TREATED AS GRANTOR TRUSTS

                  Tax Characterization of the Trust as a Grantor Trust

         If a partnership election is not made, Sidley Austin Brown & Wood LLP, as federal tax counsel to each trust, is of the opinion that the trust will not be classified as an association taxable as a corporation and that the trust will be classified as a grantor trust under subpart E, part 1, subchapter J, chapter 1 of subtitle A of the Internal Revenue Code. Therefore, the trust itself will not be subject to tax for federal income tax purposes. In this case, Grantor Trust Certificateholders will be treated for federal income tax purposes as owners of a portion of the trust's assets as described below.

         Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the receivables in the trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with the Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the receivables in the trust represented by Grantor Trust Certificates, including interest, original interest discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Sections 162 or 212, each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other
Section 212 expenses exceed two percent of its adjusted gross income. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over that amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. Further, Grantor Trust Certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the servicer, whichever is earlier. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of that excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the receivables. The receivables would then be subject to the "stripped bond" rules of the Internal Revenue Code discussed below.

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

         Stripped Bonds. If the servicing fees on the receivables are deemed to exceed reasonable servicing compensation, based on recent guidance by the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under the recently issued Section 1286 Treasury Regulations, if the discount on a stripped bond is larger than a de minimis amount, as calculated for purposes of the original issue discount rules of the Internal Revenue Code, the stripped bond will be considered to have been issued with original issue discount. See "Original Issue Discount". The original issue discount on a Grantor Trust Certificate will be the excess of the Grantor Trust Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Certificate as to any purchaser will be equal to the price paid by the purchaser of the Grantor Trust Certificate. The stated redemption price of a Grantor Trust Certificate will be the sum of all payments to be made on the Grantor Trust Certificate other than "qualified stated interest", if any. Based on the preamble to the Section 1286 Treasury Regulations, Sidley Austin Brown & Wood LLP is of the opinion that, although the matter is not entirely clear, the interest income on the certificates at the sum of the pass through rate and the portion of the servicing fee rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and that income will be so treated in the trustee's tax information reporting. Notice will be given in the applicable pricing supplement when it is determined that Grantor Trust Certificates will be issued with greater than de minimis original issue discount.

         Original Issue Discount on Stripped Bonds. If the stripped bonds have more than a de minimis amount of original issue discount, the special rules of the Internal Revenue Code relating to "original issue discount", currently Internal Revenue Code Sections 1271 through 1273 and 1275, will be applicable to a Grantor Trust Certificateholder's interest in those receivables treated as stripped bonds. Generally, a Grantor Trust Certificateholder that acquires an interest in a stripped bond issued or acquired with original issue discount must include in gross income the sum of the "daily portions", as defined below, of the original issue discount on that stripped bond for each day on which it owns a certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of original issue discount with respect to a stripped bond generally would be determined as follows. A calculation will be made of the portion of original issue discount that accrues on the stripped bond during each successive monthly accrual period, or shorter period in respect of the date of original issue or the final distribution date. This will be done, in the case of each full monthly accrual period, by adding (1) the present value of all remaining payments to be received on the stripped bond under the prepayment assumption used in respect of the stripped bonds and (2) any payments received during that accrual period, and subtracting from that total the "adjusted issue price" of the stripped bond at the beginning of that accrual period. No representation is made that the stripped bonds will prepay at any prepayment assumption. The "adjusted issue price" of a stripped bond at the beginning of the first accrual period is its issue price, as determined for purposes of the original issue discount rules of the Internal Revenue Code, and the "adjusted issue price" of a stripped bond at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment, other than "qualified stated interest", made at the end of or during that accrual period. The original issue discount accruing during that accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under either an exact or approximate method set forth in the original issue discount regulations, or some other reasonable method, provided that the method is consistent with the method used to determine the yield to maturity of the stripped bonds.

         With respect to stripped bonds, the method of calculating original issue discount as described above will cause the accrual of original issue discount to either increase or decrease, but never below zero, in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the stripped bonds. We suggest that subsequent purchasers that purchase stripped bonds at more than a de minimis discount consult their tax advisors with respect to the proper method to accrue the original issue discount.

         Market Discount if Stripped Bond Rules Do Not Apply. A Grantor Trust Certificateholder that acquires an undivided interest in receivables may be subject to the market discount rules of Internal Revenue Code Sections 1276 through 1278 to the extent an undivided interest in a receivable is considered to have been purchased at a "market discount". Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the receivable allocable to the holder's undivided interest over the holder's tax basis in the interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, we suggest that investors consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Internal Revenue Code Sections 1276 through 1278.

         The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Internal Revenue Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with original issue discount, the amount of market discount that accrues during any accrual period would be equal to the product of (1) the total remaining market discount and (2) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period. For Grantor Trust Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (1) the total remaining market discount and
(2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments, such as the Grantor Trust Certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing the instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

         A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includable in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to the holder's undivided interest in each receivable based on each receivable's relative fair market value, so that the holder's undivided interest in each receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in receivables at a premium may elect to amortize the premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on the Grantor Trust Certificate. The basis for the Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Internal Revenue Code Section 171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Certificateholder acquires during the year of the election or thereafter.

         If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of the receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to the receivable. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         On December 30, 1997 the IRS issued final regulations dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Internal Revenue Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. It is recommended that prospective purchasers of the certificates consult their tax advisors regarding the possible application of these amortizable bond premium regulations.

         Election to Treat All Interest as Original Issue Discount. The original issue discount regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Grantor Trust Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Certificateholder owns or acquires. See "Premium". The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

         Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. The adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the original issue discount included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. The gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period, currently more than 12 months.

         Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which the section applies will be treated as ordinary income or loss.

         Non-United States Persons. Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying receivables that were issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to (i) an owner that is not a United States Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a United States Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the owner on the sale or exchange of a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, these payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in receivables issued after July 18, 1984, by natural persons if the Grantor Trust Certificateholder complies with certain identification requirements, including delivery of a statement, signed by the Grantor Trust Certificateholder under penalty of perjury, certifying that the Grantor Trust Certificateholder is not a United States Person and providing the name and address of the Grantor Trust Certificateholder. Additional restrictions apply to receivables of where the obligor is not a natural person in order to qualify for the Exemption from withholding.

         Information Reporting and Backup Withholding. The servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during the year, the information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

                         CERTAIN STATE TAX CONSEQUENCES

         The activities of servicing and collecting the receivables will be undertaken by the servicer. Because of the variation in each state's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of notes and certificates in all of the state taxing jurisdictions in which they are already subject to tax. We suggest that noteholders and certificateholders consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of notes and certificates.

                                    * * * * *

         THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. WE SUGGEST THAT PROSPECTIVE PURCHASERS CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended and Section 4975 of the Internal Revenue Code prohibit a pension, profit sharing or other employee benefit or other plan (such as an individual retirement account and certain types of Keogh plans) that is subject to Title I of ERISA or to Section 4975 of the Internal Revenue Code from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to the plan. Certain governmental plans (as defined in Section 3(32) of ERISA) and if no election has been made under section 410(d) of the Code, Church Plans (as defined in Section 3(33) of ERISA), although not subject to ERISA or the Internal Revenue Code, are subject to Similar Law that imposes similar requirements. Such plans subject to ERISA, section 4975, or Similar Law are referred to in this Prospectus as "Plans". The acquisition or holding of securities by or on behalf of or with Plan assets of a Plan could give rise to a prohibited transaction if the issuer, the underwriter, the seller or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Internal Revenue Code or under Similar Law for these persons.

         Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities--for example:

            o Prohibited Transaction Class Exemption 96-23, which exempts certain transactions effected by an "in-house asset manager";

            o Prohibited Transaction Class Exemption 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

            o Prohibited Transaction Class Exemption 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

            o Prohibited Transaction Class Exemption 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or

            o Prohibited Transaction Class Exemption 84-14, which exempts certain transactions effected by a "qualified professional asset manager".

         There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in the operation of a trust if, as described below, the assets of the trust were considered to include plan assets.

         ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan. Plan fiduciaries must determine whether the acquisition and holding of securities and the operations of the trust would result in prohibited transactions if Plans that purchase the securities were deemed to own an interest in the underlying assets of the trust under the rules discussed below. There may also be an improper delegation of the responsibility to manage plan assets if Plans that purchase the securities are deemed to own an interest in the underlying assets of the trust.

         The Department of Labor issued regulations (Labor Regulation Section 2510.3-101) concerning the definition of what constitutes the assets of a plan. This regulation is referred to in this prospectus as the "Plan Assets Regulation".

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

         The Plan Assets Regulation provides that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a "publicly-offered security", or if equity participation by "benefit plan investors" is not "significant". In general, a publicly-offered security, as defined in the Plan Assets Regulation, is a security that is widely held, freely transferable and registered under the Exchange Act. Equity participation in an entity by "benefit plan investors" is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by benefit plan investors, which include benefit plans described in ERISA or under Section 4975 of the Internal Revenue Code, whether or not they are subject to ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan's investment in the entity.

                  If no exception under the Plan Assets Regulation applies and if a Plan (or a person investing assets of a Plan, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust could be considered to be assets of the Plan. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to the issuer's assets could be deemed to be Parties in Interest with respect to investing Plans; this would subject the master servicer and such other persons to the fiduciary responsibility provisions of Title I of ERISA to the extent that they exercised discretionary control of Plan assets, and to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code with respect to transactions involving the issuer's assets. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment in an equity interest issued by the trust to a Plan might be a prohibited transaction under ERISA and subject to an excise tax under Section 4975 of the Internal Revenue Code, and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

         As a result, except in the case of certificates with respect to which the Exemption is available (as described below) and certificates which are "publicly-offered securities" or in which there will be no significant investment by Benefit Plan Investors, certificates generally shall not be transferred and the trustee shall not register any proposed transfer of certificates unless it receives:

           o a representation substantially to the effect that the proposed transferee is not a Plan and is not acquiring the certificates on behalf of or with the assets of a Plan, including assets that may be held in an insurance company's separate or general accounts where assets in the accounts may be deemed "plan assets" for purposes of ERISA, or

           o an opinion of counsel in form and substance satisfactory to the trustee and the seller, which opinion shall not be at the expense of the trustee or the seller, that the purchase or holding of the certificates by or on behalf of a Plan will not constitute a prohibited transaction and will not result in the assets of the trust being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and the Internal Revenue Code or any similar federal, state or local law or subject any trustee or the seller to any obligation in addition to those undertaken in the trust agreement or the pooling and servicing agreement, as applicable.

         Transfer of certificates which would be eligible for coverage under the Exemption if they met the rating requirements of the Exemption may also be registered if the transferee is an "insurance company general account" that represents that its acquisition and holding of the certificates are eligible for exemption under Parts I and III of Prohibited Transaction Class Exemption 95-60.

         Unless otherwise specified in the related prospectus supplement, the notes may be purchased by a Plan. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Moreover, any person considering an investment in the notes on behalf of or with assets of a Plan should consult with counsel if the depositor, the seller, an underwriter, the indenture trustee, the trustee or any of their affiliates

           o has investment or administrative discretion with respect to that Plan's assets,

           o has authority or responsibility to give, or regularly gives, investment advice with respect to that Plan's assets for a fee and pursuant to an agreement or understanding that the advice

                          --will serve as a primary basis for investment
                            decisions with respect to that Plan's assets and

                          --will be based on the particular investment needs
                            for that Plan or

            o     is an employer maintaining or contributing to that Plan.

         A fiduciary of a Plan considering the purchase of securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

         UNDERWRITER EXEMPTION

         On September 6, 1990 the DOL issued to Morgan Stanley & Co. Incorporated an underwriter exemption (PTE 90-24, Application No. D-8019, 55 Fed. Reg. 20542 (1990)) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code with respect to the initial purchase, holding and subsequent resale by Plans of "securities" that are obligations of an issuer containing certain receivables, loans and other obligations, with respect to which Morgan Stanley & Co. is the underwriter, manager or co-manager of an underwriting syndicate. The Exemption, which was amended and expanded by PTE 97-34, Applications No. D-10245 and D-10246, 62 Fed. Reg. 39021 (1997), PTE
2000-58, Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41,
Application No. A-11077, 67 Fed. Reg. 54487 (2002), provides relief which is generally similar to that provided by PTE 83-1, but is broader in several respects.

         The Exemption contains a number of requirements. It does not apply to any investment pool unless, among other things, the investment pool satisfies the following conditions:

         o the investment pool consists only of assets of a type which have been included in other investment pools;

         o securities evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of securities pursuant to the exemption; and

         o securities in such other investment pools have been rated in one of the three (or four, if the investment pool contains certain types of assets) highest generic rating categories by one of the credit rating agencies noted below.

         The Exemption sets forth general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder. Generally, the Exemption holds that the acquisition of the securities by a Plan must be on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Exemption requires that the rights and interests evidenced by the securities not be "subordinated" to the rights and interests evidenced by other securities of the same trust, except when the trust holds certain types of assets. The Exemption requires that securities acquired by a Plan have received a rating at the time of their acquisition that is in one of the three (or four, if the trust holds certain types of assets) highest generic rating categories of Standard & Poor's Ratings Services, Moody's Investors Service, Inc. or Fitch Ratings, Inc. The Exemption specifies that the pool trustee must not be an affiliate of any other member of the "Restricted Group" (defined below), other than the underwriter. The Exemption stipulates that any Plan investing in the securities must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act. Finally, the Exemption requires that, depending on the type of issuer, the documents establishing the issuer and governing the transaction contain certain provisions to protect the assets of the issuer, and that the issuer receive certain legal opinions.

         If an issuer holds obligations that have high loan-to-value ratios, the Exemption may apply to the issuer's non-subordinated securities rated in one of the two highest generic rating categories by at least one of the rating agencies named in the Exemption if both of the following conditions are met:

         o        the obligations are residential or home equity loans, and

         o the fair market value of the real property collateral securing the loan on the closing date is at least 80% of the sum of the outstanding principal balance of the loan held in the investment pool and the outstanding principal balance of any other loan of higher lien priority secured by the same real property collateral.

         Moreover, the Exemption generally provides relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

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

         o in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group;

         o the fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the issuer;

         o the Plans' investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and

         o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

         The Exemption provides only limited relief to Plans sponsored by the "Restricted Group", which consists of the seller, the underwriter, the trustee, the master servicer, any servicer, any counterparty of a permitted swap or notional principal contract or any insurer with respect to the mortgage loans, any obligor with respect to mortgage loans included in the investment pool constituting more than 5% of the aggregate principal balance of the assets in the investment pool, or any affiliate of those parties.

         If pre-funding is anticipated, the Exemption extends exemptive relief to securities issued in transactions using pre-funding accounts, whereby a portion of the loans backing the securities are transferred to the trust fund within a specified period following the closing date (the "DOL Pre-Funding Period").

         o First, the ratio of the amount allocated to the pre-funding account to the total principal amount of the Securities being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%).

         o Second, all loans transferred after the closing date (the "Additional Loans") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the Exemption rating agency.

         o Third, the transfer of such Additional Loans to the trust fund during the DOL Pre-Funding Period must not result in the securities receiving a lower credit rating from the Exemption rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

         o Fourth, solely as a result of the use of the pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the loans which were transferred to the trust fund on the closing date.

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


         o Fifth, either: (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the depositor; or (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Exemption rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the prospectus or related prospectus supplement or agreement.

         o Sixth, the DOL Pre-Funding Period must generally end no later than three months or 90 days after the closing date.

         o Seventh, amounts transferred to any Pre-Funding Account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption rating agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Exemption rating agency.

         o        Eighth, certain disclosure requirements must be met.

         The Exemption, as amended, extends exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain an interest rate swap, provided the swap satisfies certain requirements and the other requirements of the Exemption are met. Among other requirements, the counterparty to the swap must maintain ratings at certain levels from Exemption rating agencies, and the documentation for the swap must provide for certain remedies if the rating declines. The swap must be an interest rate swap denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria. Securities of any class affected by the swap may be sold to Plan investors only if they are "qualified plan investors" that satisfy several requirements relating to their ability to understand the terms of the swap and the effects of the swap on the risks associated with an investment in the security.

         The rating of a security may change. If a class of securities no longer satisfies the applicable rating requirement of the underwriter exemption, securities of that class will no longer be eligible for relief under the underwriter exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had an appropriate rating would not be required by the underwriter exemption to dispose of it).

         The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that the exemption will apply.

         In the case of certain types of securities, transfer of the securities will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel or a certification, which opinion of counsel or certification will not be at the expense of the trustee or depositor, satisfactory to the trustee and the depositor that the purchase of the securities by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law, will not give rise to a non-exempt prohibited transaction and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the operative agreements.

              Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with their counsel concerning the impact of ERISA and the Code, the applicability of the Exemption or any other available exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         SPECIAL CONSIDERATIONS APPLICABLE TO INSURANCE COMPANY GENERAL ACCOUNTS

         The Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code. Under
Section 401(c), the Department of Labor published general account regulations on January 5, 2000 providing guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code. The general account regulations do not exempt from treatment as "plan assets" assets in an insurance company's general account that support insurance policies issued to Plans after December 31, 1998. Section 401(c) and the general account regulations also provide that, except in the case of avoidance of the general account regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until July 5, 2001, the date that is 18 months after the general account regulations became final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the assets of any Plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account. Plan investors considering the purchase of securities on behalf of an insurance company general account should consult their legal advisors regarding the effect of the general account regulations on the purchase. The general account regulations should not, however, adversely affect the applicability of Prohibited Transaction Class Exemption 95-60.

                             METHOD OF DISTRIBUTION

         The securities offered by this prospectus and by the related prospectus supplement will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the securities will be distributed in a firm commitment underwriting, under the terms and conditions of the underwriting agreement, by Morgan Stanley

& Co. Incorporated, an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in the underwriting agreement. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of securities, underwriters may receive compensation from the depositor or from purchasers of securities in the form of discounts, concessions or commissions. The prospectus supplement will describe the nature and amount of the compensation paid to the underwriters for each class of securities offered and in total.

         Alternatively, the prospectus supplement may specify that securities will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase. If Morgan Stanley acts as agent in the sale of securities, Morgan Stanley will receive a selling commission with respect to those securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of those securities as of the cut-off date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley elects to purchase securities as principal, Morgan Stanley may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

         If an underwriter for a series of securities is or may be viewed as an affiliate of the trust issuing the securities, that underwriter will be so identified in the related prospectus supplement. In that event, that underwriter may use the related prospectus supplement, as attached to this prospectus, in connection with offers and sales related to market making transactions in the related securities. That underwriter may act as principal or agent in those transactions. Those transactions will be at prices related to prevailing market prices at the time of sale.

         The depositor will indemnify Morgan Stanley and any other underwriters against civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley and any other underwriters may be required to make in respect of those civil liabilities.

         The securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to the reoffer or sale.

         As to each series of securities, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus and the related prospectus supplement. Any non-investment grade class may be initially retained by the depositor, and may be sold by the depositor at any time in private transactions.

                                 LEGAL OPINIONS

         Certain legal matters relating to the securities of any series, including certain federal income tax matters, have been passed upon for the depositor by Sidley Austin Brown & Wood LLP.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         Morgan Stanley ABS Capital II Inc., as depositor of each trust that will issue securities offered under this prospectus, has filed a registration statement (No. 333-82716) with the SEC under the Securities Act. This prospectus is part of the registration statement but the registration statement includes additional information.

         You may inspect and copy the registration statement at:

            o the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 (telephone 1-800-732-0330), and

            o the SEC's regional offices at Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and at 233 Broadway, New York, New York 10279.

         Also, the SEC maintains a web site at http://www.sec.gov at which reports and other information including all filings under the SEC's electronic filing system, known as "EDGAR," may be viewed.

         Each offering of securities by a trust under this prospectus will create an obligation to file with the SEC periodic reports for that trust under the Securities Exchange Act of 1934. Those reports will be filed under the name of the trust that issued the related series of securities. The depositor intends that those reports will be filed only for the duration of the required reporting period prescribed by the SEC. The depositor expects that for each offering the required reporting period will last only to the end of calendar year in which the related series of securities were issued. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities, through its web site, or by contacting the depositor at the address and telephone number set forth under "The Depositor" in this prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows information filed with it regarding the depositor or each trust to be incorporated by reference into this prospectus. This means that the depositor and each trust can disclose important information to you by referring to those reports. Information filed with the SEC that is incorporated by reference into this prospectus is considered part of this prospectus and automatically updates and supercedes the information in this prospectus and the related prospectus supplement. All documents filed with the SEC by or an behalf of each trust prior to the termination of the offering of the securities issued by that trust will be incorporated by reference into this prospectus. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities or through its web site. See "Where You Can Find More Information" for information on where you can obtain these reports.

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


                                GLOSSARY OF TERMS

         Set forth below is a list of the defined terms used in this prospectus, which, except as otherwise noted in a prospectus supplement, are also used in the prospectus supplement.

         "ACTUARIAL RECEIVABLES" means receivables which provide for amortization of the loan over a series of fixed level payment monthly installments consisting of an amount of interest equal to 1/12 of the contract rate of interest of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment.

         "ADVANCES" means Precomputed Advances and Simple Interest Advances.

         "BALLOON PAYMENT" means, with respect to a Balloon Payment Receivable, the final payment which is due at the end of the term of the receivable.

         "BALLOON PAYMENT RECEIVABLE" means a receivable that provides for the amortization of the amount financed under the receivable over a series of equal monthly installments with a substantially larger final payment which is due at the end of the term of the receivable.

         "BENEFIT PLAN INVESTOR" means any:

            o "employee benefit plans" (as defined in Section 3(3) of ERISA), whether or not subject to Title I of ERISA, including without limitation governmental plans, foreign pension plans and church plans,

            o "plans" described in Section 4975(e)(1) of the Internal Revenue Code, including individual retirement accounts and Keogh plans or

            o entities whose underlying assets include plan assets by reason of a plan's investment in such entity or otherwise, including without limitation, as applicable, an insurance company general account.

         "CERTIFICATE BALANCE" means with respect to (1) all certificates of a class, an amount equal to, initially, the initial certificate balance of such class of certificates and, thereafter, an amount equal to the initial certificate balance, reduced by all amounts distributed to certificateholders of that class of certificates and allocable to principal or (2) any certificate of a class, an amount equal to, initially, the initial denomination of the certificate and, thereafter, an amount equal to the initial denomination, reduced by all amounts distributed in respect of the certificate and allocable to principal.

         "CLEARSTREAM" means Clearstream Banking, a societe anonyme and a professional depository under the laws of Luxembourg.

         "CLOSING DATE" means that date specified in the prospectus supplement on which the trust issues its securities.

         "COLLECTION PERIOD" means with respect to securities of each trust, the period specified in the related prospectus supplement.

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         "CONTROLLING CLASS" means, with respect to any trust, the senior most class of notes described in the prospectus supplement as long as any notes of that class are outstanding, and thereafter, in order of seniority, each other class of notes, if any, described in the prospectus supplement as long as they are outstanding.

         "CUTOFF DATE" means the "Cutoff Date" specified in the applicable prospectus supplement.

         "DEFAULTED RECEIVABLE" means, unless otherwise specified in the related prospectus supplement, a receivable (i) that the servicer determines is unlikely to be paid in full or (ii) with respect to which at least 10% of a scheduled payment is 90 or more days delinquent as of the end of a calendar month.

         "DEFINITIVE CERTIFICATES" means with respect to any class of certificates issued in book-entry form, certificates issued in fully registered, certificated form to certificateholders or their respective nominees, rather than to DTC or its nominee.

         "DEFINITIVE NOTES" means with respect to any class of notes issued in book-entry form, notes issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee.

         "DEFINITIVE SECURITIES" means the definitive notes and the definitive certificates.

         "DEPOSITORY" means DTC and any successor depository selected by the trust.

         "DISTRIBUTION DATE" means the date specified in each related prospectus supplement for the payment of principal of and interest on the securities.

         "DTC" means The Depository Trust Company and any successor depository selected by the indenture trustee or the trustee, as applicable.

         "ELIGIBLE DEPOSIT ACCOUNT" means either--

            o     a segregated account with an Eligible Institution or

            o a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

         "ELIGIBLE INSTITUTION" means--

            o the corporate trust department of the indenture trustee or the related trustee, as applicable or

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            o     a depository institution organized under the laws of the
                  United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (a) a long-term unsecured debt rating acceptable to the Rating Agencies or (b) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EUROCLEAR" means a professional depository operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation.

         "EVENTS OF DEFAULT" under each indenture will consist of the events specified under "The Indenture--Events of Default".

         "EVENTS OF SERVICING TERMINATION" under each sale and servicing agreement or pooling and servicing agreement will consist of the events specified under "Description of the Receivables Transfer and Servicing Agreements--Events of Servicing Termination".

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXEMPTION" means the exemption granted to Morgan Stanley & Co. Incorporated by Prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20542
(1990), as amended and expanded by PTE 97-34, Applications No. D-10245 and D-10246, 62 Fed. Reg. 39021 (1997), PTE 2000-58, Application No. D-10829, 65
Fed. Reg. 67765 (2000) and PTE 2002-41, Application No. A-11077 67, Fed. Reg.
54487 (2002).

         "EXEMPTION RATING AGENCY" means Standard & Poor's, a division of The McGraw-Hills Companies, Inc., Moody's Investor Services, Inc. and Fitch, Inc.

         "FINANCED VEHICLE" means a new or used automobile, minivan, sport utility vehicle, light duty truck, motorcycle or recreational vehicle financed by a receivable.

         "FOREIGN PERSON" means a nonresident alien, foreign corporation or other non-United States Person.

         "FUNDING PERIOD" means the period specified in the related prospectus supplement during which the seller will sell any Subsequent Receivables to the trust.

         "GRANTOR TRUST CERTIFICATEHOLDERS" means owners of certificates issued by a trust that is treated as a grantor trust.

         "GRANTOR TRUST CERTIFICATES" means certificates issued by a trust that is treated as a grantor trust.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

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         "IRS" means the Internal Revenue Service.

         "PERMITTED INVESTMENTS" means:

            o direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America or its agencies;

            o demand deposits, time deposits, certificates of deposit or bankers' acceptances of certain depository institutions or trust companies having the highest rating from each Rating Agency;

            o commercial paper having, at the time of investment, a rating in the highest rating category from each Rating Agency;

            o investments in money market funds having the highest rating from each Rating Agency;

            o repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies, in either case entered into with a depository institution or trust company having the highest rating from each Rating Agency; and

            o     any other investment acceptable to each Rating Agency.

         Permitted Investments are generally limited to obligations or securities which mature on or before the distribution date in the Collection Period succeeding the Collection Period in which the investment is made.

         "PLAN ASSETS REGULATION" means a regulation, 29 C.F.R. Section 2510.3-101, issued by the Department of Labor.

         "PLANS" means, collectively, employee benefit and other plans subject to ERISA, Section 4975 of the Internal Revenue Code or Similar Law.

         "PRECOMPUTED ADVANCE" means the excess of (i) the scheduled payment on a precomputed receivable, over (ii) the collections of interest on and principal of the respective precomputed receivable with respect to the related Collection Period.

         "PRECOMPUTED RECEIVABLES" means either an actuarial receivable or a rule of 78's receivables.

         "PURCHASE AMOUNT" means a price at which the seller or the servicer must purchase a receivable from a trust, equal to the unpaid principal balance of the receivable plus interest accrued on the receivable at the contract rate of interest borne by the receivable on the last day of the Collection Period as to which the receivable is purchased.

         "RATING AGENCY" means a nationally recognized rating agency providing, at the request of the seller or the depositor, a rating on the securities issued by the applicable trust.

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         "RECEIVABLES TRANSFER AND SERVICING AGREEMENTS" means, collectively, each sale and servicing agreement or pooling and servicing agreement under which a trust will purchase receivables from the depositor and the servicer will agree to service the receivables, each trust agreement, including, in the case of a grantor trust, the pooling and servicing agreement, under which a trust will be created and certificates will be issued and each administration agreement under which the servicer, or such other person named in the related prospectus supplement, will undertake certain administrative duties with respect to a trust that issues notes.

         "RECORD DATE" means the business day immediately preceding the distribution date or, if definitive securities are issued, the last day of the preceding calendar month.

         "RULE OF 78'S RECEIVABLE" means a receivable which provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated at the contract rate of interest for the term of the receivable.

         "SECTION 1286 TREASURY REGULATIONS" means recently issued Treasury regulations under which, if the discount on a stripped bond is larger than a de minimis amount, as calculated for purposes of the original issue discount rules of the Internal Revenue Code, such stripped bond will be considered to have been issued with original issue discount.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SERVICER" means the master servicer, the servicer or the subservicer, as the case may be.

         "SHORT-TERM NOTE" means a note that has a fixed maturity date of not more than one year from the issue date of such note.

         "SIMILAR LAW" means federal, state or local laws that impose requirements similar to ERISA or the Internal Revenue Code.

         "SIMPLE INTEREST ADVANCE" means an amount equal to the amount of interest that would have been due on a Simple Interest Receivable at its contract rate of interest for the related Collection Period, assuming that the Simple Interest Receivable is paid on its due date, minus the amount of interest actually received on the Simple Interest Receivable during the related Collection Period.

         "SIMPLE INTEREST RECEIVABLE" means a receivables that provides for the amortization of the amount financed under the receivable over a series of fixed level payment monthly installments.

         "SUBSEQUENT RECEIVABLES" means additional receivables sold by the seller to the applicable trust during a Funding Period after the closing date.

         "SUBSEQUENT TRANSFER DATE" means each date specified as a transfer date in the related prospectus supplement on which Subsequent Receivables will be sold by the seller to the applicable trust.

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         "UNITED STATES PERSON" generally means a person that is for United
States federal income tax purposes a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.



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